UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Koppers Holdings Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

KOPPERS

NOTICE OF 2025 ANNUAL MEETING & PROXY STATEMENT

KOPPERS HOLDINGS INC.

Leroy M. Ball

Chief Executive Officer

March 28, 2025

Dear Fellow Shareholder:

You are cordially invited to attend the 2025 Annual Meeting of Shareholders of Koppers Holdings Inc. (Koppers). The meeting will be held via a live virtual meeting webcast on Thursday, May 8, 2025, beginning at 10:00 a.m. Eastern Daylight Time.

Purpose of Our Meeting

The purpose of the meeting will be to elect eight directors, to approve our Amended and Restated 2020 Long Term Incentive Plan, to hold an advisory vote on named executive officer compensation and to ratify the audit committee’s appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2025.

This booklet includes the Notice of Annual Meeting and Proxy Statement. The proxy statement describes the business we will conduct at the meeting and provides information about Koppers that you should consider when you vote your shares. Also enclosed is our Annual Report, which includes our consolidated financial statements for 2024.

Your Vote is Important

Your vote is important regardless of how many shares you own, and I urge you to vote your shares. Whether or not you plan to attend the annual meeting, please provide your proxy via Internet, telephone or sign, date and return the proxy card in the enclosed envelope to make sure that your shares are voted at the meeting. Voting your shares by proxy does not limit your right to be present at the virtual annual meeting and vote your shares electronically during the virtual annual meeting.

I appreciate your continued confidence in Koppers.

Sincerely,

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

There will be no in-person annual meeting. The meeting will be held virtually over the Internet and you will be able to attend and participate in the annual meeting online, vote your shares electronically and submit your questions prior to and during the meeting by visiting https://meetnow.global/MYGMUX2. The meeting will begin promptly at 10:00 a.m. Eastern Daylight Time and online access will open 15 minutes prior to allow time to log-in. Please follow these instructions to attend and participate in the annual meeting online:

Registered Shareholders:

If your shares are registered in your name with our transfer agent and you wish to attend the virtual annual meeting, please use the website set forth above and the voter control number that is located on your proxy card to log-in to the meeting at the date and time set forth above.

Beneficial Shareholders (those holding shares through a bank, broker or other holder of record):

If you hold your shares through an intermediary, such as a bank, broker or other holder of record, there are two ways to attend the virtual annual meeting:

1. Use the voter control number provided by your bank, broker or other holder of record: You may receive a voter control number along with the voting instruction form provided by your bank, broker or other holder of record that will enable you to register online to attend, ask questions and vote at the virtual annual meeting. If you receive a voter control number from your bank, broker or other holder of record, in order to attend the virtual annual meeting, please use the website set forth above and the voter control number that you receive from such intermediary to log-in to the meeting at the date and time set forth above.

Please note, however, that this option is intended to be provided as a convenience to beneficial shareholders and will not be available to all beneficial shareholders because only certain intermediaries provide a voter control number along with the voting instruction form. The inability to provide this option to any or all beneficial shareholders in no way impacts the validity of the virtual annual meeting. All beneficial shareholders, including those who do not receive a voter control number from an intermediary, may choose to obtain a legal proxy as set forth below.

2. Obtain a legal proxy: Register in advance to attend the virtual annual meeting by submitting proof of your proxy power (legal proxy) reflecting your Koppers holdings along with your name and email address to Computershare at the email address provided below. You can obtain a legal proxy by contacting your account representative at the bank, broker or other holder of record that holds your shares.

Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m. Eastern Daylight Time on Monday, May 5, 2025. You will receive a confirmation of your registration by email with a voter control number after we receive your valid registration materials. In order to attend the virtual annual meeting, please use the website set forth above and the voter control number that you receive to log-in to the meeting at the date and time set forth above. Requests for registration should be directed to Computershare by forwarding the email from your broker granting you a legal proxy, or attaching a legible photograph of your legal proxy, to legalproxy@computershare.com.

We have designed the virtual annual meeting to provide similar opportunities to participate as you would have at an in-person meeting. In order to maintain the interactive nature of the virtual annual meeting, virtual attendees are able to:

•
Vote using the online meeting website; and
•
Submit questions during the meeting.

How to Cast Your Vote:

You may vote your shares by proxy or electronically during the virtual annual meeting. If you are a shareholder of record, to vote your shares by proxy, you must provide your proxy via one of the following methods:

If you are a beneficial owner, you must complete, sign and date the voting instructions included in the package from your bank, broker or other holder of record and return those instructions to the bank, broker or other holder of record.

Any proxy may be revoked at any time prior to its exercise at the virtual annual meeting.

Record Date:

You can vote if you were a shareholder of record on March 17, 2025.

If the annual meeting is adjourned because of the absence of a quorum, those shareholders entitled to vote who attend the adjourned annual meeting, although constituting less than a quorum as provided herein, shall nevertheless constitute a quorum for the purpose of electing directors. If the annual meeting is adjourned for one or more periods aggregating at least fifteen (15) days because of the absence of a quorum, those shareholders entitled to vote who attend the reconvened annual meeting, if less than a quorum as determined under applicable law, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in this Notice of Annual Meeting of Shareholders.

Admission to the Meeting:

You will not be able to attend the annual meeting in person. To attend the virtual annual meeting, please follow the instructions above.

Your Vote Is Important

Whether or not you plan to attend the meeting, please promptly provide your proxy via Internet, telephone or by completing, dating, signing and returning the accompanying proxy card promptly so that we can be assured of having a quorum present at the meeting and so that your shares may be voted in accordance with your wishes.

Important Notice Regarding the Availability of Proxy

Materials for the Annual Meeting of Shareholders to be Held on May 8, 2025

A complete copy of this proxy statement and our annual report for the year ended December 31, 2024 are also available at www.proxydocs.com/KOP.

By Order of the Board of Directors Stephanie L. Apostolou Chief Legal and Sustainability Officer and Secretary March 28, 2025

2025 Proxy Summary

This 2025 Proxy Summary highlights certain information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider before voting, and we strongly encourage you to carefully read the entire proxy statement before voting.

General Information About This Annual Meeting

Date and Time:	Thursday, May 8, 2025 at 10:00 a.m. Eastern Daylight Time

Location:

There will be no in-person annual meeting. The meeting will be held virtually over the Internet at the following website: https://meetnow.global/MYGMUX2. To participate in the virtual annual meeting, please follow the instructions in the Notice of Annual Meeting of Shareholders above.

Record Date:	March 17, 2025

Voting:	Shareholders as of the record date have one vote for each share held on the record date for each proposal.

Proposals to be Considered and Board Voting Recommendations

Proposal	Board Voting Recommendation	Page Reference

• Elect eight members of the board of directors, each to serve on our board for a one-year term or until their respective successors are duly elected and qualified	FOR each director nominee	1
• Approve our Amended and Restated 2020 Long Term Incentive Plan	FOR	51
• Approve an advisory resolution on our named executive officer compensation	FOR	62
• Ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2025	FOR	63

Board Nominees

Current directors Louis L. Testoni and Stephen R. Tritch will not stand for re-election to the board. Under the retirement age criteria of our corporate governance guidelines, Mr. Testoni and Mr. Tritch are ineligible for re-election at this annual meeting, and they will retire from the board of directors as of the annual meeting date. Following the annual meeting, the size of the board will be reduced to eight members.

				Current Committee Memberships of Director Nominees

Name	Age	Director Since	Independent	Audit(1)	Management Development and Compensation	Nominating and Corporate Governance	Strategy and Risk	Sustainability

Leroy M. Ball	56	2015	No					✓
Xudong Feng, Ph.D.	66	2009	Yes		✓	✓		(Chair)
Traci L. Jensen	58	2018	Yes		✓	✓	✓
David L. Motley	66	2018	Yes	✓		(Chair)	✓
Albert J. Neupaver	74	2009	Yes	✓	✓		(Chair)
Andrew D. Sandifer	55	2023	Yes	✓	✓	✓
Nishan J. Vartanian	65	2024	Yes	✓			✓	✓
Sonja M. Wilkerson	64	2018	Yes		(Chair)	✓		✓

(1)
Mr. Testoni served as chair of the audit committee in 2024 and is expected to continue serving in that role until his retirement from the board. The board anticipates electing Mr. Sandifer to serve as chair of the audit committee effective immediately following the 2025 annual meeting on May 8, 2025.

KOPPERS HOLDINGS INC.	v

2025 Proxy Summary

Board Nominee Skills and Experience Summary

The board believes that a complementary balance of knowledge, experience and capability will best serve the company and its shareholders. The table below summarizes the types of experience, qualifications, attributes and skills the board believes to be desirable because of their particular relevance to the company’s business and structure. In order to attribute various skills, experience levels and other characteristics to the director nominees, the company has followed both objective and subjective criteria, striving first to use objective criteria for each category based on information collected from each director nominee.

Each director nominee is then given an opportunity to comment on their assigned attributes for potential revision. While all of these factors were considered by the board with respect to each director nominee, the following table does not encompass all the experience, qualifications, attributes or skills of our director nominees. More information on each director nominee’s qualifications and background is included in the director nominee biographies beginning on page 3.

Independent		■	■	■	■	■	■	■
Global Experience	■	■	■	■	■	■	■	■
Manufacturing Experience	■	■	■	■	■	■	■	■
CEO Experience	■			■	■		■
Sales & Marketing Experience			■	■	■	■	■
Specialty Chemicals Technical Experience		■	■	■	■
Technology Knowledge/Experience		■		■		■		■
Governance and Legal Experience	■			■	■		■
Enterprise Risk Management/Regulatory/Compliance Experience	■	■	■		■	■
Manufacturing Technology of the Future					■		■
Workforce of the Future			■					■
Wood or Coatings Industry Experience	■	■	■	■		■
Strategy	■		■	■	■	■	■
Innovation		■		■
Mergers and Acquisitions	■		■	■	■	■	■	■

vi	2025 Proxy Statement

2025 Proxy Summary

2024 Performance Highlights1

(1)
The adjustments to earnings before interest, taxes, depreciation and amortization (“EBITDA”) and earnings per share (“EPS”), as well as reconciliations to the most directly comparable generally accepted accounting principles ("GAAP") measures, are set forth in Appendix B of this proxy statement.

Executive Compensation Highlights

We have implemented a strong pay-for-performance compensation program, while striving to pay our executives competitively and align our compensation program with our business strategies. A significant portion of the total compensation of our named executive officers (“NEOs”) is based on performance and at-risk, such that our NEOs receive higher compensation when they exceed our goals and lower compensation when they do not meet our goals.

Our executive compensation program provides a mix of base salary, an annual cash incentive and long-term equity incentives. The annual cash incentive is a variable annual cash incentive opportunity under our annual incentive plan (“AIP”) based upon weighted adjusted EBITDA and operating cash flow performance. Approximately 80 percent of the total dollar value of our CEO’s long-term equity incentive award and approximately 60 percent for our other NEOs consists of performance-based restricted stock units (“PSUs”) (assuming target achievement). The remainder of the long-term equity incentive award for our CEO and other NEOs consists of time-based restricted stock-units (“RSUs”).

For 2024, the total direct compensation of our NEOs was heavily weighted towards variable, at-risk compensation that is tied to performance, with approximately 83 percent of our CEO’s total pay at risk (approximately 71 percent being performance-based) and approximately 69 percent of our other NEOs’ average total pay at risk (approximately 49 percent being performance-based). Total direct compensation is computed in accordance with U.S. Securities and Exchange Commission ("SEC") regulations applicable to disclosure of NEO compensation in the Summary Compensation Table located in the NEO compensation disclosures below minus amounts reported in the Summary Compensation Table for Changes in Nonqualified Deferred Compensation Earnings and All Other Compensation.

71%
Performance-
Based
Compensation
17%
Base
Salary
12%
RSUs
24%
EBITDA
PSUs
CEO 2024
Total Direct
Compensation
16%
AIP
31%
TSR
PSUs
83%
Pay at Risk

Other NEOs Average 2024 Total Direct Compensation
31% Base Salary
20% RSUs
19% EBITDA PSUs
12% TSR PSUs
18% AIP
49% Performance-Based Compensation
69% Pay at Risk

KOPPERS HOLDINGS INC.	vii

2025 Proxy Summary

Key Pay-for-Performance and Compensation Risk Management Features

•
Majority of NEO pay at-risk
•
PSU payouts based on two multi-year performance objectives each applicable to a portion of the awards and a three-year service requirement
•
PSUs not earned unless threshold levels of performance met or surpassed
•
Robust stock ownership and stock retention guidelines for executive officers

•
Caps on performance-based cash and equity incentive compensation
•
Annual review and approval of executive compensation strategy
•
Annual “say on pay” vote
•
Limited perquisites, most of which are for business-related purposes

Historical “Say on Pay” Votes

Our management development and compensation committee believes that the historical results of our “say on pay” votes affirm our shareholders’ support of our executive compensation program. Nevertheless, the committee regularly reviews and adjusts the program as needed to ensure it remains competitive and aligned with the best interests of the company and its stakeholders.

Corporate Governance Highlights

Majority Voting and Director Resignation Policy	Yes	Majority Independent Board	Yes

Term Limits for Directors (other than CEO)	15 years	Stock Ownership Guidelines for Directors	Yes

Age Limits for Directors	75	Stock Ownership Requirements for Executive Officers	Yes

Declassified Board Structure	Yes	Clawback Policy	Yes

Annual Board and Committee Self-Evaluations	Yes	Corporate Governance Guidelines	Yes

Poison Pill	No	Strong Board Attendance	100%

viii	2025 Proxy Statement

TABLE OF CONTENTS

PROXY STATEMENT		2024 Non-qualified Deferred Compensation	34
		Potential Payments upon Termination or
PROXY SUMMARY	v	Change in Control	35
General Information About This Annual		Director Compensation	40
Meeting	v	Stock Ownership Guidelines for Our Non-
Proposals to be Considered and Board Voting		Employee Directors	42
Recommendations	v	2024 Pay Ratio Disclosure	42
Board Nominees	v	Compensation Committee Interlocks and
Board Nominee Skills and Experience Summary	vi	Insider Participation	43
2024 Performance Highlights	vii	2024 Pay Versus Performance Disclosure	44
Executive Compensation Highlights	vii
Corporate Governance Highlights	viii	TRANSACTIONS WITH RELATED
		PERSONS	48
PROXY ITEM 1 — PROPOSAL FOR ELECTION OF DIRECTORS	1
		LONG-TERM EQUITY INCENTIVE AWARD GRANT PRACTICES	49
General	1
Vote Required	1
Director Qualifications	1	AUDITORS	50
Biographical Summaries of Director Nominees	3
Board Meetings and Committees	7	PROXY ITEM 2 — PROPOSAL TO APPROVE
		OUR AMENDED AND RESTATED 2020
CORPORATE GOVERNANCE MATTERS	9	LONG TERM INCENTIVE PLAN	51
Corporate Governance Guidelines	9
Director Independence	9	EQUITY COMPENSATION PLANS	61
Board Leadership Structure	10
Executive Sessions	11	PROXY ITEM 3 — PROPOSAL TO
Risk Oversight	11	APPROVE AN ADVISORY RESOLUTION
Code of Conduct and Code of Ethics	12	ON OUR NAMED EXECUTIVE OFFICER
Sustainability	12	COMPENSATION	62
Communications with the Board	14
Nomination Procedures	14	PROXY ITEM 4 — PROPOSAL TO
Committee Reports to Shareholders	15	RATIFY THE APPOINTMENT OF
Audit Committee Report	15	KPMG LLP AS OUR INDEPENDENT
Management Development and		REGISTERED PUBLIC ACCOUNTING
Compensation Committee Report	16	FIRM FOR FISCAL YEAR 2025	63

COMMON STOCK OWNERSHIP	17	GENERAL MATTERS	64
Director and Executive Officer Stock		Annual Meeting Q&A	64
Ownership	17	Shareholder Proposals for the Next Annual
Beneficial Owners of More Than Five Percent	18	Meeting	68

EXECUTIVE AND DIRECTOR		APPENDIX A — PROPOSED KOPPERS
COMPENSATION	19	HOLDINGS INC. AMENDED AND
Compensation Discussion and Analysis	19	RESTATED 2020 LONG TERM
Summary Compensation Table	29	INCENTIVE PLAN	A-1
2024 Grants of Plan Based Awards	31
Outstanding Equity Awards at Fiscal Year-		APPENDIX B — UNAUDITED
End	32	RECONCILIATIONS OF NON-GAAP
2024 Option Exercises and Stock Vested	34	FINANCIAL MEASURES	B-1

PROXY ITEM 1 — PROPOSAL FOR ELECTION OF DIRECTORS

General

We are asking shareholders to elect the eight nominees named in this proxy statement to serve on the board of directors of Koppers Holdings Inc. (the “company,” “Koppers,” “we” or “us”) until the 2026 Annual Meeting of Shareholders or until their successors have been duly elected and qualified.

Current directors Louis L. Testoni and Stephen R. Tritch will not stand for re-election to the board. Under the retirement age criteria of our corporate governance guidelines, Mr. Testoni and Mr. Tritch are ineligible for re-election at this annual meeting, and they will retire from the board of directors as of the annual meeting date. Following the annual meeting, the size of the board will be reduced to eight members.

Each nominee currently serves on our board of directors and has been nominated for election by our nominating and corporate governance committee and approved by our board. The board has nominated Leroy M. Ball, Xudong Feng, Ph.D., Traci L. Jensen, David L. Motley, Albert J. Neupaver, Andrew D. Sandifer, Nishan J. Vartanian and Sonja M. Wilkerson for election.

Each nominee who is elected as a director will hold office for the length of their term or until the director’s death, resignation, incapacity or until the director’s successor shall be elected and shall qualify. Vacancies on the board of directors, including vacancies resulting from an increase in the number of directors, will be filled by a majority vote of the directors then in office, even if less than a quorum.

As set forth in our corporate governance guidelines, all directors, other than our CEO, who are first elected to the board of directors after August 2, 2017, will have a term limit of 15 years, unless the board approves an exception to this limit, which the board has the authority to do on a case-by-case basis. In addition, a director will not be eligible to stand for re-election as a director where he or she has reached the age of 75 before the date of election, unless the board approves an exception to this guideline, which the board has the authority to do on a case-by-case basis.

Vote Required

In any uncontested election of directors, each director will be elected if more votes are cast “for” the director’s election than are cast “against” the director’s election, with abstentions and broker non-votes not being counted as a vote cast either “for” or “against” the director’s election. A plurality standard will apply in any contested election of directors, which is an election in which the number of nominees for director exceeds the number of directors to be elected.

If any incumbent director fails to receive a majority of the votes cast in any uncontested election, the director will be required to tender his or her resignation to the board of directors within ten days following certification of the election results. The nominating and corporate governance committee of the board of directors, or such other committee as the board may designate, will then recommend to the board whether to accept or reject such director’s resignation, or whether other action should be taken, as determined in accordance with our corporate governance guidelines. The nominating and corporate governance committee may consider any factors it considers appropriate or relevant in considering whether to accept or reject a director’s resignation, or whether other action should be taken. The board will act on the nominating and corporate governance committee’s recommendation and publicly disclose its decision within 120 days following the date of the certification of the election results. The director who tenders his or her resignation will not participate in either the committee’s or the board’s decision with respect to such resignation. If the tendered resignation is accepted by the board, the board may fill the resulting vacancy or decrease the number of directors comprising the board in accordance with our bylaws.

Your proxy will be voted “FOR” the election of the nominees set forth in the proxy card, unless you vote against, or abstain from voting for or against, one or more of them. If any nominee is unable or unwilling to stand for election, your proxy authorizes us to vote for a replacement nominee if the board names one.

Director Qualifications

There are no specific minimum qualifications a nominee must meet in order to be recommended for the board. However, our nominating and corporate governance committee seeks to establish, as required by the committee’s charter, a board that consists of individuals from varied educational and professional experiences and backgrounds, that, when taken as a whole, provide meaningful counsel to management. Board candidates are considered based upon various criteria, such as their broad-based business skills and experiences, prominence and reputation in their profession, global business perspective, concern for the long-term interests of our shareholders and personal integrity, values and judgment — all in the context of an assessment of the perceived needs of the board. In addition, directors must have significant time available to devote to board activities and to enhance their knowledge of our

KOPPERS HOLDINGS INC.	1

PROXY ITEM 1 — PROPOSAL FOR ELECTION OF DIRECTORS

business. Our nominating and corporate governance committee considers the different skills, backgrounds and experience of our board as a whole.

Our nominating and corporate governance committee believes each member of our board of directors possesses the individual qualities necessary to serve on the company’s board of directors, including high personal and professional ethical standards and integrity, honesty and good values. Our directors are highly educated, have varied skills, backgrounds and experience, and extensive track records of success in what we believe are highly relevant positions with large international companies, firms and major private and public institutions. They have each demonstrated an ability to exercise sound judgment and have exhibited a commitment of service to the company and to the board, and each of our directors possesses strong communication skills. In addition, we believe that each director brings the skills, experience and perspective that, when combined, creates a board that possesses the requirements necessary to oversee the company’s business. Each nominee’s particular experience, qualifications, attributes and skills that led the board to conclude that such nominee should serve as a director for the company are set forth below. The committee reviews the board membership criteria and modifies them as necessary each year.

The board recommends a vote “FOR” the election of all eight director nominees.

2	2025 Proxy Statement

PROXY ITEM 1 — PROPOSAL FOR ELECTION OF DIRECTORS

Biographical Summaries of Director Nominees

AGE: 56

DIRECTOR SINCE: 2015

COMMITTEES:

- Sustainability

Other Public Company Directorships:

- ATI Inc.

LEROY M. BALL

Experience, Qualifications, Attributes or Skills:

Mr. Ball has served as Chief Executive Officer of the company and Koppers Inc., our wholly-owned subsidiary, since January 2024. Mr. Ball previously served as President and Chief Executive Officer of the company and Koppers Inc. from January 2015 through December 2023. Mr. Ball has been a director of Koppers Inc. since May 2013. Mr. Ball has served as a director of ATI Inc., a public company and global manufacturer of technically advanced specialty materials and complex components, since February 2019, and as a director of Highmark Inc., a health insurance organization and independent licensee of the Blue Cross Blue Shield Association, since January 2023.

Mr. Ball has significant leadership experience in global businesses and valuable financial expertise and experience. As the only current management representative on our board, Mr. Ball enhances board discussions by providing an insider’s perspective on the company’s business, operations and strategic direction and insight into all aspects of the company’s business.

XUDONG FENG, PH.D.

Experience, Qualifications, Attributes or Skills:

Dr. Feng served as Director of Science and Technology and Global Analytical Sciences of PPG Industries, Inc., a publicly traded global supplier of paints, coatings, optical products, and specialty materials, from May 2020 to June 2023. From June 2018 to May 2020, Dr. Feng served as Director of Research, Industrial and Packaging Coatings of PPG Industries, Inc.

Dr. Feng holds a Ph.D. in inorganic chemistry, which has provided her with a strong technical background and expertise in the specialty chemicals industry. Dr. Feng’s technical and industry experience, her experience in risk management and regulatory compliance, and her knowledge of environmental risks and best practices, developed through her leadership positions with PPG Industries, Inc., The University of Chicago Pritzker School of Molecular Engineering, Bayer MaterialScience LLC and Lanxess Corporation, provide an invaluable perspective to the board’s discussions.

KOPPERS HOLDINGS INC.	3

PROXY ITEM 1 — PROPOSAL FOR ELECTION OF DIRECTORS

TRACI L. JENSEN

Experience, Qualifications, Attributes or Skills:

Ms. Jensen served as Executive Vice President and Chief Administrative Officer of H.B. Fuller Company, a publicly traded global adhesives manufacturer, from December 2022 to December 2024. Ms. Jensen served as Vice President, Global Business Process Improvement at H.B. Fuller Company from January 2020 through December 2022, and as Senior Vice President, Global Construction Adhesives at H.B. Fuller Company from September 2016 to January 2020. Additionally, Ms. Jensen serves on the Dean’s Council of the Indiana University Kelley School of Business, and previously served on the board of the H.B. Fuller Foundation and as Executive Committee Chairman on the Adhesives and Sealants Council.

Ms. Jensen brings to the board robust experience in international operations within the chemicals industry and unique chemicals industry insights, developed through her leadership responsibilities in areas such as manufacturing, strategic sourcing, sales, marketing, research and development, mergers and acquisitions, and human resources. In particular, Ms. Jensen’s international expertise contributes to the board’s consideration of our global operations.

DAVID L. MOTLEY

Experience, Qualifications, Attributes or Skills:

Mr. Motley has served as General Partner of BTN Ventures, a Pittsburgh, Pennsylvania-based venture fund, investing nationally in pre-seed and seed stage software companies, since January 2021. In addition, Mr. Motley has served as Managing Partner with BlueTree Venture Fund, a venture fund based in Pittsburgh, Pennsylvania, since April 2012, and as Chief Executive Officer and President of MCAPS, LLC, a professional services company, since January 2018. Mr. Motley is an experienced board member, having served as a director of F.N.B. Corporation, a public financial services corporation, since July 2013, and as a director of Coherent Corp., a publicly traded materials, networking and photonics company, since February 2021. Mr. Motley also served as a director of Deep Lake Capital Acquisition Corp., a formerly publicly listed special purpose acquisition company, from January 2021 to January 2023.

During his corporate career, Mr. Motley has served in various leadership roles involving strategic planning, business group management, mergers and acquisitions and corporate portfolio management. With more than 30 years of experience across multiple industries, Mr. Motley began with technical roles with PPG Industries Chemicals Division and culminated in vice president and group management roles with Philips Respironics and Covidien, Inc. Mr.  Motley also serves as board chair of SRI, Inc. (formerly known as Stanford Research Institute), one of the foremost research entities in the country. Mr. Motley’s knowledge and experience in corporate strategy, mergers and acquisitions and other corporate growth initiatives deliver valuable insight to the board and enhance Mr. Motley’s ability to evaluate these matters as a member of our board.

4	2025 Proxy Statement

PROXY ITEM 1 — PROPOSAL FOR ELECTION OF DIRECTORS

ALBERT J. NEUPAVER

Experience, Qualifications, Attributes or Skills:

Mr. Neupaver has alternately served as the Executive Chairman or Chairman of Westinghouse Air Brake Technologies Corporation, a public company and one of the world’s largest providers of value-added, technology-based equipment and services for the global rail industry, since May 2014. From February 2006 until May 2014, Mr. Neupaver served as the President and Chief Executive Officer of Westinghouse Air Brake Technologies Corporation.

Mr. Neupaver is an experienced board member, having served as a director of Westinghouse Air Brake Technologies Corporation since 2006, and a director of Genesee & Wyoming Inc., a public company and owner/operator of short line and regional freight railroads, from October 2015 to December 2019. His other affiliations include service on the board of directors of the Carnegie Science Center, the board of trustees of the Carnegie Museums of Pittsburgh and the board of trustees of the UPMC Children’s Hospital of Pittsburgh Foundation. Mr. Neupaver’s experience as a chief executive officer provides the board with important leadership insights and allows him to better assess our operational risks and strategic growth opportunities.

ANDREW D. SANDIFER

Experience, Qualifications, Attributes or Skills:

Mr. Sandifer has served as Executive Vice President and Chief Financial Officer of FMC Corporation, a publicly traded global agricultural sciences company, since May 2018. Mr. Sandifer serves on the board of trustees of Germantown Academy, a private school near Philadelphia, Pennsylvania, where he is a member of the finance and audit committees. He was a member of the board of directors of Philabundance, the leading hunger relief organization in the Delaware Valley, from 2014 to 2022, serving as board treasurer and chair of the finance committee from 2017 to 2022.

Mr. Sandifer brings to the board broad international business experience guiding organizations through major transitions, including mergers and acquisitions, strategic realignment, restructuring and enterprise resource planning system implementation. His experience spans multiple industry sectors, with an emphasis on technology-driven product and materials businesses.

KOPPERS HOLDINGS INC.	5

PROXY ITEM 1 — PROPOSAL FOR ELECTION OF DIRECTORS

NISHAN J. VARTANIAN

Experience, Qualifications, Attributes or Skills:

Mr. Vartanian has served as the Chairman of MSA Safety Incorporated (“MSA”), a publicly traded global developer, manufacturer and supplier of safety products and software that protect people and facility infrastructures, since May 2024. Since joining MSA in 1985, Mr. Vartanian has served in a variety of roles of increased responsibility, including as President of MSA North America, and Senior Vice President and President of MSA Americas. Mr. Vartanian served as the Chairman and Chief Executive Officer of MSA from June 2023 to May 2024, as the Chairman, President and Chief Executive Officer of MSA from May 2020 to May 2023 and as the President and Chief Executive Officer of MSA from May 2018 to May 2020. Mr. Vartanian has served as a director of MSA since December 2017, and as a director of Highmark Health, a national blended health organization headquartered in Pittsburgh, Pennsylvania, since July 2024. Mr. Vartanian serves on the board of trustees for the International Association of Firefighters Foundation. He is also a director of the Federal Reserve Bank of Cleveland, Pittsburgh Branch.

Mr. Vartanian brings to the board a wealth of first-hand knowledge and experience in global markets, with particular specialization in safety-related products and practices. He has extensive executive management experience in the manufacturing industry, including in the oversight and execution of business strategy, product development, marketing, sales and finance.

SONJA M. WILKERSON

Experience, Qualifications, Attributes or Skills:

Ms. Wilkerson has served as the Executive Vice President and Chief People Officer of Bloom Energy Corporation, a public company which designs, manufactures and sells solid-oxide fuel cell systems, since January 2019. From December 2016 to January 2019, Ms. Wilkerson served as the Senior Vice President, Human Resources, at Infinera Corporation, a vertically integrated packet-optical solutions provider serving the largest network operators in the world. From November 2014 to December 2016, Ms. Wilkerson served as Vice President, Human Resources, at Hewlett Packard Enterprise Company. From October 2004 to October 2014, Ms. Wilkerson served as Director, Human Resources, at Cisco Systems, Inc.

Ms. Wilkerson brings years of wide-ranging, global experience having served as a Vice President of Administration, responsible for human resources, information technology and facilities management for both domestic and international operations. In addition, Ms. Wilkerson has led merger integration activities and successfully managed the joining of international cultures. Ms. Wilkerson’s depth of experience in human resources and talent development, especially with respect to planning for the workforce of the future, serves as a unique resource and valuable viewpoint in the board’s discussions.

6	2025 Proxy Statement

PROXY ITEM 1 — PROPOSAL FOR ELECTION OF DIRECTORS

Board Meetings and Committees

Board Meetings

Our corporate governance guidelines provide that our directors are expected to attend the meetings of the board, the board committees on which they serve and the annual meeting of shareholders. All directors then in office attended our 2024 annual meeting of shareholders.

During 2024, the board held six meetings. Each incumbent director attended at least 75 percent of the aggregate number of meetings of our board and of the committees on which he or she sat, and the cumulative attendance at meetings of our board and committees of our board during 2024 was 100 percent.

Board Committees

Our board of directors currently has five standing committees: an audit committee, a management development and compensation committee, a nominating and corporate governance committee, a strategy and risk committee and a sustainability committee. Descriptions of these committees are set forth below. Each of our committees operates under a charter adopted by our board of directors. The charters of our committees are available in the investor relations section of our website at investors.koppers.com. You may also request a printed copy of any committee charter at no cost by writing to our corporate secretary at Koppers Holdings Inc., Attention: Corporate Secretary’s Office, 436 Seventh Avenue, Pittsburgh, Pennsylvania 15219.

Our shares of common stock are listed on the New York Stock Exchange, or NYSE. We are subject to the NYSE corporate governance rules and certain rules of the Securities and Exchange Commission, which we refer to as the SEC, including the rules relating to independent members on certain of our board committees. NYSE rules require that all of the members of our audit, nominating and corporate governance, and management development and compensation committees be independent. Certain SEC independence rules also apply to members of our audit committee. All of the members of our audit, nominating and corporate governance, and management development and compensation committees are independent as required by applicable NYSE and SEC rules.

Audit Committee	Number of 2024 Meetings: 6

Chair:

Louis L. Testoni*

Members:

David L. Motley

Albert J. Neupaver

Andrew D. Sandifer*

Nishan J. Vartanian

* Messrs. Testoni and Sandifer meet the SEC criteria for an “audit committee financial expert” and the NYSE requirements for accounting or related financial management expertise. As previously disclosed, Mr. Testoni will not be standing for reelection to the board at the 2025 annual meeting.

All Members Independent

Key responsibilities

•
Oversees the integrity of our financial statements
•
Oversees the appointment, compensation and supervision of our independent registered public accounting firm, which we also refer to as our independent auditor
•
Reviews the independence of our independent auditor
•
Resolves disagreements between our management and our independent auditor
•
Oversees our internal audit function
•
Oversees independent counsel or other outside advisors and experts as necessary to advise the committee in the performance of its duties
•
Reviews procedures for the receipt and treatment of complaints concerning accounting, internal controls or auditing matters

Management Development and Compensation Committee	Number of 2024 Meetings: 6

Chair: Sonja M. Wilkerson Members: Xudong Feng, Ph.D. Traci L. Jensen Albert J. Neupaver Andrew D. Sandifer All Members Independent

Key responsibilities

•
Oversees establishing and reviewing compensation criteria at the board and executive officer levels
•
Ensures that our compensation practices are in compliance with the law and with our Code of Conduct and are commensurate with the high standards of performance expected of our directors and executive officers
•
Reviews and proposes non-employee director compensation to the full board
•
Approves and recommends to the independent members of the board for ratification our chief executive officer’s compensation and the compensation structure for all executive officers
•
Oversees adopting, amending and administering our cash-based and equity-based incentive compensation plans for directors and executive officers
•
Oversees the appointment, compensation and oversight of any independent compensation consultant, legal counsel or other adviser retained by the committee
•
Makes recommendations to the board regarding a succession plan for the CEO and other executive officers and key employees after considering recommendations of management

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PROXY ITEM 1 — PROPOSAL FOR ELECTION OF DIRECTORS

Nominating and Corporate Governance Committee	Number of 2024 Meetings: 4

Chair: David L. Motley Members: Xudong Feng, Ph.D. Traci L. Jensen Andrew D. Sandifer Louis L. Testoni Sonja M. Wilkerson All Members Independent

Key responsibilities

•
Identifies and evaluates the qualifications of director candidates; recommends qualified candidates for election to the board of directors
•
Oversees the evaluation of the board of directors and corporate management, including the performance and effectiveness of the board of directors as a whole and each committee of the board
•
Reviews the suitability for continued service as a director of each board member
•
Oversees our corporate governance matters
•
Reviews and, if appropriate, recommends changes to our corporate governance guidelines and the articles of incorporation, bylaws, the Code of Conduct and the Code of Ethics Applicable to Senior Officers
•
Investigates and advises the board with respect to any violations of the Code of Ethics Applicable to Senior Officers and, to the extent involving directors or officers, the Code of Conduct, including conflicts of interest between directors or officers and us, and including a review of the outside activities of directors and officers

Strategy and Risk Committee	Number of 2024 Meetings: 7

Chair: Albert J. Neupaver Members: Traci L. Jensen David L. Motley Louis L. Testoni Nishan J. Vartanian All Members Independent

Key responsibilities

•
Advises the board and management regarding long-range planning
•
Assesses and provides oversight to management relating to risks and control processes
•
Reviews significant relationships with analysts, shareholders, financing sources and related parties
•
Reviews and advises the board and management regarding the company’s strategic planning process
•
Monitors activities of the company’s shareholders and other stakeholders
•
Prepares in advance to respond to shareholder engagement

Sustainability Committee	Number of 2024 Meetings: 4

Chair:

Xudong Feng, Ph.D.

Members:

Leroy M. Ball

Stephen R. Tritch*

Nishan J. Vartanian

Sonja M. Wilkerson

* As previously disclosed, Mr. Tritch will not be standing for reelection to the board at the 2025 annual meeting.

Key responsibilities

•
Reviews and oversees our policies, programs and performance relating to sustainability
•
Reviews and oversees our programs and performance related to safety (occupational and process), health, environment, security and product stewardship in accordance with the American Chemistry Council’s Responsible Care® Management System
•
Reviews and evaluates the effectiveness of the management systems used to provide oversight and control of the company’s product stewardship, safety, health, environmental, security and sustainability programs

8	2025 Proxy Statement

CORPORATE GOVERNANCE MATTERS

Corporate Governance Guidelines

Our board of directors has adopted corporate governance guidelines to ensure we are fully compliant with the law and engaging in corporate governance “best practices,” which promote the long-term interests of shareholders and strengthen board and management accountability.

Our corporate governance guidelines address matters such as:

•
the selection and composition of the board;
•
board leadership;
•
board performance;
•
the board’s relationship to senior management;
•
meeting procedures;
•
committee matters;
•
leadership development; and
•
stock ownership guidelines for non-employee directors.

A copy of our corporate governance guidelines is available in the investor relations section of our website at investors.koppers.com. You may also request a printed copy at no cost by writing to our corporate secretary at Koppers Holdings Inc., Attention: Corporate Secretary’s Office, 436 Seventh Avenue, Pittsburgh, Pennsylvania 15219.

Director Independence

For a director to qualify as independent, our board must affirmatively determine that a director does not have a material relationship with the company (either directly or as a partner, shareholder or officer of an organization that has a material relationship with the company). Our board has established its own guidelines for what constitutes independence for directors (which are included in our corporate governance guidelines) which either conform to, or are more exacting than, the independence requirements of the NYSE. In making its independence determinations, the board reviewed the independence guidelines that are part of our corporate governance guidelines, the corporate governance rules of the NYSE and the individual circumstances of each director.

Our Guidelines on Independence

The following is a summary of the guidelines established by our board in our corporate governance guidelines and which are used by the board to help determine the independence of each director. In general, the board will determine that a director will not be independent if, within the preceding three years:

•
the director was or is currently also our employee;
•
an immediate family member of the director was or is currently employed by us as an executive officer;
•
the director was (but is no longer) a partner in or employed by a firm that is our internal or external auditor and personally worked on our audit within that time;
•
an immediate family member of the director was (but is no longer) a partner in or employed by a firm that is our internal or external auditor and personally worked on our audit within that time;
•
one of our current executive officers was or is currently on the compensation committee of a company which employed our director, or which employed an immediate family member of the director as an executive officer at the same time; or
•
the director or an immediate family member of the director received in any twelve-month period during such three-year period direct compensation from us and our consolidated subsidiaries in excess of $120,000 other than director compensation (including committee fees) and pensions or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

In addition, the board will determine that a director is not independent if:

•
the director or the immediate family member of the director is a current partner of a firm that is our internal or external auditor;
•
the director is a current employee of such internal or external auditing firm; or
•
the director has an immediate family member who is a current employee of such internal or external auditing firm and who personally works on our audit.

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CORPORATE GOVERNANCE MATTERS

When the board reviews the independence of its members, the board considers the following commercial or charitable relationships to be material relationships that would impair a director’s independence:

•
the director is a current employee of, or has an immediate family member who is a current executive officer of, another company that has made payments to, or received payments from, us in any of the last three fiscal years that exceed the greater of $1.0 million or two percent of the consolidated gross revenues of the company with which he or she is so associated;
•
the director is an executive officer of another company which is indebted to us, or to which we are indebted, and the total amount of either company’s indebtedness to the other is two percent or more of the total consolidated assets of the company for which he or she serves as an executive officer; or
•
the director serves as an officer, director or trustee of a charitable organization, and our discretionary charitable contributions to the organization exceed the greater of $1.0 million or two percent of that organization’s consolidated gross revenues (excluding for this purpose our automatic matching, if any, of employee and director charitable contributions).

Each independent director is required to notify the chair of the nominating and corporate governance committee of any event, situation or condition that may affect the board’s evaluation of the director’s independence.

Our Board’s Independence Determinations

Our board of directors reviewed the independence of each of our current directors and nominees, in accordance with our corporate governance guidelines and NYSE rules. Based on its review, the board of directors determined that a majority of our current directors and nominees have no material relationship with us (either directly or as a partner, shareholder or an officer of an organization that has a relationship with us) and are independent under the independence criteria for directors established by the NYSE and in accordance with our corporate governance guidelines. Based on this evaluation, our board has determined that Dr. Feng, Ms. Jensen, Mr. Motley, Mr. Neupaver, Mr. Sandifer, Mr. Testoni, Mr. Tritch, Mr. Vartanian and Ms. Wilkerson each satisfy the independence standards. In addition, based on its evaluation, the board determined that Mr. Ball is not independent.

Board Leadership Structure

Our board of directors recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure to ensure both a highly engaged, high-functioning board and independent oversight of senior management. Our governance documents provide the board with flexibility to select the leadership structure that it believes to be in the best interests of the company and its shareholders at any particular time, given the dynamic and competitive environment in which we operate. Our nominating and corporate governance committee regularly evaluates our leadership structure to determine if a change in leadership structure is in the best interests of the company and its shareholders. Mr. Tritch, the current chair of our board and one of our independent directors, will be retiring from the board effective at of the conclusion of our 2025 annual meeting on May 8, 2025.

Following this most recent evaluation and as part of our succession planning process, the nominating and corporate governance committee and the board determined that the leadership structure that it believes to be in the best interests of the company and its shareholders will be to combine the positions of chair of the board and chief executive officer and designate a lead independent director, as required by our corporate governance guidelines. As a result, the board anticipates electing Mr. Ball, our CEO, to serve as chair of the board, and has elected Mr. Neupaver to serve as the lead independent director, effective immediately following the 2025 annual meeting on May 8, 2025.

In determining to combine the positions of chair of the board and CEO, the board considered that Mr. Ball possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing us and our businesses and is thus best positioned to ensure that the board’s time and attention are focused on the most critical matters facing the company. The board also believes that Mr. Ball’s combined role would ensure clear accountability and enhance the company’s ability to communicate its message and strategy clearly and consistently. Further, the board considered the strength of our corporate governance, including:

•
the strong, independent oversight function exercised by the board, which consists entirely of independent directors other than Mr. Ball;
•
the independent leadership that will be provided by the lead independent director, who has well-defined responsibilities under our corporate governance guidelines;
•
the company’s corporate governance principles and policies; and
•
board and committee processes and procedures that provide substantial independent oversight of Mr. Ball’s performance, including regular executive sessions of the independent directors and an annual evaluation of Mr. Ball’s performance against predetermined goals.

In deciding that a combined chair of the board and CEO position is the appropriate leadership structure, the board also recognized the benefit of independent leadership with a clearly defined role and set of responsibilities to

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CORPORATE GOVERNANCE MATTERS

enhance the effectiveness of the board’s oversight role. For this reason, the board adopted revised corporate governance guidelines in November 2024 that provide that, in the event the chair of the board and CEO positions are held by one person, the company’s independent directors will designate a lead independent director from among the independent directors. The designation of the lead independent director is to be made annually, although with the understanding of the board that the lead independent director may be re-appointed for multiple, consecutive one-year terms. In anticipation of selecting Mr. Ball to succeed Mr. Tritch as chair of the board, the board appointed Mr. Neupaver as the lead independent director. Our corporate governance guidelines provide a clear mandate, significant authority, and well-defined responsibilities for the lead independent director role, including the following:

•
presiding at all meetings of the board at which the chair and CEO is not present;
•
presiding at executive sessions of the independent directors;
•
having authority to call meetings of the independent directors;
•
participating in the evaluation process of the board, board committees, and the chair and CEO;
•
serving as liaison between the independent directors and the chair and CEO;
•
providing input on information sent to the board;
•
contributing to the development of, and approving meeting agendas;
•
providing input on meeting schedules;
•
meeting with major shareholders, as requested; and
•
carrying out such other duties as requested from time to time by the chair and CEO, the independent directors, or the board as a whole.

A complete outline of our lead independent director’s role and responsibilities is included in our corporate governance guidelines available in the investor relations section of our website at investors.koppers.com. In practice, our board expects the independent directors will work collaboratively with Mr. Ball to discharge their responsibilities. We believe that this approach effectively encourages full participation by all board members in relevant matters, while avoiding unnecessary hierarchy. It provides a well-functioning and effective balance between strong company leadership and appropriate safeguards and oversight by independent directors. Our board believes that additional structure or formalities would not enhance the substantive corporate governance process. Our Board recognizes that there is no single, generally accepted approach to a board’s leadership. While it has adopted this leadership structure for the present, the board may adopt a different policy as circumstances warrant.

Executive Sessions

Our independent directors meet at regularly scheduled executive sessions without management. Our corporate governance guidelines provide that if the roles of the chair of the board of directors and the chief executive officer are combined or if the chair of the board of directors is not an independent director, then the independent directors will appoint a lead independent director who will preside at all meetings of the board at which the chair is not present, including executive sessions of the independent directors. In that case, the lead independent director will also be responsible for participating in the evaluation process of the board, board committees and the chief executive officer, and for communicating the board's annual evaluation of the chief executive officer.

Risk Oversight

Our board as a whole has an active role in overseeing the company’s management of risks. Our board regularly assesses the major risks facing the company and reviews options for their mitigation by reviewing information regarding accounting, operational, legal and regulatory, and strategic and reputational risks based on reports from senior management, including by our director of compliance, who reports to our general counsel and assistant secretary, and our independent auditor.

In addition, our board has established a formal risk management process that involves regular and systematic identification and evaluation of risks. As part of this process, we conduct a risk universe identification at least biennially to review and update the risks to the company in view of changing conditions. Once our key risks are identified and recorded in a risk register, our leadership council, which consists of all direct reports to the chief executive officer and certain others appointed by the chief executive officer, conducts a risk prioritization. The initial prioritization of these risks is based on impact and likelihood criteria, after which the risks are divided into four tiers, with tier 1 consisting of the most severe risks. When conducting the risk prioritization, our leadership council considers, among other things, aggregate impact of the risk, timing of probable onset, velocity and duration. The risks are then re-prioritized based on the effectiveness of the risk management/mitigation responses, including controls. Our final risk register, which includes a list of prioritized risks, is presented annually to the strategy and risk committee of the board of directors, highlighting risks that have been added or removed, or any significant changes in status for tier 1 risks. The strategy and risk committee also receives a quarterly update on changes and highlights

KOPPERS HOLDINGS INC.	11

CORPORATE GOVERNANCE MATTERS

of specific risks, which includes information regarding risk mitigation plans. Our board delegates the oversight of specific risk areas to board committees as follows:

Committee	Risk Oversight Responsibilities
Audit
•
Review with management and our independent auditor the company’s risk assessment and risk management practices and discuss policies with respect to risk assessment and risk management
•
Oversee the company’s risk policies and processes relating to financial statements, financial systems, financial reporting processes, compliance and auditing, as well as the guidelines, policies and processes for monitoring and mitigating such risks

Management Development and Compensation	• Review risks associated with human capital, employee benefits and executive compensation
Nominating and Corporate Governance	• Manage risks associated with the independence of the board, potential conflicts of interest, reputation and ethics and corporate governance
Strategy and Risk
•
Assess and provide oversight to management relating to the identification and evaluation of major strategic, operational, regulatory, information and external risks inherent in the business of the company and the control processes with respect to such risks

Sustainability	• Review and oversee the company’s programs and performance related to sustainability, safety (occupational and process), health, the environment, security and product stewardship

Code of Conduct and Code of Ethics

Our board of directors has adopted a Code of Conduct for all directors, officers and employees and a Code of Ethics Applicable to Senior Officers. A copy of each code is available in the investor relations section of our website at investors.koppers.com. You may also request a written copy at no cost by writing to our corporate secretary at Koppers Holdings Inc., Attention: Corporate Secretary’s Office, 436 Seventh Avenue, Pittsburgh, Pennsylvania 15219. The Code of Conduct covers such matters as conflicts of interest, insider trading, misuse of confidential information, compliance with laws and protection and proper use of corporate assets. Directors are expected to comply with the Code of Conduct and report any violations of the code, including any potential conflicts of interest, as outlined in the code. All directors must remove themselves from any discussion or decision affecting their business or personal interests. We intend to post on our website all disclosures that are required by law, the SEC rules or the NYSE rules concerning any amendments to, or waivers from, any provision of our codes.

Sustainability

Koppers aspires to be a leader in sustainability through the ways we operate our business, care for our communities and secure success for all our stakeholders. Sustainability is a journey we undertake with a steadfast commitment to—and belief in—our ability to create positive change. With each year, our culture of sustainability—driven by our values of People, Planet and Performance—becomes more fully-rooted in all aspects of our business.

At Koppers, we are guided by our purpose of Protecting What Matters and Preserving The Future. We strive to place the care and protection of people, the environment, and communities first while providing responsible solutions essential to global infrastructure and our modern world. Our sustainability pillars reflect our values of People, Planet, and Performance, and serve as guideposts for how we work with one another, conduct business, and interact with our stakeholders. We believe that success happens when all three values are in balance and pursued with enthusiasm by every team member, in every location, every day. Koppers is fully committed to securing our future by taking care of our employees, being a good steward of the environment, creating value for our stakeholders and contributing beneficial products to society for generations to come.

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CORPORATE GOVERNANCE MATTERS

We have formalized a governance structure shown below to support and develop our sustainability practices and to establish ownership of goals and a commitment to driving and monitoring their progression.

Sustainability Governance

Shareholders

Board of Directors*

Sustainability Committee

Leadership Council

- Provides direction via management, chaired by CEO
- Chief legal and sustainability officer and secretary sits on council and reports to CEO
- Chief legal and sustainability officer and secretary ensures strategy, policies and practices are consistent with sustainability goals

Sustainability Steering Committee

- Chaired by chief legal and sustainability officer and secretary
- Monitors and oversees established sustainability goals and programs

* The sustainability committee of the board of directors provides oversight of our programs and serves to assist the board in its assessment of the company's policies, programs and performance in accordance with our vision and commitment to environmental and social responsibility and sustainability principles.

We have also developed a comprehensive, long-term sustainability plan that outlines action items needed to meet our sustainability goals. The plan is guided by the United Nations Sustainable Development Goals and aligned with topics affecting our organization most directly and consistently. We have embedded our sustainability governance structure, plan reporting and data management processes into our ISO 14001/RC 14001 management system, which ensures that we are pursuing continual improvement and integration within our operations.

In May 2024, we received recognition for the second year in a row from USA TODAY as one of America’s Climate Leaders, which recognizes companies across the United States that achieved the greatest reduction in their core emissions intensity between 2020 and 2022, specifically Scope 1 and 2 greenhouse gas emissions in relation to revenue.

We were also recognized in October 2024 as one of America's Greenest Companies 2025 by Newsweek magazine in partnership with Plant-A Insights Group and GIST Impact, which recognizes 500 organizations committed to combating climate change to help preserve the planet for future generations. Companies were evaluated and scored on more than 25 parameters in four categories: greenhouse gas emissions, water usage, waste generation and sustainability data disclosure and commitments.

For the fifth consecutive year, in December 2024, we were named as one of America’s Most Responsible Companies by Newsweek magazine in recognition of our corporate performance in environmental, social and governance areas. Koppers achieved its highest placement ever, ranking 113th out of 600 finalists and 9th out of 56 companies in the Materials & Chemicals category from a pool of the largest 2,000 U.S.-based public companies based on revenue.

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CORPORATE GOVERNANCE MATTERS

Our full annual disclosure of sustainability performance can be found in our most recent Sustainability Report on the company’s website at www.koppers.com. Our historical Sustainability Reports dating to 2015 are also available on www.koppers.com. Our sustainability reporting referenced in this proxy statement, including, without limitation, our most recent and historical Sustainability Reports, and the information on, or accessible through, our websites are not part of or incorporated by reference into this proxy statement.

Communications with the Board

The board of directors welcomes the input and suggestions of shareholders and other interested parties. Shareholders and other interested parties wishing to contact the chair of the board, the non-management directors as a group or specified individual directors may do so by sending a written communication to the attention of the chair of the board, c/o Koppers Holdings Inc., Corporate Secretary’s Office, 436 Seventh Avenue, Pittsburgh, Pennsylvania 15219. Issues or complaints regarding questionable accounting practices, internal accounting controls or auditing matters may be sent in writing to the attention of the audit committee chair, c/o Koppers Holdings Inc., Corporate Secretary’s Office, 436 Seventh Avenue, Pittsburgh, Pennsylvania 15219. Our corporate secretary will forward all written communications to the director or directors to whom it is addressed. Alternatively, you may place an anonymous, confidential, toll-free call in the United States to our Compliance Line at 800-385-4406.

Nomination Procedures

The nominating and corporate governance committee will consider nominees for director recommended by the committee, other directors, employees and shareholders and evaluate such nominees against the same criteria used to evaluate all candidates for director. Any shareholder wishing to recommend a candidate for director to the nominating and corporate governance committee should submit the recommendation in writing to our corporate secretary at Koppers Holdings Inc., Attention: Corporate Secretary’s Office, 436 Seventh Avenue, Pittsburgh, Pennsylvania 15219.

Pursuant to our bylaws, in order to recommend a nominee for election at our annual meeting a shareholder must provide advance notice of such nomination (1) if the meeting is to be held on a date that is within 30 days before or 30 days after the anniversary date of the prior annual meeting, not less than 120 days nor more than 150 days prior to such annual meeting, or (2) if the meeting is to be held on a date that is not within 30 days before or 30 days after the prior annual meeting, or in the case where an annual meeting was not held in the immediately preceding year, not later than the tenth day following the day on which notice of the date of the annual meeting was mailed or the first public disclosure of the date of such annual meeting was made, whichever occurs first. In the case of a special meeting to elect directors, notice must be received no later than the tenth day following the earlier of the day on which notice was mailed or the first public disclosure of the date of such special meeting. Any such notice must set forth, among other things: (1) the name, age, address and principal occupation of each nominee; (2) a written representation that the shareholder intends to appear in person or by proxy to nominate each nominee; (3) the class and number or amount of securities beneficially owned by each nominee; (4) the number of shares to be voted by the shareholder for each nominee; (5) a description of all arrangements between the shareholder and each nominee and other persons pursuant to which the nomination is to be made; (6) all information about each nominee that would be required to be disclosed in any proxy statement relating to the meeting (including a written consent to serving as director); and (7) a written representation and agreement from each nominee stating that, (i) such nominee has disclosed and will disclose promptly prior to the meeting, and if elected during his or her term, any agreement with any person as to how such nominee will act or vote, (ii) such nominee has disclosed and will disclose promptly prior to the meeting, and if elected during his or her term, any other commitments that could interfere with his or her fiduciary duties, (iii) such nominee has disclosed and will disclose promptly prior to the meeting, and if elected during his or her term, any agreement with any person with respect to direct or indirect compensation or indemnification for services as director, (iv) such nominee agrees, including if elected, that he or she will comply with all applicable corporate governance, conflict of interest, stock ownership, trading, and other policies and guidelines, and (v) such nominee agrees, including if elected, that he or she will serve the entire term until the next meeting of shareholders at which such nominee would face re-election.

As to the shareholder giving notice, any beneficial owner on whose behalf the nomination is made, and any person controlling, controlled by or under common control with such shareholder or beneficial owner, and any person with respect to which such nominating person is acting in concert (and any person controlling, controlled by or under common control with such person) and any beneficial owner of shares held by such nominating person or any other related person, if any, such notice must set forth, among other things: (1) their name and address; (2) class and number of shares beneficially owned and of record and any other positions owned, including derivatives, hedges and any other economic or voting interest in the company; (3) a written representation as to whether hedging or other transactions have been made to mitigate a loss of such person; (4) a written representation as to whether they intend to deliver to beneficial owners of the company’s securities representing at least 67 percent of the voting power entitled to vote generally in the election of directors at the meeting either (i) at least 20 calendar days before the date of the meeting, a copy of a definitive proxy statement for the solicitation of proxies for their director candidates, or (ii) at least 40 calendar days before the date of the meeting, a Notice of Internet Availability of Proxy

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CORPORATE GOVERNANCE MATTERS

Materials; (5) a description of any agreement related to any subject matter that would be material to a reasonable shareholder’s evaluation of (i) their solicitation of shareholders, or (ii) any of their nominees, including, without limitation, matters of social, labor, environmental and governance policies, regardless of whether such agreement relates specifically to the company; (6) a description of any plans or proposals they have to nominate directors at any other public company within the next 12 months; (7) a description of any proposals or nominations submitted on their behalf to nominate directors at any other public company within the past 36 months (whether or not such proposal or nomination was publicly disclosed); and (8) any other information relating to each party that would be required to be disclosed in a proxy statement.

All notices provided must be updated so that the information provided is true and correct as of the record date and as of the date that is ten business days prior to the date of the meeting.

The company may also require any nominee to submit to background checks and in-person interviews and furnish such other information as may be reasonably requested to facilitate disclosure to shareholders of all material facts that are relevant for shareholders to make an informed decision on the director election proposal, including information as reasonably requested to determine the eligibility of the nominee to serve as an independent director or that could be material to the understanding of independence.

Under our bylaws, no nominations may now be made by shareholders for the 2025 annual meeting.

Committee Reports to Shareholders

Audit Committee Report

As set forth in our charter, management is responsible for the preparation, presentation and integrity of our financial statements, and for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to provide reasonable assurance of compliance with accounting standards and related laws and regulations. Our internal auditors are responsible for providing reliable and timely information to the board of directors and senior management concerning the quality and effectiveness of, and the level of adherence to, our control and compliance procedures and risk management systems. Our independent auditor is responsible for planning and carrying out an integrated audit of our consolidated annual financial statements and the effectiveness of internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (the “PCAOB”), reviewing our Annual Report on Form 10-K prior to the filing of such report with the SEC, and reviewing our quarterly financial statements prior to the filing of each of our quarterly reports on Form 10-Q with the SEC.

In the performance of its oversight function, the audit committee has reviewed and discussed the audited financial statements for the year ended December 31, 2024, with management and with KPMG LLP, our independent auditor for 2024. The audit committee has discussed with our independent auditor the matters required to be discussed by the applicable requirements of the PCAOB. The audit committee has received the written disclosures and the letter from the independent auditor required by the applicable requirements of the PCAOB regarding the independent auditor’s communications with the audit committee concerning independence and has discussed with the independent auditor its independence. Also, in the performance of its oversight function, during 2024 the audit committee received frequent reports from our director of internal audit.

At various times the audit committee has considered whether the provision of non-audit services by the independent auditor to us is compatible with maintaining the independent auditor’s independence and has discussed with KPMG LLP their independence. The audit committee or its chair (acting pursuant to delegated authority) pre-approves all new non-audit services (as defined in the Sarbanes-Oxley Act of 2002) proposed to be performed by our independent auditor.

Based upon the review and discussions described in this report, and subject to the limitations on the role and responsibilities of the audit committee referred to above and in its charter, the audit committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2024, for filing with the SEC.

The audit committee of the board of directors presents the foregoing report.

Louis L. Testoni (Chair)	Andrew D. Sandifer
David L. Motley	Nishan J. Vartanian
Albert J. Neupaver

KOPPERS HOLDINGS INC.	15

CORPORATE GOVERNANCE MATTERS

Management Development and Compensation Committee Report

The management development and compensation committee has reviewed and discussed the Compensation Discussion and Analysis with our management. Based on our review and discussions, the committee has recommended to our board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

The management development and compensation committee of the board of directors presents the foregoing report.

Sonja M. Wilkerson (Chair)	Albert J. Neupaver
Xudong Feng, Ph.D.	Andrew D. Sandifer
Traci L. Jensen

16	2025 Proxy Statement

COMMON STOCK OWNERSHIP

Director and Executive Officer Stock Ownership

Set forth below is certain information with respect to the beneficial ownership of shares of our common stock as of March 17, 2025, by directors, the NEOs, who are included in the Summary Compensation Table, and all directors and executive officers as a group. Except as otherwise indicated, sole voting power and sole investment power with respect to the shares shown in the table are held either by the individual alone or by the individual together with his or her spouse.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)(2)(3)

Xudong Feng, Ph.D.	40,760	(4)
Traci L. Jensen	27,214
David L. Motley	27,263	(4)
Albert J. Neupaver	78,989
Andrew D. Sandifer	6,028	(4)
Louis L. Testoni	45,761
Stephen R. Tritch	47,737
Nishan J. Vartanian	2,539
Sonja M. Wilkerson	27,263	(4)
Leroy M. Ball	743,441
Jimmi Sue Smith	45,993
James A. Sullivan	146,707
Stephanie L. Apostolou	53,510
Stephen G. Lucas	29,672
All Directors and Executive Officers as a Group (18 in total)	1,411,858

(1)
Includes the following amounts of common stock that the following individuals and the group have the right to acquire on or within 60 days after March 17, 2025 through the exercise of stock options or vesting of restricted stock units: Mr. Ball, 377,885; Ms. Smith, 4,998; Ms. Apostolou, 4,401 and Mr. Lucas, 6,598; 2,079 restricted stock units for each of Dr. Feng, Mses. Jensen and Wilkerson and Messrs. Motley, Neupaver, Sandifer, Testoni, Tritch and Vartanian; and all directors and executive officers as a group, 421,005.
(2)
The total number of shares beneficially owned by Mr. Ball and by all directors and executive officers as a group constitutes approximately 3.6 percent and 6.9 percent, respectively, of the outstanding shares of our common stock as of March 17, 2025, plus shares of our common stock deemed outstanding pursuant to Rule 13d-3(d)(1) under the Securities Exchange Act of 1934. The total number of shares beneficially owned by each other individual listed in the table above constitutes less than 1.0 percent of the outstanding shares of our common stock as of March 17, 2025.
(3)
Amounts reported for executive officers include unvested time-based restricted stock units and related dividend equivalent units (“DEUs”). Unvested DEUs for executive officers total: Mr. Ball, 260; Ms. Smith, 62; Mr. Sullivan, 168; Ms. Apostolou, 60; Mr. Lucas, 157; and all directors and officers as a group, 872.
(4)
Includes the following amounts of unvested time-based restricted stock units which will be credited to the Koppers Holdings Inc. Director Deferred Compensation Plan: Dr. Feng, 11,856; Mr. Motley, 10,046; Mr. Sandifer, 2,079; and Ms. Wilkerson, 10,046.

KOPPERS HOLDINGS INC.	17

COMMON STOCK OWNERSHIP

Beneficial Owners of More Than Five Percent

The following table shows shareholders whom we know were beneficial owners of more than five percent of our common stock as of March 17, 2025.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

BlackRock, Inc. (1) 50 Hudson Yards New York, NY 10001	3,978,600	19.76%

The Vanguard Group, Inc. (2) 100 Vanguard Blvd. Malvern, PA 19355	2,366,913	11.75%

Fuller & Thaler Asset Management, Inc. (3) 411 Borel Avenue, Suite 300 San Mateo, CA 94402	1,192,580	5.92%

Dimensional Fund Advisors LP (4) 6300 Bee Cave Road, Building One Austin, TX 78746	1,180,134	5.86%

(1)
According to the amended Schedule 13G filed February 5, 2025, BlackRock, Inc., through certain business units of BlackRock, Inc. and its subsidiaries and affiliates, beneficially owns 3,978,600 shares of our common stock and has sole dispositive power over such shares. BlackRock, Inc. has sole voting power over 3,932,615 shares.
(2)
According to the amended Schedule 13G filed February 13, 2024, The Vanguard Group, Inc. beneficially owns an aggregate of 2,366,913 shares of our common stock and has sole dispositive power over 2,315,549 shares, shared dispositive power over 51,364 shares and shared voting power over 33,245 shares.
(3)
According to the amended Schedule 13G filed October 7, 2024, Fuller & Thaler Asset Management, Inc. beneficially owns 1,192,580 shares of our common stock and has sole dispositive power over such shares. Fuller & Thaler Asset Management, Inc. has sole voting power over 1,174,061 shares.
(4)
According to the Schedule 13G filed February 9, 2024, Dimensional Fund Advisors LP beneficially owns an aggregate of 1,180,134 shares of our common stock and has sole dispositive power over such shares. Dimensional Fund Advisors LP has sole voting power over 1,157,090 shares.

18	2025 Proxy Statement

$146.1M

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

Executive Summary
Our Compensation Philosophy

Our management development and compensation committee (which we refer to as the committee) makes compensation decisions in a manner it believes will best serve the long-term interests of our shareholders by attracting and retaining executives who will be inspired and motivated to meet and exceed the company’s goals and whose interests will be aligned with the interests of our shareholders. To accomplish these objectives, the committee has implemented a strong pay-for-performance compensation program, while striving to pay our executives competitively and align our compensation program with our business strategies.

Our Pay Practices	What we do:	What we don’t do:

✓ Directly link a significant portion of pay to performance

✓ Require compliance with robust stock ownership guidelines — 6x base salary for CEO, 4x and 3x for other NEOs

✓ Engage an independent consultant

✓ Maintain the ability to clawback compensation in connection with a financial restatement

✓ Caps on performance-based cash and equity incentive compensation

✓ Annual review and approval of our executive compensation strategy

× No change in control tax gross-ups

× No employment agreements for executive officers

× No repricing of awards without shareholder approval

× No hedging, pledging or short sales of our stock

× No TSR PSUs earned above 150 percent when the company's TSR is negative

× No “single trigger” change in control payments and benefits

× No strict benchmarking of compensation to a specific percentile of our compensation peer group

Our Performance(1)	(1) The adjustments to EBITDA and EPS, as well as reconciliations to the most directly comparable GAAP measures, are set forth in Appendix B of this proxy statement.

Compensation of our Named Executive Officers
•
Based upon our 2024 adjusted EBITDA and operating cash flow performance, our NEOs earned annual incentive awards at 78 percent of their individual target amounts.
•
Long-term incentives represented approximately 67 percent of our CEO’s 2024 Total Direct Compensation (as defined below), approximately 82 percent of which were in the form of performance-based awards.
•
Long-term incentives represented, on average, approximately 51 percent of our other NEOs’ 2024 Total Direct Compensation (as defined below), approximately 61 percent of which were in the form of performance-based awards.

Our Named Executive Officers	This Compensation Discussion and Analysis describes the compensation of the following NEOs:

Name	Current Title

Leroy M. Ball	Chief Executive Officer

Jimmi Sue Smith	Chief Financial Officer

James A. Sullivan	President and Chief Operating Officer

Stephanie L. Apostolou	Chief Legal and Sustainability Officer and Secretary

Stephen G. Lucas	Senior Vice President, Culture and Engagement

KOPPERS HOLDINGS INC.	19

EXECUTIVE AND DIRECTOR COMPENSATION

Executive Compensation Program Principles

The committee considers the following principles when it makes compensation decisions:

•
Pay for Performance — A significant portion of the total compensation of our NEOs should be based on performance and be at risk of forfeiture. We pay our NEOs higher compensation when they exceed our goals and lower compensation when they do not meet our goals.
•
Support Business Strategy — Our compensation programs should be aligned with our short-term and long-term business strategies.
•
Pay Competitively — We believe that total compensation for our NEOs should generally approximate the market median at target performance. Market is defined as individuals holding comparable positions and producing similar results at companies that the committee selects as our peers based on similar industry, revenue and complexity. Our peer group is listed below in the section called “Companies Used for Defining Competitive Compensation.” Compensation data from our compensation peer group is one of several factors that informs our judgment of appropriate parameters for compensation levels. We believe that over-reliance on strict benchmarking can result in compensation that is unrelated to the value delivered by our executive officers because strict benchmarking does not take into account the specific performance of the NEOs or any unique circumstances or strategic considerations.

Executive Compensation Objectives

Consistent with these overall principles, the committee has established the following objectives for its executive compensation programs, which are critical to our long-term success:

•
Attract — We want our compensation programs to be comparable to market in terms of level of pay and form of compensation so that we can attract talented executives.
•
Retain — We want to retain talented leaders whose continued employment is a key component of our overall success.
•
Engage — We want to inspire our executives to meet or exceed our goals and generate superior returns for our shareholders.
•
Align — We want to align the financial interests of our executives with those of our shareholders.

Key Components of Our Compensation Program

The key compensation objectives for our NEOs are achieved through the following mix of components of target compensation (“Total Target Compensation”) for 2024 for our CEO and other NEOs, respectively, and are discussed in more detail later in this Compensation Discussion and Analysis.

•
Base Salary — Recognizes different levels of responsibility within the company and serves as the basis for establishing target payouts for annual cash incentives and long-term equity incentives. Base salaries achieve our objectives to attract and retain our executives.
•
Annual Incentive Plan or AIP — Variable annual cash awards based upon weighted adjusted EBITDA and operating cash flow performance. Annual cash incentives serve to emphasize business growth and profitability by linking executive pay to corporate performance. Annual cash incentives achieve our objectives of attracting, retaining, and engaging our executives and aligning our executives’ financial interests with those of our shareholders.

20	2025 Proxy Statement

EXECUTIVE AND DIRECTOR COMPENSATION

•
Long-Term Equity Incentives — Comprised of PSUs with two multi-year performance objectives, each applicable to a portion of the awards, and RSUs. Long-term equity incentives focus executives on the achievement of long-term corporate goals and strengthen the retention value of our compensation program. Long-term equity incentives also achieve our objectives of attracting and engaging our executives and aligning our executives’ financial interests with those of our shareholders.

In addition to the components outlined above, our compensation program also provides our executives with certain retirement benefits, certain perquisites and individual change in control agreements (as described in the “Potential Payments upon Termination or Change in Control” section beginning on page 35 below). While we do not consider these benefits key components of our compensation program, they do assist in achieving our compensation objectives of attracting and retaining talented executives.

2024 Say-on-Pay Vote

We value our shareholders’ opinions and feedback and are committed to maintaining an active dialogue to understand the priorities and concerns of our shareholders. We believe that ongoing engagement builds mutual trust and alignment with our shareholders and is essential to our long-term success. We received strong support for our executive compensation program in the annual “say on pay” vote with over 98 percent approval at the 2024 annual meeting. The committee believes these results reflect our shareholders’ affirmation of our executive compensation program. Nevertheless, the committee regularly reviews and adjusts the program as needed to ensure it remains competitive and aligned with the best interests of the company and its stakeholders.

Our Compensation-Setting Process

Through the course of our compensation-setting process:

•
The independent members of our board ratify CEO compensation decisions, based on the recommendation of the committee;
•
The independent members of the board make compensation decisions regarding the other NEOs, based on the recommendation of the committee and the CEO; and
•
The committee is advised by an independent compensation consultant.

The fiscal year 2024 compensation decisions for our NEOs were made in three steps.

Steps	When

1. Design Program — The program for the year is reviewed, including targeted levels of annual and long-term pay and fixed and incentive compensation.	End of 2023

2. Establish Range of Compensation Opportunities — Incentive compensation opportunities are set based on corporate performance. Minimum, target, and maximum performance levels and payouts are established for incentive awards.

End of 2023 for long-term incentives Beginning of 2024 for annual incentives

3. Review Performance — Performance is reviewed and incentive pool amounts are approved which determines individual annual cash incentive amounts. Payout percentages for performance-based long-term equity awards are certified.

Beginning of 2025

The committee may use its judgment to supplement, reduce or modify at any time the compensation intended to be paid or awarded to the NEOs. The committee believes that it is in the best interest of the company and its shareholders that the committee have sufficient latitude to recognize and reward superior performance, which is important to attract and retain talented executives, and to adjust awards to reflect the quality of the company’s financial performance. The committee did not exercise any such discretion this year.

Overview of 2024 NEO Compensation. Our 2024 actual NEO compensation includes both short- and long-term incentives established using financial metrics. In addition to base salary, this structure, shown below, includes cash incentives and long-term equity incentives, comprised of PSUs and RSUs. The table below reflects, for each NEO, the total direct compensation (“Total Direct Compensation”) for 2024, computed in accordance with SEC regulations applicable to disclosure of NEO compensation in the Summary Compensation Table below minus amounts reported in the Summary Compensation Table for Changes in Nonqualified Deferred Compensation Earnings and All Other Compensation.

			Long-Term Incentive

NEO	Base Salary	Annual Cash Incentive	EBITDA PSUs	TSR PSUs	RSUs	Total Direct Compensation

Leroy M. Ball	$961,538	$899,563	$1,387,516	$1,765,903	$693,758	$5,708,278
Jimmi Sue Smith	$429,231	$233,400	$199,977	$127,256	$199,977	$1,189,841
James A. Sullivan	$650,000	$505,700	$584,994	$372,322	$584,947	$2,697,963
Stephanie L. Apostolou	$429,231	$233,400	$199,977	$127,256	$199,977	$1,189,841
Stephen G. Lucas	$356,628	$107,831	$173,229	$110,324	$173,229	$921,241
	#N/A

KOPPERS HOLDINGS INC.	21

EXECUTIVE AND DIRECTOR COMPENSATION

Please see our Summary Compensation Table on page 29 which also reports amounts for Changes in Nonqualified Deferred Compensation Earnings and All Other Compensation.

For our CEO, Mr. Ball, approximately 83 percent of 2024 Total Direct Compensation is pay-at-risk, which is payable over time or determined based upon financial goals or performance achievements, and approximately 71 percent of 2024 Total Direct Compensation is determined based upon financial goals or performance achievements. For our other NEOs, on average approximately 69 percent of 2024 Total Direct Compensation is pay-at-risk and approximately 49 percent of 2024 Total Direct Compensation is determined based upon financial goals or performance achievements.

2024 Compensation Decisions and Performance

Base Salary. As part of setting pay mix and structure for 2024, the committee evaluated NEO base salaries. Annual salary increases are neither automatic nor guaranteed, but determined by the committee after taking into consideration each NEO’s position with the company, their respective responsibilities and experience and peer company information for similar positions. Based on this evaluation, the following 2024 base salary increases for the NEOs were approved by the committee and ratified by the independent members of the board. All increases were effective April 1, 2024, except Mr. Sullivan's increase, which was effective January 1, 2024. Base salary increases of 5.4 percent and 8.3 percent were awarded to Mr. Ball and Mr. Sullivan, respectively, based upon the committee’s review of their experience in their respective roles, benchmarking against base salaries for comparable positions within the company’s compensation peer group, as well as recommendations from the committee’s independent compensation consultant. A base salary increase of 10.0 percent was awarded to Ms. Smith and Ms. Apostolou in order to be more competitive with market median. Mr. Lucas received the standard company-wide base salary increase.

NEO	Base Salary as of January 1, 2024	Base Salary as of April 1, 2024	Percentage Increase in 2024

Leroy M. Ball	$925,000	$975,000	5.4%
Jimmi Sue Smith	$400,000	$440,000	10.0%
James A. Sullivan	$650,000	$650,000	8.3%
Stephanie L. Apostolou	$400,000	$440,000	10.0%
Stephen G. Lucas	$346,500	$360,360	4.0%

Annual Cash Incentives. In early 2024, the committee approved and the board ratified our annual incentive plan, which served as the company’s main annual incentive plan for salaried employees. The annual cash incentive payouts under the annual incentive plan are based upon: (1) each participant’s target total annual incentive (125 percent of salary for Mr. Ball, 100 percent of salary for Mr. Sullivan, 75 percent of salary for Mses. Smith and Apostolou and 40 percent of salary for Mr. Lucas), and (2) the company’s performance in relation to the plan’s adjusted EBITDA and operating cash flow targets, which had weights of 75 percent and 25 percent, respectively. Adjusted EBITDA, as measured under the annual incentive plan, is defined as earnings before interest, taxes, depreciation and amortization, as adjusted by the committee in its discretion to account for certain items, as set forth on Appendix B hereto. Operating cash flow is defined as cash provided by operating activities, as set forth in the consolidated statement of cash flows in our Annual Report on Form 10-K for the year ended December 31, 2024, excluding any impact from planned pension terminations and other special items.

Taking all of these elements together, the committee’s framework for determining annual cash incentives for the NEOs can be expressed as follows:

22	2025 Proxy Statement

EXECUTIVE AND DIRECTOR COMPENSATION

The committee established a target adjusted EBITDA performance level of $283.0 million along with a range of incentive payouts at threshold, target and maximum performance levels (with linear interpolation for performance in between such levels), with corresponding payout percentages, each as set forth below.

Adjusted EBITDA	Performance	% of Target	% of Payout

Maximum	$339,600,000	120%	200%
Target	$283,000,000	100%	100%
Actual	$261,574,000	92%	81%
Threshold	$226,400,000	80%	50%

The committee established a target operating cash flow performance level of $150.0 million along with a range of incentive payouts at threshold, target and maximum performance levels (with linear interpolation for performance in between such levels), with corresponding payout percentages, each as set forth below.

Operating Cash Flow	Performance	% of Target	% of Payout

Maximum	$195,000,000	130%	200%
Target	$150,000,000	100%	100%
Actual	$120,951,000	81%	68%
Threshold	$105,000,000	70%	50%

For 2024, the company achieved adjusted EBITDA performance of $261.6 million and operating cash flow of $121.0 million, as calculated for purposes of the annual incentive plan. This corresponded to achievement of 92 percent of target adjusted EBITDA performance and 81 percent of target operating cash flow performance, with weightings of 75 percent and 25 percent, respectively. This led to a payout level of 81 percent for the 75 percent of our annual incentive opportunity that was based on adjusted EBITDA and 68 percent for the 25 percent of our annual incentive opportunity that was based on operating cash flow. Taken together, this resulted in a 78 percent payout level and the following annual cash incentive payments to our NEOs:

	At Target (100%)		Actual

Named Executive Officer	Target (% of Base Salary)	Target Dollar Amount	Actual Weighted Achievement (% of Target)	Earned Cash Award

Leroy M. Ball	125%	$1,156,250	78%	$899,563
Jimmi Sue Smith	75%	$300,000	78%	$233,400
James A. Sullivan	100%	$650,000	78%	$505,700
Stephanie L. Apostolou	75%	$300,000	78%	$233,400
Stephen G. Lucas	40%	$138,600	78%	$107,831

On February 12, 2025, we adopted an Amended and Restated Annual Incentive Plan (“A&R AIP”) that was substantively the same as our prior AIP, except that it clarified certain administration provisions and added other provisions that the committee determined would benefit the company and its shareholders. On March 5, 2025, we made new awards to executives, including our NEOs, under the A&R AIP. One-third of our NEOs' 2025 annual incentive award was on substantially the same terms as previous years, but the performance metrics were changed to adjusted EBITDA and modified net working capital as a percentage of sales, which had weights of 75 percent and 25 percent, respectively. The remaining two-thirds of our NEOs' 2025 annual incentive award was rolled over into a special TSR PSU award, the value of which was increased by 10 percent.

Long-Term Equity Incentives. In 2024, each NEO received his or her long-term incentive award in two primary forms (with the applicable weighting determined as described below):

•
PSUs – with an 80 percent weighting for Mr. Ball and a 60 percent weighting for our other NEOs, PSU payouts are determined by our performance over a three-year period based on two performance measures each applicable to a portion of the total award; and
•
RSUs – with a 20 percent weighting for Mr. Ball and a 40 percent weighting for our other NEOs, RSUs vest in three equal annual installments.

KOPPERS HOLDINGS INC.	23

EXECUTIVE AND DIRECTOR COMPENSATION

A portion of the 2024 PSU awards are eligible to be earned based upon the company’s relative total shareholder return (“TSR”) performance (“TSR PSUs”). An additional performance measure, three-year cumulative adjusted EBITDA, also applies to a portion of our PSU awards (“EBITDA PSUs”). Equity awards are granted under our shareholder-approved 2020 Long Term Incentive Plan, as amended (the “LTIP”). The table below summarizes the material terms and conditions of the 2024 long-term incentive awards.

What objective did the award serve in 2024?

•
PSUs aligned shareholder and management interests by focusing management on relative stock price appreciation and three-year cumulative adjusted EBITDA.

•
RSUs aligned to shareholder interests and also help to retain participants (some of whom are currently eligible for retirement), as well as to attract the next generation of our senior management.

When do the 2024 RSUs vest?	• Subject to certain retirement and termination provisions, RSUs vest in equal annual installments over three years.
When do the 2024 PSUs vest?	• Subject to certain retirement and termination provisions, PSUs will vest, if earned, if the participant remains in service through the third anniversary of the award date.
How do we measure performance for the 2024 PSUs?

•
A portion of the PSUs will be eligible to be earned if the company’s three-year cumulative adjusted EBITDA meets certain performance thresholds based on a range of adjusted EBITDA achieved over the relevant three-year measurement period.

•
A portion of the PSUs will be eligible to be earned in three separate tranches, each representing one-third of such portion, if the company’s TSR relative to the S&P Small Cap 600 Materials Index meets certain performance thresholds based on a range of relative TSR achieved over the relevant performance period. The first tranche will be earned, if at all, if the relevant threshold performance level is met at the end of a one-year performance period. The second tranche will be earned, if at all, if the relevant threshold performance level is met at the end of a two-year performance period and the third tranche will be earned, if at all, if the relevant threshold performance level is met at the end of a three-year performance period.

•
If the company’s TSR is negative over the three-year performance period, then the cumulative number of TSR PSUs that may vest for such three-year period will be capped at 150 percent of target.

Performance for EBITDA PSUs granted in 2024 is based on a range of adjusted EBITDA achieved over the relevant three-year measurement period as set forth in the following table:

Performance Level	Three-Year Cumulative Adjusted EBITDA	% of Units to Vest

Maximum	≥ $900,000,000	200%
Target	$840,000,000	100%
Threshold	$750,000,000	25%

Performance for TSR PSUs granted in 2024 is based on a range of relative TSR achieved in each of the relevant performance periods as set forth in the following table:

Relative TSR	Performance	% of Units to Vest

Outstanding	≥ 80th percentile	200%
	70th percentile	150%
Target	50th percentile	100%
	35th percentile	50%
Threshold	25th percentile	25%

24	2025 Proxy Statement

EXECUTIVE AND DIRECTOR COMPENSATION

The percentage vesting is interpolated on a straight-line basis for performance between levels above the threshold for both EBITDA PSUs and TSR PSUs.

The target dollar value of all equity awards to each NEO is determined based upon a multiplier of base salary. Once the total dollar value of the awards is determined for each NEO, the actual number of PSUs and RSUs is determined for each NEO as follows:

	PSU		RSU

Named Executive Officer	EBITDA	TSR

Leroy M. Ball	40%	40%	20%
Other NEOs	40%	20%	40%

The committee uses the closing price of our common stock on the NYSE on the grant date to determine the number of PSUs (assuming target achievement) and RSUs awarded.

The granting of a combination of RSUs and PSUs falls within the range of peer group practices, has a strong performance orientation and aligns our long-term compensation with the company’s strategic plan.

Results of TSR Performance-Based Restricted Stock Units. The table below summarizes the results of our outstanding TSR PSUs as of December 31, 2024. Our total shareholder return was measured against that of the S&P Small Cap 600 Materials Index (as described above) over the applicable three-year period, two-year period or one-year period as set forth below. Our percentile ranking on this performance measure determined the percentage of target shares (if any) that were earned for each tranche. If the company’s TSR is negative over the three-year performance period, then the cumulative number of units that may vest for such three-year period will be capped at 150 percent of target. The aggregate payout associated with the 2022 TSR PSUs which vested in January 2025 was 107.2 percent.

Performance Period	Relative TSR Performance - Percentile Rank	Percentage of Units to Vest

2024 TSR PSUs
One-year period ending December 31, 2024	24th	0.0%
2023 TSR PSUs
Two-year period ending December 31, 2024	66th	138.8%
One-year period ending December 31, 2023	87th	200.0%
2022 TSR PSUs
Three-year period ending December 31, 2024	59th	123.1%
Two-year period ending December 31, 2023	72nd	162.1%
One-year period ending December 31, 2022	32nd	36.3%

NEO Retirement Benefits. We maintain a 401(k) plan that permits U.S. salaried employees, including the NEOs, to contribute up to 60 percent of pay, subject to applicable limits for 401(k) plans. We match 100 percent of all salaried employee contributions to the 401(k) plan, including those of the NEOs, on the first three percent of an employee’s salary contributed to the plan and match 50 percent on the next two percent of an employee’s salary contributed to the plan. In order to remain competitive in the market for senior executive talent, we also maintain a supplemental benefit plan, which we refer to as the Benefit Restoration Plan, to restore employer non-elective contributions lost by certain U.S. highly-paid employees, including the NEOs, in our 401(k) plan under U.S. tax law. Under both plans, we make employer non-elective contributions tied to our financial performance. Employer contributions have not yet been made for 2024; however, we have assumed such contributions will be paid for 2024 consistent with past practice and the assumed amounts of such contributions are included in the tables below.

Perquisites and Other Benefits. We provide a limited number of perquisites and other benefits to certain of our NEOs, which include club dues, parking and executive physicals. Additional details of the perquisites and other benefits we provide are more fully described in the footnotes to the “All Other Compensation” column of the Summary Compensation Table below.

We provide these perquisites and other benefits to promote a healthy work/life balance and provide opportunities for developing business relationships. We believe they are important to our ability to attract and retain top-quality executive talent and are consistent with those provided to executives at other companies comparable to us. The costs associated with providing these benefits for our NEOs are reflected in the “All Other Compensation” column of the Summary Compensation Table below on page 29.

KOPPERS HOLDINGS INC.	25

EXECUTIVE AND DIRECTOR COMPENSATION

Our NEOs also participate in the same standard salaried benefit plans as our other U.S. salaried employees. This includes a basic welfare benefits package consisting of medical, dental, vision, life and disability insurance and accident insurance plans, as well as flexible spending arrangements for health care, dependent care and transportation expenses.

Our NEOs are provided certain protections in the event of their termination of employment under specified circumstances, including in connection with a change in control of the company. We believe that these protections serve our retention objectives by permitting our NEOs to maintain continued focus and dedication to their responsibilities in order to maximize shareholder value, including in the event of a transaction that could result in a change in control of the company.

Compensation Policies and Practices

Compensation and Risk. The committee has concluded that the company’s compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the company. The committee has designed a total compensation package with features that it believes will mitigate the risks associated with compensation policies and practices including:

•
Our compensation programs provide a reasonable balance between annual and long-term performance, with a significant portion of compensation opportunities being delivered in the form of long-term incentives;
•
Annual cash incentives are determined based on the company’s performance;
•
The committee has the ability to modify annual cash incentives earned to reflect the quality of the company’s financial performance, individual performance and other factors that should influence compensation;
•
The long-term incentive program focuses participants on longer-term stock price appreciation and EBITDA growth;
•
Executives are subject to stock ownership requirements that encourage a long-term perspective and ensure that the interests of executive officers are closely aligned with shareholders; and
•
We maintain the ability to clawback compensation in connection with a financial restatement.

Role of Consultants. In accordance with its authority to retain advisors, in late 2023, the committee engaged Meridian Compensation Partners, LLC (“Meridian”) as outside consultants to advise the committee with respect to 2024 compensation design decisions.

Meridian does not advise our management or receive any other compensation from us, except for performing valuations of TSR PSUs. In its role as independent advisor to the committee, Meridian provided advice to the committee from time to time on various executive compensation matters, including conducting an annual competitive compensation analysis, which Meridian prepared for the committee in late 2023.

In compliance with the SEC and the NYSE disclosure requirements regarding the independence of compensation consultants, Meridian provided the committee with a completed questionnaire addressing each of the six independence factors enumerated in the SEC requirements. Their responses affirm the independence of Meridian and the partners, consultants, and employees who service the committee on executive compensation matters and governance issues.

Companies Used for Defining Competitive Compensation. As stated above, one of the committee’s principles is to target the compensation of our NEOs within a range of the market median of our peer companies that were selected based on comparability in terms of industry, revenue and complexity. The revenue range for our 2024 peer group was $729 million to $3.910 billion (based on revenue for the last 12 months as of June 30, 2024), with the peer group consisting of companies in multiple related industries, including building products, commodity chemicals, forest products and specialty chemicals. In advance of its decisions regarding 2024 compensation, the committee reviewed with Meridian the 2023 peer group and, taking into account Meridian’s advice, confirmed that it continues to constitute an appropriate peer group for purposes of 2024 compensation decisions.

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EXECUTIVE AND DIRECTOR COMPENSATION

Accordingly, for purposes of 2024 compensation decisions, the peer group selected by the committee, in consultation with Meridian, consisted of the following:

(1)
Masonite International Corporation was part of the peer group for purposes of determining 2024 compensation. Masonite International Corporation was acquired by Owens Corning (OC) in May 2024. Because compensation benchmarking data is no longer available for Masonite International Corporation, the committee removed it from the peer group for purposes of determining 2025 compensation.

Statistical regression was not used to adjust peer compensation data based on our revenue positioning relative to the peer group.

Through its competitive assessment, Meridian determined that target cash compensation for the majority of our executives fell at or below the market median competitive range, while the target total compensation for just under half of our executives fell within market competitive range.

Stock Ownership Requirements for Our Named Executive Officers. The committee and our board of directors have approved stock ownership requirements for senior executive management. The requirements apply to selected members of the management team, including all of the NEOs. The committee and our board of directors have also approved stock ownership guidelines, which apply to our non-employee directors, as described more fully below under “Stock Ownership Guidelines for Our Non-Employee Directors.” The stock ownership requirements were designed to achieve the following objectives:

•
demonstrate senior management’s commitment to and confidence in the company’s long-term prospects;
•
align senior management’s interests with those of our shareholders;
•
support a long-term focus; and
•
quantify our expectations with regard to ownership of our stock by our senior management.

Our stock ownership requirements require our officers to accumulate a specified number of shares expressed as a value of stock ownership that is a multiple of base salary. The required value of stock ownership is converted into a number of shares that is recalculated annually. Until the stock ownership level is achieved, members of the management team are required to retain 75 percent of the net profit shares (i.e., excluding shares used for the payment of taxes) received from exercising stock options, the vesting of RSUs and PSUs.

Position		Ownership Requirement Multiple of Base Salary

Chief Executive Officer	(Mr. Ball)	6x
President and Chief Operating Officer	(Mr. Sullivan)	4x
Chief Financial Officer; Chief Legal and Sustainability Officer and Secretary; Senior Vice President, Culture and Engagement	(Mses. Smith and Apostolou and Mr. Lucas)	3x

Unvested RSUs and shares owned outright by the executives and/or their spouses count toward meeting the requirements. Unvested PSUs and unexercised stock options do not count toward meeting the stock ownership requirements for our executives.

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EXECUTIVE AND DIRECTOR COMPENSATION

All of our NEOs have achieved compliance with the target ownership level.

Policy on Insider Trading, Derivative Transactions and Restrictions on Hedging Transactions. We maintain an Insider Trading and Securities Compliance Policy (the “Policy”) governing the purchase, sale, gift, or other disposition or transfer of our securities that applies to all employees, officers (including our NEOs), directors and other Koppers personnel. We also follow this Policy for the repurchase of our securities. We believe that the Policy is reasonably designed to promote compliance with insider trading laws, rules, and regulations and the listing standards of the NYSE. A copy of the Policy was filed as Exhibit 19 to our Annual Report on Form 10-K for the year ended December 31, 2024. The Policy also prohibits our employees, officers (including our NEOs), directors and other personnel from directly or indirectly engaging in the following types of transactions with respect to our securities: certain forms of hedging or monetization transactions, such as prepaid variable forward contracts, equity swaps, collars and exchange funds, that would allow a person to hedge or offset any decrease in the market value of our securities; short sales; transactions in publicly traded options; pledging our securities as collateral for a loan; or holding our securities in margin accounts or a brokerage account with a “margin feature” (unless the margin feature is not utilized, company securities are otherwise excluded from being pledged or the account holder does not engage in any transaction that results in a lien upon the company securities in the account).

Clawback Policy. As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (Dodd-Frank Act), we maintain a clawback policy, which requires that certain incentive compensation paid to any current or former executive officer, including our NEOs, will be subject to recoupment if (x) the incentive compensation was calculated based on financial statements that were required to be restated due to material noncompliance with financial reporting requirements, without regard to any fault or misconduct, and (y) that noncompliance resulted in overpayment of the incentive compensation within the three fiscal years preceding the fiscal year in which the restatement was required. Incentive compensation subject to the clawback policy consists of compensation that is granted, earned or vested based wholly or in part upon the attainment of a financial reporting measure (as defined in our clawback policy), including stock price and total shareholder return, on and after October 2, 2023.

Change in Control Agreements. We have entered into separate change in control agreements with all NEOs. Each of these agreements is described in the “Potential Payments upon Termination or Change in Control” section beginning on page 35 below.

Tax Considerations. For federal income tax purposes, cash compensation, such as base salary or annual cash incentive, is includible as ordinary compensation income when earned, unless deferred under a company-sponsored deferral plan. Deferrals under tax-qualified plans, such as a 401(k) plan, do not affect the timing of our tax deduction. Deferrals under non-qualified plans, the adoption of which have been approved by the board of directors, will result in the deferral of our compensation deduction until such time as the cash compensation is paid to the employee.

Section 162(m) of the Internal Revenue Code generally places a $1 million annual deduction limit on compensation paid to “covered employees,” which includes our NEOs. The committee will — consistent with its past practice — design compensation programs that are intended to be in the best long-term interests of the company and our shareholders, with deductibility of compensation being one of several considerations taken into account.

We do not provide our NEOs with a “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Sections 280G, 4999, or 409A of the Internal Revenue Code. Sections 280G and 4999 of the Internal Revenue Code provide that executive officers, directors who hold significant equity interests in the company and certain other service providers may be subject to an excise tax if they receive payments or benefits in connection with a change in control of the company that exceeds certain prescribed limits, and that the company, or a successor, may forfeit a deduction on the amounts subject to this additional tax. Section 409A of the Internal Revenue Code also imposes additional significant taxes on an executive officer, director or other service provider to the company in the event that he or she receives “deferred compensation” that does not meet certain requirements of Section 409A of the Internal Revenue Code.

Accounting Considerations. When reviewing preliminary recommendations and in connection with approving the terms of a given incentive plan period, management and the committee review and consider the accounting implications of a given award, including the estimated expense and impact on EPS. We follow The Financial Accounting Standards Board Accounting Standards Codification Topic 718, or FASB ASC Topic 718, for our stock-based awards. FASB ASC Topic 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including stock options, RSUs and PSUs, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below for equity awards to our NEOs as required by the applicable SEC rules. FASB ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based compensation awards in their income statements over the period that the recipient of such compensation is required to render service in exchange for the award.

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EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table

The following table and related footnotes describe the total compensation awarded to, earned by or paid to our NEOs for services rendered during fiscal years 2024, 2023 and 2022.

Name and Principal Position	Year	Salary	Stock Awards(2)	Option Awards(3)	Non-Equity Incentive Plan Compensation	Change in Nonqualified Deferred Compensation Earnings(4)	All Other Compensation(5)	Total

Leroy M. Ball	2024	$961,538	$3,847,177	$—	$899,563	$—	$171,244	$5,879,522
Chief Executive Officer	2023	915,680	3,572,221	—	1,265,592	—	207,060	5,960,553
	2022	890,384	2,810,749	934,904	1,003,463	3,158	127,344	5,770,002
Jimmi Sue Smith	2024	$429,231	$527,210	$—	$233,400	$—	$70,527	$1,260,368
Chief Financial Officer	2023	393,269	502,973	—	278,100	—	75,777	1,250,119
	2022	375,000	446,200	117,153	220,500	47	48,315	1,207,215
James A. Sullivan	2024	$650,000	$1,542,263	$—	$505,700	$—	$110,764	$2,808,727
President and Chief Operating Officer	2023	583,577	1,287,777	—	741,600	—	112,050	2,725,004
	2022	532,538	980,515	257,512	403,760	858	76,109	2,251,292
Stephanie L. Apostolou	2024	$429,231	$527,210	$—	$233,400	$—	$59,587	$1,249,428
Chief Legal and Sustainability Officer and Secretary	2023	389,231	482,920	—	266,976	—	60,398	1,199,525
	2022	351,923	392,715	103,159	194,040	93	42,427	1,084,357
Stephen G. Lucas (1)	2024	$356,628	$456,782	$—	$107,831	$—	$176,229	$1,097,470
Senior Vice President, Culture and Engagement

(1)
Mr. Lucas was not an NEO in 2022 or 2023.
(2)
The amounts shown in these columns represent the aggregate grant date fair value of RSUs and PSUs granted to our NEOs computed in accordance with FASB ASC Topic 718. The value of TSR PSUs disclosed in the table is based upon a Monte Carlo valuation model and the value of the EBITDA PSUs is based on the probable outcome of the performance measures on the grant date. These award grant date fair values have been determined using the assumptions underlying the valuation of equity awards set forth in note 8 of the consolidated financial statements in our Annual Reports on Form 10-K for the years ended December 31, 2024, December 31, 2023 and December 31, 2022. Assuming the maximum amount of shares underlying each PSU are earned and vested (based on our relative TSR performance and achievement of cumulative adjusted EBITDA goals), the grant date fair values of PSUs granted in 2024 are: Mr. Ball, $6,306,838; Ms. Smith, $654,467; Mr. Sullivan, $1,914,632; Ms. Apostolou, $654,467; and Mr. Lucas, $567,108.
(3)
The amounts in this column reflect the aggregate grant date fair value of each option award granted during the fiscal year, computed in accordance with FASB ASC Topic 718. The valuation assumptions used in determining such value of an option award are described in note 8 of the consolidated financial statements in our Annual Reports on Form 10-K for the years ended December 31, 2024, December 31, 2023 and December 31, 2022.
(4)
The amounts disclosed in this column represent the portion of interest accrued (but not currently paid or payable) on deferred compensation that is considered above-market under SEC rules. In 2023 and 2024, the portion of interest accrued (but not currently paid or payable) on deferred compensation was not considered above market. Additional information regarding this plan is below under “2024 Non-qualified Deferred Compensation.”
(5)
Includes all other compensation, the components of which for 2024 are described in the table immediately below.

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All Other Compensation Table (2024)

	Perquisites(1)				Other Compensation
	Club Dues	Parking	Living Allowance	Executive Physical	Defined Contribution Plan Contributions(2)	Benefit Restoration Plan Credits (3)	Dividend Equivalent Units(4)	Total All Other Compensation

Leroy M. Ball	$36,200	$—	$—	$6,373	$26,565	$69,639	$32,467	$171,244
Jimmi Sue Smith	23,527	—	—	971	26,565	13,406	6,058	70,527
James A. Sullivan	19,508	3,540	—	6,273	26,565	38,653	16,225	110,764
Stephanie L. Apostolou	12,681	—	—	1,368	26,565	13,039	5,934	59,587
Stephen G. Lucas	—	—	130,400	6,473	26,565	6,467	6,324	176,229

(1)
The aggregate incremental cost for the perquisites is based on our direct, out-of-pocket cost for providing those benefits.
(2)
The full amount of “Defined Contribution Plan Contributions” disclosed for each NEO includes the actual amount of employer contributions made under our 401(k) plan and an assumed amount for employer non-elective contributions made under our 401(k) plan. Actual employer non-elective contributions have not yet been made for 2024; however, for purposes of this table, we have assumed that such contributions will be paid for 2024 in accordance with past practice. The assumed amount included for employer non-elective contributions with respect to each NEO is $12,765.
(3)
Actual Benefit Restoration Plan credits have not yet been made for 2024; however, for purposes of this table, we have assumed that such amounts will be credited for 2024 in accordance with past practice. Additional information regarding this plan is below under “2024 Non-qualified Deferred Compensation.”
(4)
Unvested RSUs and PSUs granted under our long term incentive plan are entitled to dividend equivalents at the same rate as dividends that are paid, if at all, to holders of our common stock, and such dividend equivalents are for the purpose of this proxy statement reflected as additional RSUs and PSUs, respectively, that are unvested when issued and vest on the same schedule as the underlying award. We call these dividend equivalent units or DEUs, which are only included in this column for RSUs and EBITDA PSUs because dividends are factored in the grant date fair value of TSR PSU awards.

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2024 Grants of Plan Based Awards

As further described in the “Compensation Discussion and Analysis” section above, the following table shows the details concerning the potential amounts payable to Messrs. Ball, Sullivan and Lucas and Mses. Smith and Apostolou for performance during 2024 under our annual incentive plan. The actual annual incentive amounts earned and paid to each NEO are included in the “Summary Compensation Table” above. The table below also reflects PSUs and RSUs granted to each NEO during 2024 under our LTIP, where applicable.

			Date Management Development and Compensation Committee Took Action	Estimated Possible Future Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Future Payouts Under Equity Incentive Plan Awards (3) (4)			All Other Stock Awards: Number of Shares of Stock or	Grant Date Fair Value of Stock and Option

Name	Form of Award (1)	Grant Date	to Grant Award	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units (4) (5) (#)	Awards (6) ($)

Leroy M. Ball	Annual Cash Incentive Award			578,125	1,156,250	2,312,500
	PSU Award	1/4/2024	12/6/2023				14,862	59,448	118,896		$3,153,419
	RSU Award	1/4/2024	12/6/2023							14,862	693,758

Jimmi Sue Smith	Annual Cash Incentive Award			150,000	300,000	600,000
	PSU Award	1/4/2024	12/6/2023				1,607	6,426	12,852		$327,233
	RSU Award	1/4/2024	12/6/2023							4,284	199,977

James A. Sullivan	Annual Cash Incentive Award			325,000	650,000	1,300,000
	PSU Award	1/4/2024	12/6/2023				4,700	18,799	37,598		$957,316
	RSU Award	1/4/2024	12/6/2023							12,531	584,947

Stephanie L. Apostolou	Annual Cash Incentive Award			150,000	300,000	600,000
	PSU Award	1/4/2024	12/6/2023				1,607	6,426	12,852		$327,233
	RSU Award	1/4/2024	12/6/2023							4,284	199,977

Stephen G. Lucas	Annual Cash Incentive Award			69,300	138,600	277,200
	PSU Award	1/4/2024	12/6/2023				1,392	5,568	11,136		$283,553
	RSU Award	1/4/2024	12/6/2023							3,711	173,229

(1)
The material terms of the awards reflected in this column are provided in the “Compensation, Discussion and Analysis—2024 Compensation Decisions and Performance” section under the headings “Annual Cash Incentives” and “Long-Term Equity Incentives.” The equity incentive plan awards were granted under our LTIP.
(2)
The amounts shown in these columns represent the threshold, target and maximum possible payouts of annual performance-based cash bonuses for NEOs based on the applicable NEO’s salary as of January 1, 2024. For Mr. Ball, the target payout was 125 percent of salary. For Mr. Sullivan, the target payout was 100 percent of salary. For Mses. Smith and Apostolou, the target payout was 75 percent of salary. For Mr. Lucas, the target payout was 40 percent of salary. Threshold performance would yield a payout of 50 percent of target and maximum performance would yield a payout of 200 percent of target. Amounts earned and paid to each NEO under our annual incentive plan are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.
(3)
The amounts shown in these columns represent the threshold, target and maximum possible payouts under our TSR PSUs and EBITDA PSUs granted in 2024. Threshold performance would yield a payout of 25 percent of target for both EBITDA PSUs and TSR PSUs and maximum performance would yield a payout of 200 percent of target for both EBITDA PSUs and TSR PSUs.
(4)
Unvested RSUs and PSUs granted under our LTIP are entitled to DEUs.
(5)
The RSU awards generally will vest in equal annual installments over three years on the anniversary of the January 4, 2024 grant date.
(6)
The amounts shown in this column represent the aggregate grant date fair value of PSUs and RSUs granted to our NEOs in 2024. See Footnote 2 to the Summary Compensation Table above, computed in accordance with FASB ASC Topic 718.

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Outstanding Equity Awards at Fiscal Year-End

The table below provides information concerning unvested RSUs, PSUs and unexercised options held by each NEO at December 31, 2024.

		Option Awards				Stock Awards

Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable(1) (#)	Option Exercise Price($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2)(#)	Market Value of Shares or Units of Stock That Have Not Vested(3)($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(4)(#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(3)($)

Leroy M. Ball	3/3/2015	6,000		$17.57	3/3/2025
	3/1/2016	60,728		18.11	3/1/2026
	3/3/2017	33,519		44.10	3/3/2027
	3/2/2018	41,123		41.60	3/2/2028
	3/6/2019	61,178		26.63	3/6/2029
	3/3/2020	92,180		19.63	3/3/2030
	1/4/2021	36,954	12,318	29.84	1/4/2031
	1/4/2022	26,590	26,590	32.19	1/4/2032
						146,084	$4,733,122	52,489	$1,700,644

Jimmi Sue Smith	1/4/2022	3,332	3,332	$32.19	1/4/2032
						23,482	$760,817	5,265	$170,570

James A. Sullivan	1/4/2021	—	4,750	$29.84	1/4/2031
	1/4/2022	—	7,324	32.19	1/4/2032
						56,593	$1,833,613	14,008	$453,867

Stephanie L. Apostolou	1/4/2022	2,934	2,934	$32.19	1/4/2032
						21,985	$712,314	5,113	$165,661

Stephen G. Lucas						16,018	$518,983	3,939	$127,632

(1)
Options granted on January 4, 2021 and January 4, 2022 will vest in annual installments of 25 percent over four years beginning on the first anniversary of the grant date.
(2)
The amounts shown in this column reflect the aggregate number of unvested RSUs awarded in 2021, 2022, 2023 and 2024, and related DEUs, if any. The RSUs (and related DEUs) are scheduled to vest in annual installments of 25 percent over four years beginning on the first anniversary of the grant date for the awards granted in 2021 and 2022 and in annual installments of one-third over three years beginning on the first anniversary of the grant date for the awards granted in 2023 and 2024, as summarized below. Included in this column are the earned portion (and related DEUs) of: (i) 2022-2024 TSR PSU awards, which were earned for performance through 2024 at 107.2 percent of target and vested on January 3, 2025; and (ii) 2023-2025 TSR PSU awards, which were earned for performance through 2024 at 169.4 percent of target and will vest on January 5, 2026.

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EXECUTIVE AND DIRECTOR COMPENSATION

Name	Grant Date	# of Unvested Shares	Vesting Date

Leroy M. Ball	1/4/2021	4,435	1/3/2025
	1/4/2022	4,941	1/3/2025
	1/4/2022	4,941	1/5/2026
	1/4/2022	52,950	1/3/2025
	1/4/2023	7,275	1/3/2025
	1/4/2023	7,275	1/5/2026
	1/4/2023	49,306	1/5/2026
	1/4/2024	4,987	1/3/2025
	1/4/2024	4,987	1/5/2026
	1/4/2024	4,987	1/5/2027

Jimmi Sue Smith	1/4/2021	1,282	1/3/2025
	1/4/2022	927	1/3/2025
	1/4/2022	927	1/5/2026
	1/4/2022	7,958	1/3/2025
	1/4/2023	2,187	1/3/2025
	1/4/2023	2,187	1/5/2026
	1/4/2023	3,703	1/5/2026
	1/4/2024	1,437	1/3/2025
	1/4/2024	1,437	1/5/2026
	1/4/2024	1,437	1/5/2027

James A. Sullivan	1/4/2021	1,709	1/3/2025
	1/4/2022	2,040	1/3/2025
	1/4/2022	2,040	1/5/2026
	1/4/2022	17,496	1/3/2025
	1/4/2023	5,603	1/3/2025
	1/4/2023	5,603	1/5/2026
	1/4/2023	9,487	1/5/2026
	1/4/2024	4,205	1/3/2025
	1/4/2024	4,205	1/5/2026
	1/4/2024	4,205	1/5/2027

Stephanie L. Apostolou	1/4/2021	1,282	1/3/2025
	1/4/2022	816	1/3/2025
	1/4/2022	816	1/5/2026
	1/4/2022	7,001	1/3/2025
	1/4/2023	2,101	1/3/2025
	1/4/2023	2,101	1/5/2026
	1/4/2023	3,557	1/5/2026
	1/4/2024	1,437	1/3/2025
	1/4/2024	1,437	1/5/2026
	1/4/2024	1,437	1/5/2027

Stephen G. Lucas	4/11/2022	6,598	4/11/2025
	1/4/2023	1,540	1/3/2025
	1/4/2023	1,540	1/5/2026
	1/4/2023	2,605	1/5/2026
	1/4/2024	1,245	1/3/2025
	1/4/2024	1,245	1/5/2026
	1/4/2024	1,245	1/5/2027

(3)
The amounts shown in this column represent the market value of these stock awards (and related DEUs) based on a closing market price of $32.40 per share on December 31, 2024, the last trading day in 2024.
(4)
The amounts shown in this column reflect the aggregate number of unvested PSUs awarded in 2023 and 2024. All TSR PSU grants (and related DEUs, if any), are scheduled to vest if we achieve a total shareholder return ranking above the 25th percentile as compared to the S&P Small Cap 600 Materials Index during the last two months of the applicable performance period. As of December 31, 2024, the total shareholder return ranked above the 25th percentile for the 2023 outstanding awards and below the 25th percentile for the 2024 outstanding awards. Accordingly, for purposes of determining the amounts shown in this column, we assumed maximum performance with respect to the 2023 TSR PSU awards and threshold performance with respect to the 2024 TSR PSU awards in accordance with applicable SEC regulations. All EBITDA PSU grants (and related DEUs, if any), are scheduled to vest if we achieve three-year cumulative Adjusted EBITDA goals. As of December 31, 2024, we have not met threshold cumulative Adjusted EBITDA. Accordingly, for purposes of determining the amounts shown in this column, we assumed threshold performance with respect to the 2023 and 2024 EBITDA PSU awards in accordance with applicable SEC regulations. The actual number may be more or less depending on the company’s performance during the applicable performance periods. The number of unvested shares is summarized below.

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Name	Grant Date	# of Unvested Shares	Vesting Date

Leroy M. Ball	1/4/2023	40,021	1/5/2026
	1/4/2024	12,468	1/5/2027

Jimmi Sue Smith	1/4/2023	3,828	1/5/2026
	1/4/2024	1,437	1/5/2027

James A. Sullivan	1/4/2023	9,803	1/5/2026
	1/4/2024	4,206	1/5/2027

Stephanie L. Apostolou	1/4/2023	3,676	1/5/2026
	1/4/2024	1,437	1/5/2027

Stephen G. Lucas	1/4/2023	2,694	1/5/2026
	1/4/2024	1,246	1/5/2027

2024 Option Exercises and Stock Vested

The table below sets forth information concerning aggregate exercises of stock options and the vesting of a portion of RSUs and PSUs held by the NEOs during 2024.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise	Value Realized on Exercise (1)	Number of Shares Acquired on Vesting	Value Realized on Vesting (2)

Leroy M. Ball	56,308	$1,435,144	64,123	$3,111,798
Jimmi Sue Smith	—	—	10,998	537,474
James A. Sullivan	48,621	1,000,161	27,622	1,337,561
Stephanie L. Apostolou	—	—	10,803	528,199
Stephen G. Lucas	—	—	7,997	441,250

(1)
Value realized is calculated by multiplying the number of exercised options by the difference between the closing price of our common stock on the date of exercise and the exercise price of the stock option. Amounts included do not deduct any taxes paid by the NEOs in connection with such exercises.
(2)
The amounts in this column represent the number of shares acquired upon the vesting of PSUs and RSUs multiplied by the closing stock price on the applicable vesting date. Amounts included do not deduct any taxes paid by the NEOs in connection with the vesting of the PSUs and RSUs.

2024 Non-qualified Deferred Compensation

The table below sets forth information as of December 31, 2024 with respect to our Benefit Restoration Plan, a defined contribution plan that provides for the deferral of compensation on a basis that is not tax-qualified. The Benefit Restoration Plan is described in further detail below. None of our NEOs made any contributions or withdrawals during 2024 under the Benefit Restoration Plan.

Name	Registrant Contributions in Last Fiscal Year ($)(1) (2)	Aggregate Earnings in Last Fiscal Year ($)(3)	Aggregate Balance at Last Fiscal Year End ($)(2) (4)

Leroy M. Ball	$69,639	$28,581	$685,254
Jimmi Sue Smith	13,406	1,249	41,658
James A. Sullivan	38,653	8,498	223,771
Stephanie L. Apostolou	13,039	1,667	49,681
Stephen G. Lucas	6,467	226	6,693

(1)
The amounts shown in this column are reported as compensation in 2024 in the Summary Compensation Table.

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(2)
As described above, the amounts disclosed in these columns include an assumed amount for employer credits made under our Benefit Restoration Plan. Actual employer credits have not yet been made for 2024; however, for purposes of this table, we have assumed that such amounts will be credited for 2024 in accordance with past practice.
(3)
No amounts reported in this column are reported as compensation in 2024 in the Summary Compensation Table for any NEO.
(4)
The following amounts reported in this column were reported as compensation in the Summary Compensation Table for previous years: $520,846 for Mr. Ball, $20,075 for Ms. Smith, $158,893 for Mr. Sullivan and $33,584 for Ms. Apostolou.

Benefit Restoration Plan

On August 8, 2007, the board of directors approved (effective January 1, 2007) a non-qualified, deferred compensation plan for eligible, highly compensated employees, including our NEOs, to replace certain contributions lost under the qualified defined contribution plan as a result of the compensation limits imposed under the tax code. Annually, the account of each participant is credited with a contribution equal to the difference between: (a) the amount the participant would have received under the qualified defined contribution plan for such year but for tax code limits; and (b) the amount the participant actually received under the defined contribution plan for such year. Generally, amounts in a participant’s account vest according to the same schedule as contributions made under our qualified defined contribution plan. Accounts are credited with investment earnings based on an interest rate determined by, primarily, the Moody’s Corporate Bond Yield Average as of the preceding December 31. The interest rate for 2024 was 4.91 percent. Benefits will typically be paid upon a separation from service in five equal annual installments.

Potential Payments upon Termination or Change in Control

The following information and related table set forth the details of the payments and benefits that would be provided to each NEO in the event that his or her employment is terminated with us for any reason including resignation, termination without cause, retirement, a constructive termination, a change in control or a change in the NEO’s responsibilities.

Broad-Based Severance Plan

Under our broad-based severance plan, salaried employees, including each of our NEOs, are entitled to one week of cash severance for each year of service if terminated without cause. For this purpose, “cause” means to the maximum extent permitted by applicable law and as determined by us in our sole discretion, a termination: (a) because of “conviction” of, or entering a plea of nolo contendere with respect to, a felony, or any misdemeanor evidencing moral turpitude, deceit, dishonesty, or fraud; (b) for engaging in conduct which constitutes failure to perform employment duties; (c) for unsatisfactory performance of employment duties; (d) for violating a material provision of our Code of Conduct, or our safety, health, environmental, or other policies; or (e) for engaging in any misconduct which we determine, in our sole discretion, has the effect of being injurious to the company.

Change in Control Agreements

We have entered into separate individual change in control agreements with each of our NEOs. These agreements have an initial two-year term and, thereafter, one-year automatically renewed terms. Notwithstanding the foregoing, in each case we reserve the right, in our discretion, to terminate the change in control agreement by providing notice of termination at least 90 days prior to the expiration of the then current term.

These agreements are designed to mitigate concerns arising from a change in control, and help to ensure the continued dedicated service of our key employees. Cash payments received under these agreements require a “double trigger”—that is, the occurrence of both a change in control and a qualifying termination of employment. Specifically, the change in control agreements set out benefits that become payable if one of the following events occurs within two years after a change in control has occurred:

•
the NEO terminates his or her employment upon 30 days written notice after (i) being requested to relocate his or her primary office to a location greater than 50 miles from the then current primary office of the NEO; or (ii) a material reduction in the NEO’s duties, responsibilities or compensation; or
•
the NEO’s employment is terminated by the company other than for cause or disability.

The benefits to which the NEO would be entitled in the event of a termination of the NEO’s employment under the above-specified conditions following a change in control include:

•
all of the NEO’s accrued salary to the date of termination;
•
a pro-rata bonus for the year in which the termination occurs equal to the average of the payments awarded for the previous two years;
•
a lump sum payment equal to twice the NEO’s base salary;

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EXECUTIVE AND DIRECTOR COMPENSATION

•
life, disability, accident and group health benefits (or the monetary equivalent of such benefits) for two years or until the NEO receives comparable benefits from a third party; and
•
continued indemnification for pre-termination acts and omissions.

The treatment of equity awards in connection with a change in control is handled in the equity award agreements themselves, described below, not in these agreements.

The payments and benefits to which the NEO would be entitled in the event he or she is terminated after a change in control will also be reduced as necessary to cause the total payments and “parachute payments” (as defined in the tax code) to not exceed the limitation set forth in Section 280G of the tax code.

Effect of Termination for Any Reason or Change in Control on Unvested LTIP Awards

As further described in the “Outstanding Equity Awards at Fiscal Year End” table, certain NEOs hold unvested RSUs, unvested PSUs, unvested DEUs associated with the foregoing and stock options under the LTIP. Other than in connection with an involuntary termination related to a change in control (as described below), if the employment of any of the NEOs is terminated for any reason (other than retirement, death or permanent disability), the NEO will forfeit any unvested RSUs, PSUs and stock options; the NEO will not forfeit any RSUs, PSUs and stock options already vested.

If the employment of any of the NEOs is terminated for retirement(1), death or permanent disability prior to the originally scheduled vesting date, vesting of RSUs, PSUs and stock options granted prior to 2024 will be as follows:

Type of Award	Vesting

PSUs

Pro-Rata Vesting at End of Measurement Period. Upon completion of the performance measurement period, the NEO will vest in a number of shares equal to the number of shares (if any) in which the NEO would have vested at the end of the measurement period had he/she continued in our service through the end of the measurement period multiplied by a fraction, the numerator of which is the number of days of service the NEO completed between the award date and the termination of the NEO’s service and the denominator of which is the total number of days in the measurement period.

RSUs and Stock Options

Immediate Pro-Rata Vesting. For awards granted in 2021, immediate vesting in the number of RSUs or stock options (if any) in which the NEO would have been vested at the time of the NEO’s termination had 25 percent of the RSUs or stock options that were scheduled to vest on the next anniversary of the award date instead vested in a series of 12 successive equal monthly installments over the duration of the 12-month period preceding such anniversary of the award date. For awards granted in 2022 (RSUs and stock options) and 2023 (RSUs only), immediate vesting in the number of RSUs or stock options equal to the number of shares (if any) in which the NEO would have vested on the next applicable vesting date had he/she continued in our service through such next applicable vesting date multiplied by a fraction, the numerator of which is the number of days of service the NEO completed between the prior applicable vesting date (or the award date, if applicable) and the date of termination of the NEO’s service, and the denominator of which is the total number of days from the prior applicable vesting date (or the award date, if applicable) to the next applicable vesting date.

(1)
For purposes of awards granted prior to 2024, retirement is defined as a voluntary termination from service (i) on or after the attainment of age 65, or (ii) on or after the attainment of age 55 with at least 10 years of service, or involuntary termination from service with at least 30 years of service other than in connection with a termination for misconduct. “Years of service” means the total number of years of “accumulated service” as such term is defined under our pension plan for salaried employees (regardless of whether the grantee is eligible to receive a benefit under such plan). Mr. Ball and Mr. Sullivan are currently eligible for retirement for purposes of these awards.

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RSU and PSU awards granted in 2024 include two categories of retirement, normal retirement(1) and early retirement(2). As a result of these changes, if the employment of any of the NEOs is terminated under the circumstances described below, in each case, prior to the originally scheduled vesting date, vesting of 2024 RSUs and PSUs will be as follows:

Type of Award

Termination of NEO Employment	PSUs	RSUs

Normal retirement(1)

Continued Full Vesting. Upon completion of the performance measurement period, the NEO will vest in a number of shares equal to the number of shares (if any) in which the NEO would have vested at the end of the measurement period had he/she continued in our service through the end of the measurement period if the termination of service occurs on or after the December 31st immediately following the award date. Vesting is conditioned upon the NEO’s continued compliance with restrictive covenants through January 5, 2027. The issue date with respect to such shares will be January 5, 2027.

Immediate Full Vesting. The NEO will immediately vest in all otherwise unvested shares if the termination of service occurs on or after the December 31st immediately following the award date. The issue date with respect to such shares will be the date(s) on which such shares would otherwise have become vested.

Early retirement(2), death, permanent disability or involuntarily after such NEO has completed at least 30 years of service(3) other than in connection with a termination for misconduct	Pro-Rata Vesting at End of Measurement Period. Same as for PSUs granted prior to 2024 as described in the table above.	Immediate Pro-Rata Vesting. Same as for 2022 and 2023 RSUs as described in the table above.

(1)
Normal retirement means a voluntary termination from service (i) on or after attainment of age 60 with at least 15 years of service, or (ii) on or after attainment of age 65; provided that the grantee has delivered at least 180 days prior written notice of termination. None of our NEOs are currently eligible for normal retirement for purposes of these awards.
(2)
Early retirement means a voluntary termination from service on or after age 55 with at least 10 years of service that is not a normal retirement; provided that the grantee has delivered at least 180 days prior written notice of termination. Mr. Ball and Mr. Sullivan would be eligible for early retirement for purposes of these awards if they deliver at least 180 days prior written notice of termination.
(3)
“Years of service” means the total number of years of “accumulated service” as such term is defined under our pension plan for salaried employees (regardless of whether the grantee is eligible to receive a benefit under such plan).

PSUs also provide that if the grantee’s employment terminates by reason of his or her (i) retirement, death or permanent disability for 2022 and 2023 grants, or (ii) early retirement, death, permanent disability or involuntarily after such grantee has completed at least 30 years of service other than in connection with a termination for misconduct for 2024 grants, in each case, on or after the last day of the measurement period but before the vesting date, then the grantee will vest in a number of shares equal to the number of shares (if any) in which he/she would have vested had his or her service continued without interruption through the vesting date.

In the event of a change in control, awards to the NEOs may be assumed or otherwise continued in effect or replaced with a cash retention program by the successor company. If this occurs, there will be no accelerated vesting of unvested RSUs, PSUs and stock options, regardless of the year in which they were granted, unless the NEO is involuntarily terminated (for reasons other than misconduct) within 24 months following the change in control.

If the awards to the NEOs are not assumed or otherwise continued in effect or replaced with a cash retention program by the successor company (or if the NEO is involuntarily terminated for reasons other than misconduct within 24 months following the change in control), there will be accelerated vesting of unvested RSUs, PSUs and stock options. For PSUs granted in 2022 and 2023, if the change in control occurs within the first eighteen months of the measurement period, this accelerated vesting would be for a number of shares equal to the number of shares that would have been earned if the performance objective at the end of the measurement period was at the target level (less any shares in which the grantee is at the time vested), and if the change in control occurs on or after the first day of the nineteenth month of the measurement period, this accelerated vesting would be for a number of shares equal to the number of shares that would have been earned pursuant to the performance objective (pro-rated through the date of the change in control if it occurs prior to the end of the measurement period) based on our actual performance through the earlier of the effective date of the change in control or the end of the measurement period. For EBITDA PSUs granted in 2024, this accelerated vesting would be for a number of shares based upon whether our compound annual growth rate of adjusted EBITDA meets certain performance thresholds as of the date of the change in control rather than on the basis of three-year cumulative adjusted EBITDA. For TSR PSUs granted in 2024, this accelerated vesting would be for a number of shares equal to the number of shares that have been earned pursuant to the performance objective (with such performance objective being pro-rated through the date of the change in control if it occurs prior to the end of the measurement period) based on our actual performance through the earlier of the effective date of the change in control or the end of the measurement period.

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Payments Made Upon Death or Disability

In the event of the death or disability of an NEO, the NEO will receive benefits under our life insurance plan or payments under our disability plan, as appropriate.

Quantification of Payments Made Upon Death, Disability, Retirement, Change in Control and Termination Without Cause

The following assumptions and principles apply with respect to the following table and any termination of an NEO:

•
The amounts shown in the table assume that each NEO was terminated on December 31, 2024 and the price of our common stock is equal to $32.40, the closing market price on December 31, 2024, which was the last trading day in 2024, and include the estimate of any additional amounts that would be paid to the NEO on the occurrence of the termination event. The actual amounts that would be paid to an NEO can only be determined at the time of an actual termination event or change in control and may be materially different from the estimated amounts included in the table below. In some cases, a release may be required before amounts would be payable.
•
An NEO is entitled to receive amounts earned during the term of his or her employment (such as his or her base salary) regardless of the manner in which his or her employment is terminated.
•
The estimated amounts included in the table only represent additional amounts that would be payable on the specific termination event.
•
The amounts estimated in connection with a termination related to a change in control in the table include the amount an NEO is entitled to receive under the LTIP if the awards are assumed or otherwise continued in effect or replaced with a cash retention program by the successor company followed by a qualifying termination. The amounts shown relating to TSR PSU awards and 2023 EBITDA PSU awards represent the value of these awards based on the actual performance through the effective date of the change in control on a pro-rated basis. The amounts shown relating to 2024 EBITDA PSU awards represent the value of these awards based on our compound annual growth rate of adjusted EBITDA as of the date of the change in control. In the event of a change in control in which the awards are not assumed or otherwise continued in effect or replaced with a cash retention program by the successor company, each NEO would be entitled to the equity award vesting acceleration set forth below under a Qualifying Termination Following a Change in Control.

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Named Executive Officer	Termination Due to Death, Disability or Retirement (1)	Qualifying Termination Following a Change in Control	Termination Without Cause Not Related to Change in Control (3)

Leroy M. Ball
Bonus	$899,563	$1,134,528	$—
Cash severance	—	1,950,000	262,500
Equity vesting	5,281,910	7,646,759	—
Health and welfare	—	43,680	—
Cutback(2)	—	(1,833,830)	—
	$6,181,473	$8,941,138	$262,500
Jimmi Sue Smith
Bonus	$233,400	$249,300	$—
Cash severance	—	880,000	33,848
Equity vesting	750,391	1,146,364	—
Health and welfare	—	52,116	—
Cutback(2)	—	(666,301)	—
	$983,791	$1,661,479	$33,848
James A. Sullivan
Bonus	$505,700	$572,680	$—
Cash severance	—	1,300,000	137,500
Equity vesting	1,809,705	2,840,159	—
Health and welfare	—	64,780	—
Cutback(2)	—	(146,198)	—
	$2,315,405	$4,631,421	$137,500
Stephanie L. Apostolou
Bonus	$233,400	$230,508	$—
Cash severance	—	880,000	110,006
Equity vesting	703,360	1,081,817	—
Health and welfare	—	9,148	—
Cutback(2)	—	(562,045)	—
	$936,760	$1,639,428	$110,006
Stephen G. Lucas
Bonus	$107,831	$146,256	$—
Cash severance	—	720,720	13,860
Equity vesting	526,488	799,099	—
Health and welfare	—	19,142	—
Cutback(2)	—	(62,901)	—
	$634,319	$1,622,316	$13,860

(1)
In the event of termination due to disability or retirement, the executive will receive the pro-rata share of the bonus to which he or she would have otherwise been entitled at year-end subject to the discretion of the CEO (as approved by the management development and compensation committee and the board) in accordance with the company’s annual incentive plan.
(2)
As discussed in “Change in Control Agreements,” we do not provide for any tax gross-up payments relating to the excise tax on excess “parachute payments” (as defined in the tax code). If an executive is entitled to receive payments upon a change in control, such payments will be reduced (“cutback”) by the terms of the applicable change in control agreement so that such payments do not exceed the limitation set forth in Section 280G of the tax code.
(3)
Under our broad-based severance plan, salaried employees are entitled to one week of cash severance for each year of service if terminated without cause.

In addition to the above amounts, Messrs. Ball, Sullivan and Lucas and Mses. Smith and Apostolou would also be entitled to a post-retirement benefit under our Benefit Restoration Plan, as described on pages 34 and 35. Please see page 34 for a quantification of the related payments.

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Director Compensation

We have adopted a standard arrangement to compensate each of our non-employee directors. In 2024, each non-employee director received the following:

Director Compensation Program

Annual Cash Retainer for Non-Employee Directors	$85,000
Supplemental Annual Cash Retainer for Non-Executive Chair	100,000
Supplemental Annual Cash Retainer for Committee Chair (except Audit Committee and Management Development and Compensation Committee)	12,500
Supplemental Annual Cash Retainer for Audit Committee Chair	20,000
Supplemental Annual Cash Retainer for Management Development and Compensation Committee Chair	15,000
Annual Equity Award of RSUs	110,000
Supplemental board meeting attendance fee for meetings in excess of six per year	1,000
Supplemental committee meeting attendance fee for meetings in excess of six per year	1,000

We also reimburse directors for their out-of-pocket expenses incident to their service on the board and in connection with attendance at board and committee meetings and the annual meeting of shareholders.

The annual equity award, which is in the form of RSUs, is issued to incumbent directors upon the date of our annual meeting. The annual equity award is issued to new non-employee directors upon the date that they are first elected to the board and is prorated for new non-employee directors serving less than twelve months. The actual number of RSUs to be granted to each non-employee director is determined on the grant date and is based upon the closing selling price per share of our common stock at the close of regular hours trading (i.e., before after-hours trading begins) on the NYSE as such price is officially quoted in the composite tape of transactions on the NYSE on the grant date. The annual equity award vests upon the earlier to occur of (a) the date which is 365 days after the grant date or (b) the date of the next annual meeting of the company, provided that, in both cases, the director remains in continuous service as a director of the company during such period. If a director terminates service prior to the vesting of his or her RSUs, the director will receive, on the date of termination of service, a number of shares equal to the number of shares in which the director would have vested at the end of the vesting period had he/she continued in our service through the end of such period multiplied by a fraction, the numerator of which is the number of days of service the director completed between the award date and the termination of the director’s service and the denominator of which is 365. In the event of a change in control, there will be accelerated vesting of unvested annual equity award RSUs.

At least every two years, the board reviews and sets the compensation for non-employee directors based, in part, on the recommendation of the management development and compensation committee. Director compensation was reviewed by the board in November 2024 and the following changes were adopted effective January 1, 2025: (1) the supplemental annual cash retainer for the nominating and corporate governance committee chair was increased from $12,500 to $15,000; and (2) the supplemental annual cash retainer for the management development and compensation committee chair was increased from $15,000 to $17,500. Factors considered include (i) the level of compensation necessary to attract and retain qualified directors; (ii) maintaining director independence; and (iii) providing incentives that encourage directors to act in the interests of shareholders. Pursuant to the terms of our LTIP, the aggregate grant date fair value for accounting purposes of all awards granted to any non-employee director during any single calendar year (excluding awards made at the election of such non-employee director in lieu of all or a portion of annual and committee cash retainers) will not exceed $200,000.

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2024 Director Compensation

The table below provides information concerning the compensation of our non-employee directors for 2024. Mr. Ball did not receive compensation for his service as a director in 2024. Mr. Ball’s compensation for his services as an employee is discussed above.

Name	Fees Earned or Paid in Cash (1)		Stock Awards (2)	Total

Stephen R. Tritch	$185,000	(3)	$110,000	$295,000
Xudong Feng, Ph.D.	97,500	(4)	110,000	207,500
Traci L. Jensen	86,000	(5)	110,000	196,000
David L. Motley	98,500	(6)	110,000	208,500
Albert J. Neupaver	98,500	(7)	110,000	208,500
Andrew D. Sandifer	85,000		110,000	195,000
Louis L. Testoni	106,000	(8)	110,000	216,000
Nishan J. Vartanian	74,959		133,575	208,534
Sonja M. Wilkerson	100,000	(9)	110,000	210,000

(1)
Each director received a total amount of $85,000 for his or her 2024 annual cash retainer, except for Mr. Vartanian who served for only part of the year ended December 31, 2024. Mr. Vartanian, who was elected to the board of directors effective as of February 13, 2024, received a total amount of $74,959 for his annual cash retainer for the period from February 13, 2024 through December 31, 2024.
(2)
On May 2, 2024, each incumbent non-management member of the board of directors was granted 2,079 RSUs. On February 14, 2024, Mr. Vartanian was granted 460 RSUs. The amounts in this column relating to the May 2, 2024 awards represent the grant date fair value of that grant, which is determined by multiplying the shares granted by $52.91 per share, the closing stock price on May 2, 2024. The amount in this column relating to Mr. Vartanian’s February 14, 2024 award represents the grant date fair value of that grant, which is determined by multiplying the shares granted by $51.25 per share, the closing stock price on February 14, 2024. These award grant date fair values have been determined in accordance with FASB ASC Topic 718 using the assumptions underlying the valuation of equity awards set forth in note 8 of the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2024. As of December 31, 2024, each incumbent non-management director held 2,079 unvested RSUs.
(3)
Mr. Tritch received an additional $100,000 for serving as chair of the board.
(4)
Dr. Feng received an additional $12,500 for serving as chair of the sustainability committee.
(5)
Ms. Jensen received an additional $1,000 for supplemental meeting fees.
(6)
Mr. Motley received an additional $12,500 for serving as chair of the nominating and corporate governance committee and an additional $1,000 for supplemental meeting fees.
(7)
Mr. Neupaver received an additional $12,500 for serving as chair of the strategy and risk committee and an additional $1,000 for supplemental meeting fees.
(8)
Mr. Testoni received an additional $20,000 for serving as chair of the audit committee and an additional $1,000 for supplemental meeting fees.
(9)
Ms. Wilkerson received an additional $15,000 for serving as chair of the management development and compensation committee.

Deferred Compensation

Our non-employee directors may elect to have some or all of their eligible compensation (including cash retainer and RSUs) credited to the Koppers Holdings Inc. Director Deferred Compensation Plan, thus deferring receipt of such compensation until after the director leaves the board. All amounts held in a director’s account under the Deferred Compensation Plan are credited as notional units each representing the right to receive one share of our common stock, or what we refer to as stock units. For cash compensation, the number of stock units is determined by dividing the dollar amount of the deferral by the closing selling price of our common stock on the NYSE on the date of the deferral. For stock compensation, the number of stock units is equal to the corresponding number of shares of our common stock that were earned by the deferring non-employee director. Should any cash dividend be declared and paid on our common stock while one or more stock units are credited to a director’s account, then each account will be credited additional full or fractional stock units on the applicable dividend payment date as determined by the fair market value per share of our common stock on such date. Each non-employee director will generally be paid his or her deferred compensation account balance no earlier than the May 31st following such non-employee director ceasing to be a member of the board, except in circumstances of death, in which case payment will be made as soon as administratively practicable. Each non-employee director’s account balance will be paid in either a lump sum or in annual installments for up to five years. All payments are made in the form of one share of our common stock for each stock unit credited to the director’s deferred account, except that we may elect to pay any fractional stock units in cash.

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Stock Ownership Guidelines for Our Non-Employee Directors

The committee and our board of directors have approved stock ownership guidelines for non-employee directors as part of our corporate governance guidelines. The stock ownership guidelines were designed to achieve the following objectives:

•
demonstrate the commitment of non-employee directors to and confidence in the company’s long-term prospects;
•
establish commonality of interest through direct ownership of company stock, encouraging a partner-like environment with non-employee directors and shareholders;
•
support a long-term focus; and
•
quantify our expectations with regard to ownership of our stock by our non-employee directors.

Our corporate governance guidelines provide that each non-employee director shall strive to accumulate a specified number of company shares. The suggested stock ownership level for non-employee directors is five times the annual cash retainer payable to the non-employee director. The suggested stock ownership level is converted into a number of shares that is recalculated annually. Until the stock ownership level is achieved, it is suggested that non-employee directors retain 75 percent of the net profit shares (i.e., excluding shares used for the payment of taxes) received from the vesting of RSUs. Non-employee directors are permitted to sell company securities pursuant to an approved Rule 10b5-1 plan or in an open window period outside of an approved Rule 10b5-1 plan.

Shares owned outright by non-employee directors and/or their spouses, shares held in a personal individual retirement account or rollover individual retirement account and unvested restricted stock or RSUs count toward meeting the guidelines.

All of our non-employee directors, except Mr. Sandifer and Mr. Vartanian, have achieved compliance with the suggested ownership level.

2024 Pay Ratio Disclosure

As required by applicable SEC rules, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Leroy M. Ball, our Chief Executive Officer (our “CEO”).

For 2024, our last completed fiscal year:

•
the annual total compensation of our median employee was $88,206; and
•
the annual total compensation of our CEO, as reported in the Summary Compensation Table included elsewhere in this proxy statement (adjusted as noted below), was $5,892,895.

Based on this information, for 2024 the ratio of the annual total compensation of Leroy M. Ball, our Chief Executive Officer, to the annual total compensation of our median employee was 67 to 1.

As disclosed in our 2023 proxy statement, we previously identified our median employee using our full-time, part-time and temporary employee population (without exclusions) as of December 31, 2022 and measured compensation based on “gross wages” for the identified employees as reflected in our payroll records for the twelve-month period beginning on January 1, 2022 and ending December 31, 2022. For gross wages, we generally used the total amount of compensation the employees were paid before any taxes, deductions, insurance premiums and other payroll withholding. We did not use any statistical sampling techniques.

There has been no change in our employee population or our employee compensation arrangements that we believe would significantly impact our pay ratio disclosure. Therefore, as permitted by SEC rules, we are using the same median employee that we used last year as the 2024 median employee. As required by SEC rules, we calculated 2024 annual total compensation for both our median employee and our CEO using the same methodology that we use to determine our NEOs’ annual total compensation for the Summary Compensation Table in this proxy statement.

We took the following steps, as permitted by SEC rules, to determine the annual total compensation of our median employee and our CEO:

•
For the annual total compensation of our median employee, we identified and calculated the elements of that employee’s compensation for 2024 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, but including the estimated value of the median employee’s health care benefits, resulting in annual total compensation of $88,206.

42	2025 Proxy Statement

EXECUTIVE AND DIRECTOR COMPENSATION

•
For the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2024 Summary Compensation Table included in this proxy statement. However, to maintain consistency between the annual total compensation of our CEO and the median employee, we also added the estimated value of our CEO’s health care benefits on an annualized basis (estimated for our CEO and our CEO’s eligible dependents at $13,373) to the amount reported in the Summary Compensation Table.

The CEO pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on the methodologies and assumptions described above. SEC rules for identifying the median employee and determining the CEO pay ratio permit companies to employ a wide range of methodologies, estimates and assumptions. As a result, the CEO pay ratios reported by other companies, which may have employed other permitted methodologies or assumptions and which may have a significantly different work force structure from ours, are likely not comparable to our CEO pay ratio.

Compensation Committee Interlocks and Insider Participation

During 2024, the following directors, all of whom are independent directors, served on our management development and compensation committee: Sonja M. Wilkerson, Xudong Feng, Ph.D., Traci L. Jensen, Albert J. Neupaver and Andrew D. Sandifer. None of our executive officers serve as a member of a board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our board or management development and compensation committee.

KOPPERS HOLDINGS INC.	43

2024 Pay Versus Performance Disclosure

Pay Versus Performance Table

As required by applicable SEC rules, we are providing the following information about the relationship between the compensation actually paid ("CAP") to certain individuals and certain of our financial performance measures. The calculations and analysis below do not necessarily reflect our approach to aligning executive compensation with performance. For further information concerning our pay-for-performance philosophy and how we align NEO compensation with our performance, refer to the Compensation Discussion and Analysis above.

			Average Summary Compensation Table Total	Average Compensation Actually Paid	Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)	for Non-PEO Named Executive Officers(3)	to Non-PEO Named Executive Officers(4)	Total Shareholder Return(5)	Peer Group Total Shareholder Return(5)	Net Income(6) (In millions)	Adjusted EBITDA(7) (In millions)

2024	$5,879,522	$(2,999,851)	$1,603,998	$179,349	$86.53	$165.34	$48.6	$261.6
2023	5,960,553	17,568,133	1,579,169	4,141,388	135.90	163.68	89.8	256.4
2022	5,770,002	2,902,239	1,404,909	903,710	74.33	136.42	63.2	228.1
2021	5,196,873	3,801,572	1,362,868	982,151	81.89	145.27	84.9	223.5
2020	4,126,547	2,936,710	1,191,596	971,101	81.53	122.68	121.0	211.5

(1)
The amounts shown in this column represent the amount of total compensation reported for Leroy M. Ball, our Chief Executive Officer, who is considered our Principal Executive Officer under applicable SEC rules (the “PEO”), for each corresponding year in the “Total” column of the Summary Compensation Table above.
(2)
The amounts shown in this column represent the amount of CAP to Mr. Ball, as computed in accordance with Item 402(v) of Regulation S-K. The amounts do not reflect the actual amount of compensation earned by or paid to Mr. Ball during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Ball’s total compensation for each year to determine the CAP:

Year	Reported Summary Compensation Table Total for PEO(a)	Less Reported Summary Compensation Table Value of PEO Equity Awards(b)	Plus Adjusted Value of Equity Awards(c)	Compensation Actually Paid to PEO

2024	$5,879,522	$3,847,177	$(5,032,196)	$(2,999,851)
2023	5,960,553	3,572,221	15,179,801	17,568,133
2022	5,770,002	3,745,653	877,890	2,902,239
2021	5,196,873	3,099,995	1,704,694	3,801,572
2020	4,126,547	2,060,259	870,422	2,936,710

(a)
This column represents the amount of total compensation reported for Mr. Ball for each corresponding year in the “Total” column of the Summary Compensation Table above.
(b)
This column represents the grant date fair value of equity awards reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table above for the applicable year.
(c)
This column represents an adjustment to the amounts in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year (a “Subject Year”). For a Subject Year, the adjusted amount replaces the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for Mr. Ball to arrive at CAP to Mr. Ball for that Subject Year. The adjusted amount is determined by adding (or subtracting, as applicable) the following for that Subject Year: (i) the year-end fair value of any equity awards granted in the Subject Year that are outstanding and unvested as of the end of the Subject Year; (ii) the amount of change as of the end of the Subject Year (from the end of the prior fiscal year) in the fair value of any awards granted in prior years that are outstanding and unvested as of the end of the Subject Year; (iii) for awards that are granted and vest in the Subject Year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the Subject Year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in the fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the Subject Year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the Subject Year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the Subject Year. The valuation assumption for the EBITDA PSUs granted during 2023 is 167 percent of fair value as this represents the probable performance as of December 31, 2024 for the period 2023-2025. The valuation assumption for the EBITDA PSUs granted during 2024 is 114 percent of fair value as this represents the probable performance as of December 31, 2024 for the period 2024-2026. For stock options, the fair value or change in fair value, as applicable, was determined using a Black-Scholes valuation model. The model references the closing stock price, in addition to the stock option’s strike price, expected life, volatility, expected dividend yield and

44	2025 Proxy Statement

2024 Pay Versus Performance Disclosure

risk-free rate as of the applicable measurement date. The amounts added or subtracted to determine the adjusted amount are as follows:

Year	Year End Fair Value of Equity Awards Granted in the Year	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards at FYE Granted in Prior Years	Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Adjusted Value of Equity Awards

2024	$1,990,796	$(6,764,522)	$(258,470)	$—	$(5,032,196)
2023	9,733,619	5,183,390	262,792	—	15,179,801
2022	2,339,493	(949,827)	(388,914)	(122,862)	877,890
2021	2,825,381	(1,255,454)	134,767	—	1,704,694
2020	3,930,775	(1,003,142)	(1,163,408)	(893,803)	870,422

(3)
The amounts shown in this column represent the average of the amounts reported for our NEOs as a group (excluding Mr. Ball) (the "Non-PEO NEOs") in the “Total” column of the Summary Compensation Table in each applicable year. Please refer to the Summary Compensation Table above for the applicable year. The names of each of the Non-PEO NEOs included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2024, Jimmi Sue Smith, James A. Sullivan, Stephanie L. Apostolou and Stephen G. Lucas; (ii) for 2023 and 2022, Jimmi Sue Smith, James A. Sullivan, Stephanie L. Apostolou and Leslie S. Hyde; (iii) for 2021, Michael J. Zugay, James A. Sullivan, Leslie S. Hyde and Stephanie L. Apostolou; and (iv) for 2020, Michael J. Zugay, James A. Sullivan, Leslie S. Hyde, Stephanie L. Apostolou, Steven R. Lacy and Douglas J. Fenwick.
(4)
The amounts shown in this column represent the average amount of CAP to the Non-PEO NEOs, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the Non-PEO NEOs during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the Non-PEO NEOs for each year to determine the CAP, using the same adjustment methodology described above in Footnote 2(c):

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs(a)	Less Average Reported Summary Compensation Table Value of Non-PEO NEO Equity Awards(b)	Less Average Reported Summary Compensation Table Value of Non-PEO NEO Accumulated Pension Benefit(c)	Plus Average Non-PEO NEO Adjusted Value of Equity Awards(d)	Average Compensation Actually Paid to Non-PEO NEOs

2024	$1,603,998	$763,366	$—	$(661,283)	$179,349
2023	1,579,169	684,135	4,818	3,251,172	4,141,388
2022	1,404,909	700,122	—	198,922	903,710
2021	1,362,868	635,750	—	255,034	982,151
2020	1,191,596	436,682	6,591	222,778	971,101

(a)
This column represents the average of the amounts reported for our Non-PEO NEOs in the “Total” column of the Summary Compensation Table above in each applicable year.
(b)
This column represents the average of the total amounts reported for our Non-PEO NEOs in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table above in each applicable year.
(c)
This column represents the average of the change in pension value amounts reported for our Non-PEO NEOs in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column in the Summary Compensation Table in each applicable year.
(d)
This column represents an adjustment to the average of the amounts reported for our Non-PEO NEOs in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table in each applicable year determined using the same methodology described above in Footnote 2(c). For each year, the adjusted amount replaces the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for each Non-PEO NEO to arrive at CAP to each Non-PEO NEO for that year, which is then averaged to determine the average CAP to the Non-PEO NEOs for that year. The amounts added or subtracted to determine the adjusted average amount are as follows:

Year	Average Year End Fair Value of Equity Awards Granted in the Year	Average Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards at FYE Granted in Prior Years	Average Fair Value as of Vesting Date of Equity Awards Granted in the Year and Vested in the Year	Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Adjusted Average Value of Equity Awards

2024	$472,998	$(1,096,162)	$—	$(38,119)	$—	$(661,283)
2023	2,237,990	971,370	—	41,812	—	3,251,172
2022	439,530	(172,654)	—	(44,192)	(23,762)	198,922
2021	464,793	(242,260)	132,024	22,112	(121,635)	255,034
2020	698,499	(159,014)	148,753	(219,104)	(246,356)	222,778

(5)
The amounts shown in these columns represent an initial $100 investment in each of our common stock and the S&P SmallCap 600 Materials for the cumulative periods from December 31, 2019 through the end of the applicable fiscal year (assuming reinvestment of the pre-tax value of dividends paid during the relevant period).

KOPPERS HOLDINGS INC.	45

2024 Pay Versus Performance Disclosure

(6)
The amounts shown in this column represent the amount of net income reflected in our audited financial statements for the applicable year.
(7)
The amounts shown in this column represent the amount of our adjusted EBITDA as calculated for performance measurement under our annual incentive plan for the applicable year and to measure performance of the EBITDA PSUs over the relevant three-year measurement period. Adjusted EBITDA, as measured under the annual incentive plan and for the EBITDA PSUs, is defined as earnings before interest, taxes, depreciation and amortization, as adjusted by our management development and compensation committee in its discretion to account for certain items, as set forth on Appendix B hereto.

Financial Performance Measures

As described in greater detail in the Compensation Discussion and Analysis section above, our executive compensation program reflects a pay-for-performance philosophy. The metrics that we use for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our shareholders. The most important financial performance measures that we used to link 2024 executive CAP to our NEOs to our performance are as follows:

Most Important Financial Performance Measures	Total Shareholder Return Adjusted EBITDA Operating Cash Flow

Analysis of the Information Presented in the Pay Versus Performance Table

As described in greater detail in the Compensation Discussion and Analysis section above, our executive compensation program reflects a pay-for-performance philosophy. We generally seek to incentivize long-term performance, and therefore we do not specifically align our performance measures with CAP (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance table.

Relationship Between CAP and Company and Peer Group TSR

The following chart sets forth the relationship between CAP to the PEO, average CAP to the Non-PEO NEOs, our cumulative TSR over the five most recently completed fiscal years and the S&P SmallCap 600 Materials TSR over the same period.

Given the emphasis in our executive compensation program on long-term equity incentive awards, which are tied to our stock price, we believe that the CAP to our PEO and Non-PEO NEOs is closely aligned with our stock price performance. Specifically, for each year shown in the table above and the graph below, approximately 60 percent of the Total Target Compensation to the PEO and approximately 45 percent of the Total Target Compensation to the Non-PEO NEOs was delivered in the form of long-term equity incentive awards, as described in the Compensation Discussion and Analysis section above.

46	2025 Proxy Statement

2024 Pay Versus Performance Disclosure

Relationship Between CAP and Adjusted EBITDA

The following chart sets forth the relationship between CAP to the PEO, average CAP to the Non-PEO NEOs and our adjusted EBITDA during the five most recently completed fiscal years.

Aside from our stock price performance, we believe that adjusted EBITDA is the most important financial performance measure that ties our NEOs’ compensation to our performance. Our adjusted EBITDA has increased each year from fiscal year 2020 through fiscal year 2024, as reflected in the Pay Versus Performance table above and illustrated in the graph below. Our year-over-year CAP outcomes over that same period do not always align directionally with the year-over-year adjusted EBITDA outcomes because the greatest sensitivity to our NEOs’ compensation is tied to our stock price. As such, we expect that stock price will continue to have a much larger impact on CAP than adjusted EBITDA.

Relationship Between CAP and Net Income

The following chart sets forth the relationship between CAP to the PEO, average CAP to the Non-PEO NEOs and our net income during the five most recently completed fiscal years.

Our net income increased in fiscal year 2020, decreased during fiscal years 2021 and 2022, increased during fiscal year 2023 and decreased during fiscal year 2024. CAP to the PEO and average CAP to the Non-PEO NEOs, however, varied significantly each year and does not align with our net income results. This is primarily because we do not use net income to determine executive compensation opportunities or performance. As a result, while we are required to include net income as a comparison in the Pay Versus Performance table above and the graph below, we would not necessarily expect to see alignment between our CAP and net income results.

KOPPERS HOLDINGS INC.	47

TRANSACTIONS WITH RELATED PERSONS

Policy Regarding Review of Related Party Transactions

The audit committee’s charter provides that the audit committee is responsible for reviewing and approving, or requesting review and approval by the board of, all proposed transactions with persons and entities that are considered to be “related persons” which would be required to be disclosed in the proxy statement for our annual meeting and certain other filings in accordance with rules promulgated by the SEC (which we refer to as “reportable related party transactions”). We have not adopted a written policy with respect to the audit committee’s or the board’s review, approval or ratification of reportable related party transactions. The term “reportable related party transaction” refers to a transaction required to be disclosed by us pursuant to Item 404 of Regulation S-K (or any successor provision) promulgated by the SEC. There were no reportable related party transactions during the 2024 fiscal year.

48	2025 Proxy Statement

LONG-TERM EQUITY INCENTIVE AWARD GRANT PRACTICES

We grant equity awards to executives on an annual basis using a grant date that occurs in the first quarter of each year. We also periodically grant equity awards in connection with certain management events, such as the hiring or promotion of an executive or the achievement by an executive of extraordinary personal performance objectives. We did not grant options, stock appreciation rights (SARs) or similar instruments with option-like features in 2024 and do not currently intend to grant such awards to our employees, officers (including our NEOs) or directors as part of our compensation program. Each equity award granted to our executives has a grant date that was on or after the date on which the committee approved the award. We do not schedule our equity awards in anticipation of the release of material nonpublic information and, therefore, do not take material nonpublic information into account when determining the terms of such equity awards. Awards are granted only at certain pre-designated times of the year or in connection with certain management events, and the committee does not schedule its equity awards to achieve more valuable executive compensation in connection with the timing of the release of material nonpublic information. Eligible employees, including our NEOs, may voluntarily enroll in our Employee Stock Purchase Plan and receive an option to purchase shares at a discount using payroll deductions accumulated during the prior three-month period. Purchase dates under our Employee Stock Purchase Plan are generally the last trading day in each calendar quarter.

KOPPERS HOLDINGS INC.	49

AUDITORS

The audit committee of the board of directors has appointed KPMG LLP as our independent registered public accounting firm for the 2025 fiscal year.

Representatives of KPMG LLP are expected to be present at our annual meeting and, while they do not plan to make a statement (although they will have the opportunity if they desire to do so), they will be available to respond to your appropriate questions.

We retained KPMG LLP during 2024 and 2023 to provide services in the following categories and amounts. Audit fees include fees and expenses related to the fiscal year audit and interim reviews, notwithstanding when the fees and expenses were billed or when the services were rendered. Audit-related fees and tax fees include fees and expenses for services related to the fiscal year, notwithstanding when the fees and expenses were billed or when the services were rendered.

(Dollars in thousands)	2024	2023

Audit fees (1)	$3,494	$2,865
Audit-related fees (2)	28	27
Tax fees (3)	673	462
All other fees	—	—
	$4,195	$3,354

(1)
Fees related to professional services rendered for the audits of our consolidated financial statements included in our Annual Report on Form 10-K, quarterly reviews of the consolidated financial statements included in our Quarterly Reports on Form 10-Q, audits of internal control over financial reporting, reimbursable expenses and statutory audits.
(2)
Fees for both years include professional services related to assistance with international accounting matters.
(3)
Fees related to reviews of our federal and certain foreign tax return filings, preparation of related calculations and transfer pricing documentation, United States and international tax consulting services, assistance with tax audits and advice on other international tax matters.

Our audit committee has adopted a written pre-approval policy, which requires the audit committee to generally pre-approve or specifically pre-approve all audit, audit-related, tax and other permissible non-audit services that may be provided by the independent auditor. Any pre-approvals made by the audit committee must specify the services covered by such pre-approvals in reasonable detail.

All proposals to engage the independent auditor to perform services which require pre-approval by the audit committee will be submitted to the chief financial officer and must include a description of the services to be rendered that is sufficiently detailed so that management will not be called upon to make a judgment about whether the services are pre-approved.

Proposals to engage the independent auditor to provide services that require specific approval by the audit committee will be submitted to the committee by both the independent auditor and the chief financial officer.

The audit committee has designated our internal auditor to monitor the performance of all services provided by the independent auditor, to determine whether such services are in compliance with this policy and to report to the audit committee on a periodic basis on the results of its monitoring.

All generally pre-approved services may not extend for more than one year, unless the audit committee specifically provides for a different period.

The chair of the audit committee has been delegated the authority by the audit committee to pre-approve proposed services by the independent auditor when the entire audit committee is unable to do so. The chair must report all such pre-approvals to the audit committee at the next audit committee meeting. The chair has authority to approve fees and costs of generally pre-approved services in amounts up to $100,000 per project, not to exceed an annual aggregate of $500,000. Any proposed services exceeding such levels require specific pre-approval by the audit committee.

The members of the audit committee believe they have performed their oversight responsibilities with diligence and care but believe it is important to note that in their capacity as members of our board of directors and audit committee, they are not professionally engaged in the practice of auditing or accounting.

All of the services performed by KPMG LLP in 2024 were pre-approved in accordance with the audit committee pre-approval procedures. In so doing, the audit committee determined that the provision of these services is compatible with maintaining the independence of our independent auditor.

50	2025 Proxy Statement

PROXY ITEM 2 — PROPOSAL TO APPROVE OUR AMENDED AND RESTATED 2020 LONG TERM INCENTIVE PLAN

Introduction

We are asking you to approve the adoption of the Amended and Restated 2020 Long Term Incentive Plan (the “Amended Plan”). The Amended Plan is an amendment and restatement of the 2020 Long Term Incentive Plan, which was originally adopted on March 16, 2020 and subsequently amended (the “Existing Plan”). A copy of the Amended Plan appears as Appendix A to this proxy statement.

On March 17, 2025, our board, upon the approval of the management development and compensation committee (which we refer to in this proposal as the “committee”), unanimously adopted the Amended Plan, subject to shareholder approval. The Amended Plan authorizes equity compensation awards for up to 1,000,000 shares of our common stock, plus the number of shares that remained reserved and available for issuance under the Existing Plan on the date the Amended Plan becomes effective (the “Amendment Effective Date”), plus shares underlying outstanding awards granted under the Existing Plan prior to the Amendment Effective Date or under the Amended Plan after the Amendment Effective Date, in each case that expire, or are terminated, surrendered or forfeited for any reason without issuance.

The Amended Plan will enable us to continue our executive compensation program, which is intended to attract, retain and engage directors, officers, employees and consultants as well as align their compensation with measures of the company's performance and the interests of our shareholders. In addition, shareholder approval of the Amended Plan is being sought in order to (i) meet NYSE listing requirements, (ii) establish a shareholder approved limit on annual compensation of non-employee directors, (iii) allow for incentive stock options to meet the requirements of the Internal Revenue Code of 1986, as amended (referred to as the “Code”) and (iv) conform to good corporate governance. If approved by shareholders, the Amended Plan would increase the number of shares available for equity compensation grants by 1,000,000 shares.

Discussion of the Purpose of the Proposal

The Amended Plan includes several provisions and features that are intended to protect and further the interests of our shareholders. The following features of the Amended Plan protect the interests of our shareholders:

•
Limitation on terms of stock options and stock appreciation rights. The maximum term of each stock option and stock appreciation right, or SAR, is ten years (or five years in the case of incentive stock options, or ISOs, granted to any employee who owns more than 10% of the company’s shares).
•
No repricing or grant of discounted stock options or SARs. The Amended Plan does not permit the repricing of options or SARs either by amending an existing award or by substituting a new award at a lower price. The Amended Plan prohibits the granting of stock options or SARs with an exercise price less than the fair market value of the common stock on the date of grant.
•
No single-trigger acceleration. Under the Amended Plan, we do not automatically accelerate vesting of awards in connection with a change in control of the company.
•
Minimum Vesting Requirements. The Amended Plan includes minimum vesting requirements. Equity-based awards generally cannot vest earlier than one year after grant. Certain limited exceptions are permitted.
•
Dividends. We do not pay dividends or dividend equivalents on stock options or SARs. We also do not pay dividends or dividend equivalents on unearned restricted shares, RSUs or PSUs, and any dividends or dividend equivalents granted in connection with RSUs or PSUs will only vest to the extent the underlying award actually becomes vested.
•
Clawback and other Applicable Policies. Awards granted under the Amended Plan and the right to receive shares or cash payments with respect to awards are subject to rescission, cancellation or recoupment under any clawback, recoupment or similar policy, including the Koppers Holdings Inc. Incentive-Based Compensation Recovery Policy. Awards granted under the Amended Plan are also subject to any other share trading or other policies passed by the committee or the board.
•
Director Limits. The Amended Plan contains annual limits on the amount of awards that may be granted to non-employee directors.

KOPPERS HOLDINGS INC.	51

PROXY ITEM 2 — PROPOSAL TO APPROVE OUR amended and restated 2020 LONG TERM INCENTIVE PLAN

The principle changes made to the Amended Plan are to:

•
Increase the number of shares of common stock reserved for issuance by an additional 1,000,000 shares, which we believe is necessary and appropriate to enable us to continue offering meaningful equity-based incentives to employees, non-employee directors and consultants.
•
Set the maximum aggregate grant date fair value of awards granted to any non-employee director during any single calendar year to be $350,000, excluding awards made at the election of such director in lieu of all or a portion of annual board and committee cash retainers.
•
Clarify that no dividends or dividend equivalents will vest and be paid unless the underlying grant vests and is paid.
•
Extend the term of the Amended Plan to the tenth anniversary of the Amendment Effective Date.
•
Make appropriate clarifying and updating changes to comply with current law and best practices.

We use equity compensation awards to provide long-term incentive compensation and to attract and retain highly regarded employees, non-employee directors and other non-employee service providers. Our board believes that our equity compensation program is an integral part of our approach to long-term incentive compensation, focused on shareholder return, and our continuing efforts to align shareholder and management interests. We believe that growth in shareholder value depends on, among other things, our continued ability to attract and retain employees and other service providers, in a competitive workplace market, with the experience and capacity to perform at the highest levels.

As of February 28, 2025, only 227,539 shares remain available for the grant of equity compensation awards under the Existing Plan based on target performance for performance-based awards. When performance is measured at maximum, the amount available for grant of equity compensation awards is reduced to a deficit of 482,892 shares. The board has determined that this is insufficient for our future equity compensation award needs. If shareholders do not approve the Amended Plan, we anticipate that we would not be able to make annual equity compensation award grants to employees and other eligible individuals in 2026 or in future years at the levels we believe appropriate to incentivize, attract and retain employees and other eligible individuals and would be required to consider other compensation alternatives. In addition, we would have insufficient shares to use for equity compensation grants to new employees and other eligible individuals at the levels we anticipate to be appropriate to attract and retain talent.

The board believes that equity compensation awards serve as a powerful attraction, retention and motivational tool that produces value for our shareholders. For the 2024 fiscal year, we achieved record safety performance, continued advancements in sustainability, and financial performance in the final three quarters of the year that exceeded prior year in several key metrics, all of which are highlights to build upon in 2025. We believe these results are attributable in part to the contributions of our employees and non-employee directors. We believe that those contributions are significantly enhanced by linking compensation to company performance through equity compensation awards. If we exhaust the shares available for grant under the Existing Plan, we will no longer be able to grant equity compensation awards to our employees and non-employee directors. In order to continue to provide competitive compensation packages, we would need to replace those awards with other forms of compensation, such as greater short and long-term cash performance incentives. Alternative forms of compensation, such as cash performance incentives, can be an important part of a compensation package. The company already includes cash performance incentives in its compensation packages, and we believe that by linking compensation to company performance they play a significant role in providing shareholder value. However, we believe that including equity awards in our compensation packages provides even greater shareholder value because we believe that the opportunity for equity ownership in the company has a more direct, long-term impact on employee performance.

Our board, upon the recommendation of the committee, with the assistance of its independent compensation consultant, determined the additional number of shares available for issuance under the Amended Plan based upon projected annual grants to current employees and other eligible individuals and equity compensation awards to new employees and other eligible individuals. We anticipate that if the Amended Plan is approved, the number of shares available for issuance will be sufficient to permit the grant of equity compensation awards to attract, retain and motivate employees and other eligible individuals for the next two to three years (based upon the total number of shares subject to time-vested grants and the target number of shares subject to performance-based grants).

In evaluating whether to adopt the Amended Plan, our board considered the dilutive effect of equity awards including the company’s equity overhang and annual share usage (burn rate), which are described in more detail below.

Overhang. As of February 28, 2025, approximately 2,085,370 shares of our common stock were subject to outstanding equity compensation awards or available for future equity compensation awards under our equity compensation plans, which represented approximately 9.2% (the “overhang percentage”) of our Fully Diluted Shares,

52	2025 Proxy Statement

PROXY ITEM 2 — PROPOSAL TO APPROVE OUR amended and restated 2020 LONG TERM INCENTIVE PLAN as defined in the table below excluding the proposed 1,000,000 new shares. The 1,000,000 new shares proposed to be included in the Amended Plan’s reserve would increase the overhang percentage to 13.1%.

Potential Overhang with 1,000,000 Requested New Shares

Stock Options Outstanding as of February 28, 2025	525,532
Weighted Average Exercise Price of Stock Options Outstanding as of February 28, 2025	$28.62
Weighted Average Remaining Term of Stock Options Outstanding as of February 28, 2025	4.3 years
Outstanding Full Value Awards as of February 28, 2025(1)	1,332,299
Total Equity Awards Outstanding as of February 28, 2025(2)	1,857,831
Shares Requested for the Amended Plan	1,000,000
Total Shares Available for Grant under the Existing Plan as of February 28, 2025	227,539
Total Potential Overhang under the Amended Plan(3)	3,085,370
Shares of Common Stock Outstanding as of February 28, 2025	20,487,250
Fully Diluted Shares(4)	23,572,620
Potential Dilution of 1,000,000 Shares as a Percentage of Fully Diluted Shares	4.2%

(1)
“Full Value Awards” includes RSUs and PSUs granted under the Existing Plan, assuming target performance for PSUs. If the number of PSUs earned were at the maximum level, the number of shares subject to outstanding Full Value Awards would total 2,042,730.
(2)
“Total Equity Awards” represents the sum of outstanding stock options and outstanding Full Value Awards, in each case as of February 28, 2025 and assuming target performance.
(3)
“Total Potential Overhang” includes the sum of the total number of equity awards outstanding as of February 28, 2025, assuming target performance, the number of shares requested for the Amended Plan and the number of shares authorized under the Existing Plan as of February 28, 2025.
(4)
“Fully Diluted Shares” reflects the sum of the total number of shares outstanding as of February 28, 2025, the total number of equity awards outstanding as of February 28, 2025, the number of shares available for grant under the Existing Plan as of February 28, 2025, and the number of additional shares requested for grant under the Amended Plan.

Burn Rate. The following table sets forth information regarding the total number of shares of our common stock subject to stock-settled, time-vested and performance-based equity compensation awards granted over each of the last three fiscal years under our Existing Plan:

	2024	2023	2022

Time-Vested Stock Options	—	—	98,108
Time-Vested Restricted Stock Units	179,002	238,544	250,760
Performance-Vested Restricted Stock Units(1)	182,196	267,073	153,236
Weighted Average Shares Outstanding	20,659,000	20,835,000	20,977,000
Burn Rate	1.7%	2.4%	2.4%

(1)
Number of shares is based upon the target number of shares subject to awards. We reserve shares based upon the target number of shares. The maximum number of shares that may be earned for grants in 2024, 2023 and 2022, respectively, are 326,772, 514,790 and 159,087.

The burn rate means that we used an annual average of 2.2% of the weighted average shares outstanding for awards granted or earned over the past three years.

In addition, we have already granted annual equity compensation awards under the Existing Plan for the 2025 fiscal year. With respect to 2025 fiscal year awards, RSUs have been granted with respect to a total of 291,569 shares, and PSUs have been granted with respect to 335,563 shares (assuming performance at target). These awards include one-time RSU grants of 30,873 shares and PSU grants of 136,959 shares in lieu of cash short-term incentive opportunity for 2025. Using the weighted average shares outstanding for the year ended December 31, 2024, this would represent an estimated burn rate of approximately 3.0% to 3.3% for 2025. The actual burn rate for 2025 awards will be determined when the fiscal year is complete as additional awards may be granted, including to new employees and other eligible individuals, and the actual weighted average outstanding shares is determined.

Effect of Non-Approval. In the event the Amended Plan is not approved at the 2025 annual meeting, then the increase in the number of authorized shares available for issuance will not be implemented. As a result, we will likely have insufficient shares to grant annual equity compensation awards to employees and other eligible individuals at the levels the board believes may be necessary to properly incentivize, attract and retain new and current employees and other eligible individuals, beginning with annual awards for the 2026 fiscal year.

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Material Terms of the Amended Plan

The following is a summary of the material features of the Amended Plan. This summary is qualified in its entirety by reference to the complete text of the Amended Plan, which is attached as Appendix A to this proxy statement. To the extent the description below differs from the text of the Amended Plan, the text of the Amended Plan, as set forth on Appendix A, shall control.

General. The purposes of the Amended Plan are to encourage selected individuals in our service or the service of our subsidiaries and selected affiliates to acquire a proprietary interest in our growth and performance, to generate an increased incentive to contribute to our future success and to enhance our ability and that of our subsidiaries and affiliates to attract and retain qualified individuals.

Awards. The Amended Plan provides for the grant to eligible persons of stock options, SARs, restricted stock, RSUs, performance shares, performance awards and dividend equivalents, which we refer to collectively as the “awards”. As of February 28, 2025, the fair market value of a share of our common stock was $29.11.

Eligibility. Individuals eligible to participate in the Amended Plan (“participants”) include officers and employees, non-employee board members and consultants in our service or the service of our subsidiaries or selected affiliates. However, an employee who is a member of a collective bargaining unit will not be eligible to receive an award under the Amended Plan unless the collective bargaining agreement covering that employee allows for his or her participation in the Amended Plan. As of February 28, 2025, approximately 2,100 employees (including nine executive officers), nine non-employee board members and approximately twenty consultants are eligible to receive awards under the Amended Plan.

Administration. The Amended Plan is administered primarily by our management development and compensation committee. However, subject to compliance with applicable law and applicable stock exchange listing requirements, our board of directors may establish and delegate authority to a secondary committee of two or more board members or officers to grant awards and take other actions under the Amended Plan for individuals other than executive officers and non-employee board members. Each committee acting within the scope of its administrative jurisdiction under the Amended Plan determines, among other things, which eligible individuals will receive awards, the types of awards to be received and the terms and conditions thereof and has authority to make any other determination(s) or take any other action(s) that it deems necessary or desirable to administer the Amended Plan. The term “plan administrator” as used in this plan summary will mean the management development and compensation committee or the secondary committee, to the extent each such committee is acting within its administrative jurisdiction under the Amended Plan.

Share Reserve. Subject to adjustment described below, if the Amended Plan is approved by our shareholders, 1,000,000 newly authorized shares of our common stock plus any shares of our common stock previously authorized under the Existing Plan will be reserved for issuance under the Amended Plan. In addition, shares underlying outstanding awards that, following the Amendment Effective Date, expire, or are terminated, surrendered or forfeited for any reason without issuance of such shares are also available for the grant of new awards under the Amended Plan. In no event may more than 1,000,000 shares be issued pursuant to option grants under the Amended Plan that are intended to be incentive stock options under the federal tax laws. All of these share amounts will be subject to anti-dilution adjustments in the event of certain changes in our capital structure, as described below.

Generally, the aggregate number of shares available for issuance under the Amended Plan will be reduced by one share for each share issued in settlement of any award; provided, however, that any award (or portion thereof) that is settled in cash, or the payment in cash of dividends or dividend equivalents under any outstanding award, will not be counted against, or have any effect on the Amended Plan’s share reserve. If any shares covered by an award granted under the Amended Plan are forfeited, or otherwise terminated or canceled without the delivery of shares, then the shares covered by such award, or the number of shares otherwise counted against the aggregate number of shares with respect to which awards may be granted, to the extent of any such settlement, forfeiture, termination or cancellation, will again become available for issuance under the Amended Plan. Any shares tendered or withheld in satisfaction of tax withholding obligations will again become available for issuance under the Amended Plan. If an option expires, terminates or is cancelled for any reason without having been exercised in full, or if any other award is forfeited, the shares not purchased by the participant or which are forfeited will again be available for awards to be granted under the Amended Plan. If any option is exercised by delivering previously owned shares in payment of the exercise price, only the net number of shares will be considered to have been issued pursuant to an award granted under the Amended Plan. The Amended Plan also permits certain substitute awards granted in assumption of or in substitution for awards of an acquired company. Substitute awards do not count against the share pool.

We intend to register the newly authorized 1,000,000 shares reserved for issuance under the Amended Plan on a Registration Statement on Form S-8 under the Securities Act of 1933, as amended, as soon as practicable after receiving shareholder approval.

Limitations on Awards to Non-Employee Directors. The aggregate grant date fair value of all awards granted to any non-employee director during any single calendar year (excluding awards made at the election of such non-employee director in lieu of all or a portion of annual board and committee cash retainers) will not exceed $350,000.

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Grants Generally. All awards granted under the Amended Plan are subject to the terms and conditions of the Amended Plan and such other terms and conditions consistent with the Amended Plan as the plan administrator deems appropriate and as are specified in writing in an award agreement. Awards need not be uniform among the participants.

Stock Options. ISOs, which are intended to qualify for special tax treatment in accordance with the federal tax laws, and nonqualified stock options, which are not intended to qualify for special tax treatment under the Code, may be granted under the Amended Plan. The plan administrator is authorized to set the terms of each option grant it makes under the Amended Plan, including the exercise price and the time and method of exercise. However, the exercise price will not be less than the fair market value of our common stock on the grant date, and the option term may not exceed ten years.

Stock Appreciation Rights. Two types of SARs may be issued:

•
Tandem SARs which provide the holders with the right to surrender their options for an appreciation distribution from us in an amount equal to the excess of (i) the fair market value of the vested shares of our common stock subject to the surrendered option over (ii) the aggregate exercise price payable for those shares.
•
Stand-alone SARs which allow the holders to exercise those rights as to a specific number of shares of our common stock and receive in exchange an appreciation distribution from us in an amount equal to the excess of (i) the fair market value of the shares of common stock as to which those rights are exercised over (ii) the aggregate base price in effect for those shares. The base price per share may not be less than the fair market value per share of our common stock on the date the stand-alone SAR is granted, and the right may not have a term in excess of ten years.

The appreciation distribution on any exercised tandem or stand-alone SAR may be paid in shares of our common stock or in cash. The plan administrator is authorized to set the terms of each SAR grant it makes under the Amended Plan, including the time and method of exercise.

Restricted Stock and RSUs. Awards of restricted stock and RSUs will be subject to such restrictions on transferability and other restrictions, if any, as the plan administrator may impose. Such restrictions will lapse under circumstances as the plan administrator may deem appropriate, including, without limitation, upon the completion of a specified period of continued employment or the attainment of pre-established performance objectives. Except as otherwise determined by the plan administrator, eligible participants granted restricted stock will have all of the rights of a shareholder, including the right to vote restricted stock and receive dividends thereon, provided that dividends will only be paid to the extent the restricted shares become vested. Except as otherwise determined by the plan administrator, upon termination of employment or service for any reason during the applicable restriction period, all shares of restricted stock and all RSUs still subject to restriction shall be forfeited.

Performance Awards. The plan administrator is authorized to grant performance awards under the Amended Plan, and has the discretion to determine, among other matters, whether performance awards are denominated or payable in cash, shares (including restricted stock and RSUs), other securities, other awards and property, the length of performance periods, and the performance goals applicable to the awards. A performance award may be structured as an award of restricted stock, RSUs or performance units based on the attainment of performance measures under the terms of the Amended Plan.

The plan administrator determines (A) the performance measures that will apply to the performance cycle; (B) with respect to performance units, the target amount payable to each participant; (C) with respect to RSUs and restricted stock, the target vesting percentage for the shares subject to the award; and (D) subject to the adjustment provisions described below, the criteria for computing the amount that will be paid with respect to each level of attained performance. The plan administrator may also set forth a threshold level of performance that must be attained during the performance cycle before any performance awards will vest and become payable and the percentage of the target amount (with respect to performance units) or the percentage of each award (with respect to RSUs and restricted stock) that will vest and become payable upon attainment of various levels of performance that equal or exceed the required threshold level. The plan administrator may select as the performance measure for a performance cycle any performance goals which it may consider appropriate for the award, which may include, but may not be limited to, one or a combination of the following performance measures, as interpreted by the plan administrator, which measures (to the extent applicable) will be determined in accordance with United States GAAP relating to the company and/or its affiliates: (i) earnings or operating income before interest, taxes, depreciation, amortization and/or charges for stock-based compensation; (ii) earnings or operating income before interest and taxes and/or charges for stock-based compensation; (iii) earnings per share; (iv) growth in earnings or earnings per share; (v) market price of the company’s common stock; (vi) return on equity or average shareholder equity; (vii) total shareholder return or growth in total shareholder return, either directly or in relation to a comparative group; (viii) return on capital; (ix) return on assets or net assets; (x) invested capital, rate of return on capital, return on invested capital or improvements on capital structure; (xi) bond ratings; (xii) safety, health or environmental record or performance; (xiii) sales, revenue, growth in revenue or return on sales; (xiv) income or net income; (xv) operating income or net operating income; (xvi) operating profit or net operating profit; (xvii) operating margin; (xviii) return on operating revenue or return on operating profit; (xix) cash flow or cash flow per share (before or after dividends); (xx) market share; (xxi) collections and recoveries; (xxii) debt reduction, borrowing levels, leverage ratios or credit rating; (xxiii) compliance with covenants in the company’s and/or its affiliates’ debt agreements; (xxiv) litigation and regulatory resolution goals; (xxv) expense control goals; (xxvi) budget comparisons; (xxvii) development and

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implementation of strategic plans and/or organizational restructuring goals; (xxviii) productivity goals; (xxix) workforce management and succession planning goals; (xxx) economic value added or other value added measures; (xxxi) on-time delivery, quality standards and/or other measures of customer satisfaction; (xxxii) employee retention and/or attrition rates; (xxxiii) comparable site sales; (xxxiv) resolution and/or settlement of litigation and other legal proceedings; (xxxv) regulatory compliance; (xxxvi) satisfactory internal or external audits; (xxxvii) improvement of financial ratings; (xxxviii) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration; geographic business expansion goals, cost targets, management of employment practices and employee benefits, or supervision of information technology; (xxxix) formation of joint ventures or marketing or customer service collaborations or the completion of other corporate transactions intended to enhance the company’s revenue or profitability or enhance its customer base; (xxxx) mergers and acquisitions, divestitures and/or business expansion; and (xxxxi) other similar criteria consistent with the foregoing. The plan administrator may also grant performance awards that are based on measures other than those set forth above.

The plan administrator may, in its discretion, select performance measures that measure the performance of the company or one or more business units, divisions or subsidiaries of the company, and may select performance measures that are absolute or relative to the performance of one or more comparable companies or an index of comparable companies.

No performance award will vest until the plan administrator determines the level at which each applicable performance measure has been attained for the performance cycle. In determining the level of attainment of each applicable performance measure, the plan administrator may, in its discretion, include or exclude any extraordinary or nonrecurring items, as determined in accordance with United States GAAP, certain changes in our capital structure and the cumulative effect of changes in the law, regulations or accounting rules, and may determine to include or exclude, among other items, one or more of the following items, each determined in accordance with United States GAAP (to the extent applicable) and as identified in our financial statements, notes to the financial statements or discussion and analysis of management: (A) asset impairments or write-downs; (B) litigation expenses, judgments, verdicts and settlements; (C) accruals for reorganization and restructuring programs; (D) the income, gain or loss attributable to the operations of any business acquired by us (including our affiliates); (E) the income, gain or loss attributable to one or more business operations or the assets thereof that are the subject of divestiture during the applicable performance cycle; (F) the effect of foreign currency fluctuations or changes in exchange rates; (G) expenses incurred in connection with a refinancing of our debt (including the debt of our affiliates); and (H) any event or transaction considered to be of an unusual nature or of an infrequent occurrence under GAAP.

Performance awards will be paid no later than the 15th day of the third month following the end of the calendar year (or, if later, following the end of the company’s fiscal year) in which such performance awards are no longer subject to a substantial risk of forfeiture, except to the extent that payment is deferred under the terms of a duly authorized deferred compensation arrangement that complies with the applicable requirements of Section 409A of the Code, in which case the terms of such arrangement shall govern.

Performance awards will automatically terminate if the performance measures established for the performance award are not attained or satisfied.

Dividends and Dividend Equivalents. Subject to the terms of the Amended Plan and any applicable award agreement, a participant may be entitled to receive dividends or dividend equivalents with respect to shares covered by an award, other than an award of stock options or SARs. Dividends or dividend equivalents may be credited as additional shares or units. However, no dividends or dividend equivalents will vest or otherwise be paid out prior to the time that the underlying award (or portion thereof) has vested and, accordingly, will be subject to cancellation and forfeiture if such award does not vest (including both time-based and performance-based awards).

Minimum Vesting Requirements. While the plan administrator generally may set the terms and conditions of awards, the Amended Plan requires that equity-based awards may not vest earlier than the first anniversary of the date the award is granted. This requirement does not apply to awards to non-employee directors that vest on the earlier of the one year anniversary of the date of grant or the next annual meeting of shareholders (but not less than 50 weeks). Also, the plan administrator may grant equity-based awards without regard to the minimum vesting requirement with respect to a maximum of 5% of the available share reserve authorized for issuance under the Amended Plan. In addition, the minimum vesting requirement does not apply to the plan administrator’s discretion to provide for accelerated exercisability or vesting of any award, including, but not limited to, cases of retirement, death, disability or a change in control, in the terms of the award or otherwise.

Prohibition on Repricing. Under the terms of the Amended Plan the plan administrator may not (i) implement any cancellation or re-grant program pursuant to which outstanding options or SARs are cancelled and new options or SARs are granted in replacement with a lower exercise or base price per share, (ii) cancel outstanding options or SARs with exercise or base prices per share in excess of the then-current fair market value per share for consideration payable in cash, equity or in the form of any other award, except in connection with a change in control transaction or pursuant to an adjustment in connection with certain corporate transactions, or (iii) otherwise reduce the exercise price or base price in effect for outstanding options or SARs, as applicable, except in connection with an equity adjustment under the terms of the Amended Plan, without in each such instance obtaining the approval of our shareholders.

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Changes in Control. Unless otherwise provided under the terms of the award, in the event that we experience a change in control, the plan administrator may provide for the following treatment for any outstanding awards under the Amended Plan:

(i)
If and to the extent that outstanding awards under the Amended Plan are (1) assumed or otherwise continued in effect by the successor corporation or (2) replaced with a cash incentive program or equity awards which preserve the spread existing value of the awards (e.g., for stock options and SARs, the excess of the fair market value of those shares over the exercise or base price payable for such shares) at the time of the change in control and provides for subsequent payout of that spread in accordance with the same vesting schedule in effect for those shares, then all such awards or such substitutes for such awards shall remain outstanding and be governed by their respective terms and the provisions of the Amended Plan.
(ii)
If and to the extent that outstanding awards are not so assumed, continued or replaced, then the plan administrator may provide for any of the following treatment for such awards: (1) outstanding options and SARs will immediately vest upon a change in control; (2) the restrictions and other conditions applicable to outstanding restricted stock and restricted stock units, including vesting requirements shall immediately lapse; and/or (3) for any awards as to which vesting depends upon the satisfaction of one or more performance measures, the committee shall determine how such performance measures shall be measured as of the date of the change in control. Such awards shall be paid in cash, shares or a combination thereof, as determined by the plan administrator, within 30 days following the change in control (unless the settlement of the award must be made pursuant to its original schedule in order to avoid the incurrence of certain additional taxes). Alternatively, the plan administrator may, in its sole discretion, upon advance notice to participants, provide for the cancellation of such awards and for a payment, if any, based upon the price per share to be received by shareholders of the company in such a transaction.

The plan administrator will have complete discretion to grant one or more awards which will become exercisable as to all the underlying shares upon a change in control followed by the individual’s termination of service with us or the successor entity (actually or constructively) within a designated period following a change in control.

Unless otherwise provided in an award agreement, a change in control will be deemed to occur in the event (a) we are acquired by merger or asset sale, (b) any person or group of related persons becomes directly or indirectly the beneficial owner of securities possessing more than 50% of the total combined voting power of our securities, (c) there is a change in the majority of our board of directors over a consecutive two-year period as a result of one or more contested elections for board membership, (d) securities possessing more than 20% of the total combined voting power of our outstanding securities are acquired pursuant to a hostile tender offer, (e) there is a sale of all or substantially all of our assets, or (f) there is a consummation of a liquidation or dissolution of the company. Notwithstanding anything to the contrary, any definition of change in control in an award agreement must provide that a change in control will not occur until consummation or effectiveness of a change in control of the company (i.e., it may not provide that a change in control will occur upon the announcement, commencement, shareholder approval or other potential occurrence of any event or transaction that, if completed, would result in a change in control of the company). The plan administrator may modify the definition of change in control for a particular award as it deems necessary or appropriate to comply with Section 409A of the Code. If an award constitutes deferred compensation subject to Section 409A of the Code and the award provides for payment upon a change in control, then for purposes of such payment provisions, no change in control shall be deemed to have occurred upon an event described above unless the event would also constitute a change in ownership or effective control of, or a change in the ownership of a substantial portion of the assets of, the company under Section 409A of the Code.

Withholding. Under the terms of the Amended Plan, we (including any affiliate) may withhold from any award granted under the Amended Plan, or any payment due or transfer made under any award or the Amended Plan, an amount (in cash, shares, securities, other awards or other property) that is sufficient to satisfy federal, state, local, foreign or other taxes (including Federal Insurance Contributions Act or other applicable social tax obligation). The plan administrator may provide participants with the right to have us (including any affiliate) withhold a portion of the shares otherwise issuable to such participants in an amount equal to the aggregate fair market value of the applicable withholding taxes to which such participants become subject in connection with the exercise, vesting or settlement of their awards.

Capital Structure Adjustments. In the event that the plan administrator determines that any dividend or other distribution (other than regular cash dividends), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of our shares or our other securities, issuance of warrants or other rights to purchase our shares or our other securities, or other similar corporate transaction or event affects our shares such that an adjustment is determined under the Amended Plan to be appropriate in order to prevent dilution or enlargement of the benefits intended to be made available under the Amended Plan, then the plan administrator will make adjustments, in such manner as it may deem equitable, to (i) the number and type of shares (or other securities or property) which thereafter may be made the subject of awards under the Amended Plan, (ii) the number and type of shares (or other securities or property) subject to outstanding awards, (iii) the grant, purchase or exercise price with respect to any award, or, if the plan administrator deems it

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appropriate, make provision for a cash payment to the holder of an outstanding award, (iv) the maximum number of shares or other securities which may be issued pursuant to ISOs, and (v) the maximum number of shares or other securities for which any one participant may be granted awards per calendar year. Shares issued under awards granted in assumption, substitution or exchange for previously granted awards of a company acquired by the company will not reduce the shares available under the Amended Plan, and available shares under a shareholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for awards under the Amended Plan and will not reduce the Amended Plan’s share reserve (subject to any applicable stock exchange listing requirements).

Amendments to the Amended Plan. Our board (or any authorized committee thereof) may amend or modify the Amended Plan at any time. However, no such amendment or modification may materially adversely affect the rights and obligations with respect to any outstanding award unless the participant consents to such amendment or modification. In addition, amendments to the Amended Plan will be subject to shareholder approval to the extent required under applicable law or regulation or pursuant to the listing standards of the stock exchange on which our common stock is at the time primarily traded. Additionally, the provisions of the Amended Plan prohibiting the repricing of options or SARs may not be amended without obtaining the approval of shareholders.

Amendments to Awards. Except as otherwise provided in the Amended Plan, the plan administrator may waive any conditions or rights with respect to, or amend, alter, suspend, discontinue, or terminate, any unexercised award. However, the participant’s consent will be required with respect to any suspension, discontinuation or termination of an award or any amendment or alteration, that would materially impair the rights of such participant thereunder.

Effective Date and Term. The Amended Plan will become effective on the Amendment Effective Date. The Amended Plan will terminate at the earliest of (a) such time as no shares of company common stock remain available for issuance under the Amended Plan, (b) termination of the Amended Plan by the board, or (c) the tenth anniversary of the Amendment Effective Date. No awards may be made under the Amended Plan after the 10th anniversary of the Amendment Effective Date. Any awards that are outstanding when the Amended Plan expires will remain in effect until the awards have been exercised or terminated, or have expired.

Clawback. Any award granted under the Amended Plan, and the right to receive and retain any shares or cash payments covered by such award, will be subject to rescission, cancellation or recoupment, in whole or part, if and to the extent so provided under any “clawback,” recoupment or similar policy of ours in effect on the date of the award or that may be established thereafter, including any modification or amendment thereto, or as required by the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or other applicable law, as may be in effect from time to time, and which may operate to create additional rights for us with respect to awards and recovery of amounts relating thereto. By accepting awards under the Amended Plan, participants will agree and acknowledge that they are obligated to cooperate with, and provide any and all assistance necessary for, us to recover or recoup any award or amounts paid under the Amended Plan subject to clawback or recoupment pursuant to such law, government regulation, stock exchange listing requirement or the Koppers Holdings Inc. Incentive-Based Compensation Recovery Policy or any other applicable company policy. Such cooperation and assistance will include, but is not limited to, executing, completing and submitting any documentation necessary to recover or recoup any award or amounts paid under the Amended Plan from a participant’s accounts, or pending or future compensation or awards.

Awards in Foreign Countries. The plan administrator may grant awards to participants who are foreign nationals or employed outside the United States with different terms and conditions than those specified in the Amended Plan as the plan administrator believes necessary or desirable to accommodate differences in applicable law, tax policy, or custom, while furthering the purposes of the plan. The plan administrator may also approve any sub-plans to the Amended Plan as it believes to be necessary or appropriate. The plan administrator may not approve any sub-plan inconsistent with the terms or share limits in the Amended Plan or which would otherwise cause the Amended Plan to cease to satisfy any conditions under applicable law.

Summary of Federal Income Tax Consequences

The federal income tax consequences of the issuance and exercise or settlement of awards under the Amended Plan are as described below. The following information is only a summary of the tax consequences of the awards. This summary does not address all aspects of U.S. federal taxation that may be relevant to a particular participant in light of his or her personal circumstances. Participants should consult with their own tax advisors with respect to the tax consequences inherent in the ownership and exercise of the awards, and the ownership and disposition of any underlying securities.

Option Grants. Options granted under the Amended Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Code or non-statutory options which are not intended to meet such requirements. The federal income tax treatment for the two types of options differs as follows:

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Incentive Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is recognized for regular tax purposes at the time the option is exercised, although taxable income may arise at that time for alternative minimum tax purposes. The optionee will recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of certain other dispositions. For federal tax purposes, dispositions are divided into two categories: (i) qualifying, and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made more than two years after the date the option for the shares involved in such sale or disposition is granted and more than one year after the date the option is exercised for those shares. If the sale or disposition occurs before these two periods are satisfied, then a disqualifying disposition will result.

Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date or (if less) the amount realized upon such sale or disposition over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain recognized upon the disposition will be a capital gain.

If the optionee makes a disqualifying disposition of the purchased shares, then the company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the amount of ordinary income recognized by the optionee as a result of the disposition. The company will not be entitled to any income tax deduction if the optionee makes a qualifying disposition of the shares.

Non-Statutory Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income. The company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the company’s taxable year in which such ordinary income is recognized by the optionee.

Stock Appreciation Rights. No taxable income is recognized upon receipt of a SAR. The holder will recognize ordinary income in the year in which the SAR is exercised, in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the exercise price, and the holder will be required to satisfy the tax withholding requirements applicable to such income. The company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder in connection with the exercise of the SAR. The deduction will be allowed for the taxable year in which such ordinary income is recognized.

Restricted Stock Awards. The recipient of unvested shares of common stock issued under the Amended Plan will not recognize any taxable income at the time those shares are issued but will have to report as ordinary income, as and when those shares subsequently vest, an amount equal to the excess of (i) the fair market value of the shares on the vesting date over (ii) the cash consideration (if any) paid for the shares. The recipient may, however, elect under Section 83(b) of the Code to include as ordinary income in the year the unvested shares are issued an amount equal to the excess of (i) the fair market value of those shares on the issue date over (ii) the cash consideration (if any) paid for such shares. If the Section 83(b) election is made, the recipient will not recognize any additional income as and when the shares subsequently vest. The company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the recipient with respect to the restricted stock award. The deduction will in general be allowed for the company’s taxable year in which such ordinary income is recognized by the recipient.

Restricted Stock Units. No taxable income is recognized upon receipt of restricted stock units. The holder will recognize ordinary income in the year in which the cash or shares subject to the units are actually issued to the holder. The amount of that income will be equal to the fair market value of the cash or shares on the date of issuance, and the holder will be required to satisfy the tax withholding requirements applicable to such income. The company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder at the time the units are settled. The deduction will be allowed for the taxable year in which such ordinary income is recognized.

Cash Awards. The payment of a cash award will result in the recipient’s recognition of ordinary income equal to the dollar amount received. The recipient will be required to satisfy the tax withholding requirements applicable to such income. The company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder at the time the cash award is paid. The deduction will be allowed for the taxable year in which such ordinary income is recognized.

Performance Units. No taxable income is recognized upon receipt of performance units. The holder will recognize ordinary income in the year in which the performance units are settled. The amount of that income will be equal to the fair market value of the shares of common stock or cash received in settlement of the performance units, and the holder will be required to satisfy the tax withholding requirements applicable to such income. The company will be entitled to an income tax deduction equal to the amount of the ordinary income recognized by the holder of the performance units at the time those units are settled. That deduction will be allowed for the taxable year in which such ordinary income is recognized.

KOPPERS HOLDINGS INC.	59

PROXY ITEM 2 — PROPOSAL TO APPROVE OUR amended and restated 2020 LONG TERM INCENTIVE PLAN

Dividend Equivalent Rights. No taxable income is recognized upon receipt of a dividend equivalent right award. The holder will recognize ordinary income in the year in which a payment pursuant to such right, whether in cash, securities or other property, is made to the holder. The amount of that income will be equal to the fair market value of the cash, securities or other property received, and the holder will be required to satisfy the tax withholding requirements applicable to such income. The company will be entitled to an income tax deduction equal to the amount of the ordinary income recognized by the holder of the dividend equivalent right award at the time the dividend or distribution is paid to such holder. That deduction will be allowed for the taxable year in which such ordinary income is recognized.

Impact of Section 409A. Section 409A of the Code applies to deferred compensation, which is generally defined as compensation earned currently, the payment of which is deferred to a later taxable year. Awards under the Amended Plan are intended to be exempt from the requirements of Section 409A or to satisfy its requirements. An award that is subject to Section 409A of the Code and fails to satisfy its requirements will subject the holder of the award to immediate taxation, interest and an additional 20 percent tax on the vested amount underlying the award.

Section 162(m) of the Code. As in prior years, while deductibility of executive compensation for federal income tax purposes is among the factors the committee considers when structuring our executive compensation arrangements, it is not the sole or primary factor considered. We retain the flexibility to authorize compensation that may not be deductible if we believe it is in the best interests of the company.

New Plan Benefits under the Amended Plan

Future benefits under the Amended Plan generally will be granted at the discretion of the committee and are therefore not currently determinable.

Market Price of Shares

The closing price of a share of our common stock, as reported on the New York Stock Exchange on February 28, 2025 was $29.11.

Board Recommendation

Our board of directors believes that the adoption of the Amended Plan will enable the company to continue to provide significant equity-based incentives to employees, non-employee directors and consultants who are expected to contribute materially to the company’s future success. Accordingly, our board of directors unanimously recommends approval of the Amended Plan by our shareholders.

Approval of the adoption of the Amended Plan requires the affirmative vote of a majority of the votes cast on the proposal at the annual meeting by the holders of common stock voting in person or by proxy. Abstentions and broker non-votes will not count as votes cast with respect to this proposal and will have no effect on the outcome of the vote on this proposal.

The board recommends that you vote “FOR” the proposal to approve the Amended Plan.

60	2025 Proxy Statement

EQUITY COMPENSATION PLANS

The following table provides information as of December 31, 2024 regarding the number of shares of our common stock that may be issued under our 2005 Long Term Incentive Plan, as amended and restated effective March 24, 2016, our 2018 Long Term Incentive Plan, the Existing Plan and the Employee Stock Purchase Plan:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)(3)
Equity compensation plans approved by security holders	1,587,960	$28.49	974,783

Equity compensation plans not approved by security holders	—	—	—

Total	1,587,960	$28.49	974,783
(1)
Includes shares of our common stock that may be issued pursuant to outstanding options, RSUs and PSUs.
(2)
Does not reflect RSUs and PSUs included in the first column, which do not have an exercise price.
(3)
There were no outstanding purchase rights under the Employee Stock Purchase Plan as of December 31, 2024. A total of 124,923 shares were available for issuance under the Employee Stock Purchase Plan as of December 31, 2024.

KOPPERS HOLDINGS INC.	61

PROXY ITEM 3 — PROPOSAL TO APPROVE AN ADVISORY RESOLUTION ON OUR NAMED EXECUTIVE OFFICER COMPENSATION

Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires that we include in this proxy statement an advisory (non-binding) shareholder vote on the compensation of our NEOs as described in this proxy statement.

Our NEOs are identified on page 19, and the compensation of the NEOs is described on pages 19 through 39, including the “Compensation Discussion and Analysis” on pages 19 to 28. We encourage our shareholders to review these sections of the proxy statement. As discussed in the Compensation Discussion and Analysis, we believe that our compensation policies and decisions are based on pay for performance principles and are strongly aligned with the long-term interests of our shareholders. Compensation of our NEOs is designed to enable us to attract and retain talented and experienced senior executives to lead the company successfully in a competitive environment.

The board and management are committed to our shareholders and understand that it is useful and appropriate to obtain the views of our shareholders when considering the design and initiation of executive compensation programs. At our 2024 annual meeting of shareholders, our shareholders cast an advisory vote on the compensation of our NEOs as disclosed in the proxy statement for the 2024 annual meeting, and our shareholders overwhelmingly approved the proposal, with over 98 percent of the votes cast in favor. The committee believes these results reflect our shareholders’ affirmation of our executive compensation program. Nevertheless, the committee regularly reviews and adjusts the program as needed to ensure it remains competitive and aligned with the best interests of the company and its stakeholders.

Accordingly, we are requesting your non-binding approval of the following resolution:

“RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

We currently intend to offer this non-binding advisory vote at each of our annual meetings and we are holding our next advisory vote on the frequency of such future advisory votes in 2029. Although it is not binding, we welcome our shareholders’ views on our NEOs’ compensation and will carefully consider the outcome of this advisory vote when considering future executive compensation programs.

Approval of the advisory vote on named executive officer compensation requires support from a majority of votes cast, assuming the presence of a quorum.

The board recommends that you vote “FOR” the proposal to approve the advisory resolution on our named executive officer compensation.

62	2025 Proxy Statement

PROXY ITEM 4 — PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2025

We are asking you to vote on a proposal by the audit committee to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the 2025 fiscal year.

Adoption of the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2025 requires the affirmative vote of a majority of votes cast on the proposal at the annual meeting by the holders of our common stock voting in person or by proxy at the annual meeting.

If the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2025 is not ratified, the audit committee will reconsider its selection.

The board recommends that you vote “FOR” the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2025.

KOPPERS HOLDINGS INC.	63

GENERAL MATTERS

Annual Meeting Q&A

The board of directors is soliciting your proxy for our 2025 annual meeting of shareholders and any adjournment of the meeting, for the purposes set forth in the Notice of Annual Meeting. We began distributing the proxy materials contained in this package on or about March 28, 2025.

We will provide a printed copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 upon request and without charge to any shareholder requesting it in writing at Koppers Holdings Inc., Attention: Corporate Secretary’s Office, 436 Seventh Avenue, Pittsburgh, Pennsylvania 15219. In addition, you can access that report on the SEC’s website at www.sec.gov and in the investor relations section of our website at investors.koppers.com.

Q.
Who may vote at the annual meeting?
A.
If you owned shares of our common stock at the close of business on March 17, 2025, which we refer to as the record date, you may vote your shares during the virtual annual meeting. On the record date, 20,139,138 shares of our common stock were outstanding and entitled to vote. Shareholders will be admitted to the virtual annual meeting beginning at 9:45 a.m. Eastern Daylight Time. Each outstanding share as of the record date entitles its holder to cast one vote for each matter to be voted upon and, with respect to the election of directors, one vote for each director to be elected. Shareholders do not have the right to cumulate voting for the election of directors.
Q.
How can I attend the annual meeting?
A.
There will be no in-person annual meeting. The meeting will be held virtually over the Internet and you will be able to attend and participate in the annual meeting online, vote your shares electronically and submit your questions prior to and during the meeting by visiting https://meetnow.global/MYGMUX2. The meeting will begin promptly at 10:00 a.m. Eastern Daylight Time and online access will open 15 minutes prior to allow time to log-in. We encourage you to access the meeting prior to the start time leaving ample time for login. Please follow the registration instructions as outlined in this proxy statement.
Q.
How do I register to attend the annual meeting virtually on the Internet?
A.
If your shares are registered in your name with our transfer agent and you wish to attend the virtual annual meeting, please use the website set forth above and the voter control number that is located on your proxy card to log-in to the meeting at the date and time set forth above.

If you hold your shares through an intermediary, such as a bank, broker or other holder of record, there are two ways to attend the online-only virtual annual meeting:

1.
Use the voter control number provided by your bank, broker or other holder of record: You may receive a voter control number along with the voting instruction form provided by your bank, broker or other holder of record that will enable you to register online to attend, ask questions and vote at the virtual annual meeting. If you receive a voter control number from your bank, broker or other holder of record, in order to attend the online-only virtual meeting, please use the website set forth above and the voter control number that you receive from such intermediary to log-in to the meeting at the date and time set forth above.

Please note, however, that this option is intended to be provided as a convenience to beneficial shareholders and will not be available to all beneficial shareholders because only certain intermediaries provide a voter control number along with the voting instruction form. The inability to provide this option to any or all beneficial shareholders in no way impacts the validity of the virtual annual meeting. All beneficial shareholders, including those who do not receive a voter control number from an intermediary, may choose to obtain a legal proxy as set forth below.

2.
Obtain a legal proxy: Register in advance to attend the online-only virtual annual meeting by submitting proof of your proxy power (legal proxy) reflecting your Koppers holdings along with your name and email address to Computershare at the email address provided below. You can obtain a legal proxy by contacting your account representative at the bank, broker or other holder of record that holds your shares.

Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m. Eastern Daylight Time on Monday, May 5, 2025. You will receive a confirmation of your registration by email with a voter control number after we receive your valid registration materials. In order to attend the online-only virtual meeting, please use the website set forth above and the voter control number that you receive to log-in to the meeting at the date and time set forth above. Requests for registration should be directed to

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GENERAL MATTERS

Computershare by forwarding the email from your broker granting you a legal proxy, or attaching a legible photograph of your legal proxy, to legalproxy@computershare.com.

We have designed the virtual annual meeting to provide similar opportunities to participate as you would have at an in-person meeting. In order to maintain the interactive nature of the virtual annual meeting, virtual attendees are able to:

•
Vote using the online meeting website; and
•
Submit questions during the meeting.
Q.
Why are you holding a virtual annual meeting instead of an in-person annual meeting?
A.
Holding a virtual annual meeting instead of an in-person annual meeting (i) enables shareholders to attend and participate from any location around the world, (ii) provides for cost savings to the company and our shareholders, and (iii) reduces the environmental impact of our annual meeting.
Q.
What if I have trouble accessing the virtual annual meeting?
A.
The virtual meeting platform is fully supported across browsers (MS Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Please note that Internet Explorer is not a supported browser. Participants should ensure that they have a strong Wi-Fi connection wherever they intend to participate in the meeting. We encourage you to access the meeting prior to the start time. A link on the meeting page will provide further assistance should you need it or you may call 1-888-724-2416 (US) or +1 781-575-2748 (International).
Q.
What is the difference between holding shares as a shareholder of record and as a beneficial owner?
A.
If your shares are registered directly in your name with our transfer agent, Computershare, you are considered the “shareholder of record” with respect to those shares. We have sent the notice of annual meeting, proxy statement, proxy card and 2024 annual report directly to you.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” or “street name” holder of those shares. The notice of annual meeting, proxy statement, proxy card and 2024 annual report have been forwarded to you by your bank, broker or other holder of record who is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your bank, broker or other holder of record on how to vote your shares by following the instructions included in the package from the bank, broker or other holder of record.

Q.
How does a proxy work?
A.
If you complete the enclosed proxy or provide your proxy via Internet or telephone, that means that you authorize the persons appointed as proxies to vote your shares at the annual meeting in accordance with your directions. When you vote by proxy, you should direct how your shares should be voted for each proposal. If you do not tell us how to vote your shares for any proposal, then your shares will be voted in accordance with the recommendations of our board of directors. Unless you tell us otherwise, the persons appointed proxies to vote at our annual meeting may vote your shares in accordance with their judgment on any other matters properly presented for action at the meeting or at any adjournment of the meeting that are not described on the proxy form.

The board is not aware of any matters other than those set forth in this proxy statement that will be presented for action at the annual meeting. However, if any other matter should properly come before the annual meeting, the persons authorized by the accompanying proxy will vote and act with respect thereto in what, according to their judgment, is in the interests of the company and its shareholders. If any nominee is unable or unwilling to stand for election, your proxy authorizes us to vote for a replacement nominee if the board names one.

KOPPERS HOLDINGS INC.	65

GENERAL MATTERS

Q.
How do I vote?
A.
You may vote your shares by proxy or electronically during the virtual annual meeting.

By proxy	• If you are a shareholder of record, please use one of the following methods to vote your shares by proxy:

•
If you are a beneficial shareholder, you must complete, sign and date the voting instructions included in the package from your bank, broker or other holder of record and return those instructions to the bank, broker or other holder of record.

Electronically during the virtual annual meeting

All shareholders may vote electronically during the virtual annual meeting.

•
If you are a shareholder of record, you may vote your shares directly during the meeting by casting an electronic ballot.
•
If you are a beneficial owner of shares, you must either (1) use the voter control number provided by your bank, broker or other holder of record, or (2) obtain a legal proxy from your bank, broker or other holder of record and register in advance to attend the virtual annual meeting by following the instructions set forth in the Notice of Annual Meeting of Shareholders to be able to vote at the meeting.
•
Please note that if you are a beneficial shareholder who receives a voter control number from your bank, broker or other holder of record and votes by proxy, but you subsequently obtain a legal proxy and submit it to Computershare, your previous vote will be revoked and you will need to use the voter control number issued by Computershare to attend the virtual annual meeting and cast an electronic ballot during the virtual annual meeting for your vote to be counted.

Your vote is important. Please vote your shares promptly. We recommend you vote by proxy even if you plan to attend the meeting. You can always revoke your proxy before it is exercised by voting electronically during the virtual annual meeting or otherwise as described below in the answer to the question “What can I do if I change my mind after I vote my shares?”.

Q.
What if I receive more than one proxy card?
A.
You may receive more than one proxy or voting card depending on how you hold your shares. Shares registered in your name are generally covered by one card. If you beneficially hold shares through someone else (such as a bank, broker or other holder of record), you may get voting instructions and related materials from that person asking how you want to vote. If you receive more than one proxy card for shares registered in your name, you have shares registered differently in more than one account. We encourage you to have all accounts registered in the same name and address whenever possible. You can do this by contacting our transfer agent, Computershare, at P.O. Box 43006, Providence, RI 02940-3006, at its shareholder services numbers (866-293-5637 (USA, Canada, Puerto Rico) or 201-680-6578 (International)) or on its website at www.computershare.com/investor with the names in which all accounts are registered and the name of the account for which you wish to receive mailings.
Q.
What constitutes a quorum?
A.
In order to conduct the business of the meeting, we must have a quorum. The presence, electronically or by proxy, of holders of a majority of the total number of outstanding shares of common stock entitled to vote at the annual meeting is necessary to constitute a quorum for the transaction of any business at the annual meeting. As of March 17, 2025, there were 20,139,138 shares of common stock outstanding and entitled to vote at the annual meeting. Therefore, a quorum will be present if 10,069,570 shares of our common stock are present

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GENERAL MATTERS

electronically or by proxy at the annual meeting. You are considered a part of the quorum if you submit a properly signed proxy card or provide your proxy via Internet or telephone. Abstentions and broker non-votes (as defined below) will be considered to be represented at the meeting in determining the presence of a quorum.
Q.
What vote is needed for the proposals to be adopted?
A.
You have one vote for each share that you held on the record date for each proposal.

Our bylaws provide for a majority vote standard in an uncontested election of directors, such as this year’s election. As a result, any nominee who receives a majority of the votes cast (the number of shares voted “for” the director must exceed 50 percent of the votes cast with respect to that director) at the annual meeting will be elected as a director. Any nominee who does not receive a majority of the votes cast will be required to tender his or her resignation to the board of directors within ten days following certification of the election results.

All other matters to be voted on at the annual meeting require the favorable vote of a majority of the votes cast on the applicable matter at the meeting, electronically or by proxy, for approval.

Any abstentions or broker non-votes are not votes cast for purposes of Proposals 1, 2, 3 and 4 and do not count either for or against those proposals. Accordingly, abstentions and broker non-votes will not affect the outcome of Proposals 1, 2, 3 or 4.

Q.
Does Koppers have a recommendation on voting?
A.
The board of directors recommends a vote FOR the election of all nominees as directors in Proposal 1, and FOR Proposals 2, 3 and 4.
Q.
What are broker non-votes?
A.
The NYSE permits brokers to vote their customers’ shares on routine matters when brokers have not received voting instructions from their customers. Routine matters include Proposal 4 (the ratification of independent registered public accountants). For all other proposals, brokers may not vote their customers’ shares unless the brokers have received instructions from their customers. Non-voted shares on non-routine matters are called broker non-votes. If you are a beneficial owner of shares of our common stock, we encourage you to direct your bank, broker or other holder of record on how to vote your shares by following the instructions included in the package from the bank, broker or other holder of record.
Q.
What can I do if I change my mind after I vote my shares?
A.
If you are a shareholder of record, you may revoke your proxy before it is exercised by:
•
Written notice to our corporate secretary at the address given on page 9;
•
Timely delivery of a valid, later-dated proxy; or
•
Voting electronically during the virtual annual meeting.

If you revoke by mail, we must receive the written notice or a valid, later-dated proxy before the annual meeting begins. Please make sure you have provided enough time for the written notice or later-dated proxy to reach us.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your bank, broker or other holder of record. You may also vote electronically during the virtual annual meeting if you receive a voter control number from your bank, broker or other holder of record or obtain a legal proxy as described previously in the answer to the question “How do I vote?”.

Please note that if you are a beneficial shareholder who receives a voter control number from your bank, broker or other holder of record and votes by proxy, but you subsequently obtain a legal proxy and submit it to Computershare, your previous vote will be revoked and you will need to use the voter control number issued by Computershare to attend the virtual annual meeting and cast an electronic ballot during the virtual annual meeting for your vote to be counted.

All shares that have been properly voted and not revoked will be voted at the annual meeting.

KOPPERS HOLDINGS INC.	67

GENERAL MATTERS

Q.
Who counts the votes cast at the annual meeting?
A.
Representatives of Computershare will tabulate the votes and act as inspectors of election at the annual meeting.
Q.
Who will pay for the cost of this proxy solicitation?
A.
We will pay the cost of soliciting proxies. We may make arrangements with brokerage houses and other custodians, nominees and fiduciaries for them to forward proxy materials to the beneficial owners of the shares they hold of record and we may reimburse them for doing so. Proxies may be solicited on our behalf by directors, officers or employees, for no additional compensation, in person or by telephone, electronic transmission and facsimile transmission.

In addition, we have retained Georgeson LLC, a proxy solicitation firm, at an estimated total cost of approximately $35,000 plus reimbursement of costs and expenses, to assist in soliciting proxies from brokers, banks, nominees, and institutional holders. Georgeson may solicit proxies personally or by telephone, mail or electronic means. In addition, Georgeson and certain related persons will be indemnified against certain liabilities arising out of or in connection with the engagement.

Q.
Will my vote be confidential?
A.
Shareholder voting records will be permanently kept confidential except as may be necessary to meet legal requirements.

Shareholder Proposals for the Next Annual Meeting

If you would like to have a shareholder proposal included in our proxy statement and proxy card for our 2026 annual meeting, your shareholder proposal must be received by our corporate secretary on or before November 28, 2025.

If you intend to present business for consideration at our 2026 annual meeting, you must give notice to our corporate secretary in accordance with Section 3.05 of our bylaws (which are available in the investor relations section of our website at investors.koppers.com) and such business must otherwise be a proper matter for shareholder action. Under our bylaws, in order to be timely your notice must be received by our corporate secretary (1) if the meeting is to be held on a date that is within 30 days before or 30 days after the anniversary date of the prior annual meeting, not less than 120 days nor more than 150 days prior to such annual meeting, or (2) if the meeting is to be held on a date that is not within 30 days before or 30 days after the anniversary date of the prior annual meeting, not later than the tenth day following the day on which notice of the date of the meeting was mailed or the first public disclosure of the date of such meeting was made, whichever occurs first.

The proposal must set forth the following:

•
A description of the business desired to be brought before the meeting, the reasons for such business and the text of any proposal;
•
Any material interest of such shareholder and any person with respect to which such shareholder is acting in concert (and any person controlling, controlled by or under common control with such person) and any beneficial owner of shares held by such shareholder or any other related person (a “Related Person”) in such business;
•
A representation that the shareholder intends to appear in person or by proxy to bring the business before the meeting;
•
•
The total number of shares that will be voted by such shareholder; and
•
As it relates to such shareholder and any Related Person and, as applicable, the proposal, the following information:
•
Their name and address;
•
Class and number of shares beneficially owned and of record and any other positions owned, including derivatives, hedges and any other economic or voting interest in the company;
•
A representation as to whether and to what extent such person will solicit any proxies from shareholders of the company with respect to such proposal;
•
A written representation as to whether they intend to deliver to beneficial owners of the company's securities representing at least 67 percent of the voting power entitled to vote generally in the election of directors at the meeting either (i) at least 20 calendar days before the date of the meeting, a copy of a definitive proxy statement for the solicitation of proxies for its director candidates, or (ii) at least 40 calendar days before the date of the meeting, a Notice of Internet Availability of Proxy Materials;

68	2025 Proxy Statement

GENERAL MATTERS

•
A description of any agreement related to any subject matter that would be material to a reasonable shareholder’s evaluation of (i) their solicitation of shareholders, or (ii) any of their nominees, including, without limitation, matters of social, labor, environmental and governance policies, regardless of whether such agreement relates specifically to the company;
•
A description of any plans or proposals they have to nominate directors at any other public company within the next 12 months;
•
A description of any proposals or nominations submitted on their behalf to nominate directors at any other public company within the past 36 months (whether or not such proposal or nomination was publicly disclosed); and
•
Any other information relating to each party that would be required to be disclosed in a proxy statement.

In addition, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934 no later than March 9, 2026.

By Order of the Board of Directors

Stephanie L. Apostolou
Chief Legal and Sustainability Officer and Secretary

March 28, 2025

KOPPERS HOLDINGS INC.	69

APPENDIX A — PROPOSED KOPPERS HOLDINGS INC. AMENDED AND RESTATED 2020 LONG TERM INCENTIVE PLAN

Koppers Holdings Inc.

Amended and Restated 2020 Long Term Incentive Plan

as amended and restated effective March 17, 2025

Section 1. Purpose

The purposes of the Koppers Holdings Inc. Amended and Restated 2020 Long Term Incentive Plan (the “Plan”) are to encourage selected individuals in the service of Koppers Holdings Inc. (together with any successor thereto, the “Company”) and its Affiliates (as defined below) to acquire a proprietary interest in the Company’s growth and performance, to generate an increased incentive to contribute to the Company’s future success and to enhance the ability of the Company and its Affiliates to attract and retain key service providers. The Plan was originally adopted on March 16, 2020 (the “Adoption Date”) and, if approved by shareholders, is amended and restated on the terms set forth herein, effective as of March 17, 2025 (the “Amendment Effective Date”).

If approved by shareholders, then, except as expressly provided otherwise herein, (i) changes made pursuant to this amendment and restatement shall only apply to Awards made after the Amendment Effective Date; and (ii) any Awards made under the Plan prior to the Amendment Effective Date shall be governed by the terms of the Plan in effect prior to the Amendment Effective Date, without giving effect to the changes made pursuant to this amendment and restatement.

When it became effective, this Plan superseded and replaced the Predecessor Plan and no further awards have been or shall be made under the Predecessor Plan.

Section 2. Definitions

As used in the Plan:

(a)
“1934 Act” means the Securities Exchange Act of 1934, as amended.
(b)
“Adoption Date” shall have the meaning set forth in Section 1 of the Plan.
(c)
“Affiliate” means (i) any entity that, directly or through one or more intermediaries, is controlled by the Company, and (ii) any entity in which the Company has a significant equity interest as determined by the Committee.
(d)
“Amendment Effective Date” shall have the meaning set forth in Section 1 of the Plan.
(e)
“Award” means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award or Dividend Equivalent granted under the Plan.
(f)
“Award Agreement” means any written or electronic agreement or other instrument or document evidencing an Award granted under the Plan. The terms of any plan or guideline adopted by the Board or the Committee and applicable to an Award shall be deemed incorporated in and a part of the related Award Agreement.
(g)
“Board” means the Board of Directors of the Company.
(h)
“Change in Control” shall have the meaning assigned to such term in Section 8(b).
(i)
“Code” means the Internal Revenue Code of 1986, as amended from time to time. References to the Code shall include the valid and binding governmental regulations, court decisions and other regulatory and judicial authority issued or rendered thereunder.
(j)
“Committee” means a committee of the Board designated by the Board to administer the Plan and composed of not less than two directors, each of whom is (i) qualified as a “Non-Employee Director” as contemplated by the Section 16 Rules and (ii) satisfies the independence standards established for compensation committee members by the Stock Exchange serving at the time as the primary market for the Company’s common stock. Such Committee may from time to time be hereinafter referred to as the “Primary Committee.” The term “Committee” shall also mean any Secondary Committee to the extent such Secondary Committee acts within its administrative jurisdiction under the Plan.
(k)
“Dividend Equivalent” means any right granted under Section 6(f)(vi) of the Plan.
(l)
“Employee” means any individual in the employ of the Company or any Affiliate, subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

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appendix a — proposed koppers holdings inc. amended and restated 2020 LONG TERM INCENTIVE PLAN

(m)
“Fair Market Value” means, with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Primary Committee. Fair Market Value means, with respect to Shares, the closing selling price per Share at the close of regular hours trading (i.e., before after-hours trading begins) on the date in question on the Stock Exchange serving at the time as the primary market for the Company’s common stock, as such price is reported by the National Association of Securities Dealers (if primarily traded on the Nasdaq Global or Global Select Market) or as officially quoted in the composite tape of transactions on any other Stock Exchange on which the Company’s common stock is then primarily traded. If there is no closing selling price for the Company’s common stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.
(n)
“GAAP” means United States generally accepted accounting principles.
(o)
“Incentive Stock Option” means an option to purchase Shares granted under Section 6(b) of the Plan that is intended to meet the requirements of Section 422 of the Code or a successor provision thereto.
(p)
“Non-Qualified Stock Option” means an option to purchase Shares granted under Section 6(b) of the Plan that is not intended to be an Incentive Stock Option.
(q)
“Option” means an Incentive Stock Option or a Non-Qualified Stock Option.
(r)
“Participant” means an Employee or other eligible individual determined under Section 5 granted an Award under the Plan.
(s)
“Performance Award” means any Award granted under Section 6(d) of the Plan.
(t)
“Performance Cycle” means, with respect to any Award that vests based on Performance Measures, the period over which the level of performance will be assessed.
(u)
“Performance Measure” means, with respect to any Performance Award, the business criteria selected by the Committee to measure the level of performance of the Company and/or its Affiliates during a Performance Cycle. The Committee may select as the Performance Measure for a Performance Cycle any performance goals which it may consider appropriate for the Award, which may include, but shall not be limited to, one or combination of the following Company measures, as interpreted by the Committee, which measures (to the extent applicable) will be determined in accordance with GAAP: (i) earnings or operating income before interest, taxes, depreciation, amortization and/or charges for stock-based compensation; (ii) earnings or operating income before interest and taxes and/or charges for stock-based compensation; (iii) earnings per Share; (iv) growth in earnings or earnings per Share; (v) market price of the Company’s common stock; (vi) return on equity or average shareholder equity; (vii) total shareholder return or growth in total shareholder return, either directly or in relation to a comparative group; (viii) return on capital; (ix) return on assets or net assets; (x) invested capital, rate of return on capital, return on invested capital or improvements on capital structure; (xi) bond ratings; (xii) safety, health or environmental record or performance; (xiii) sales, revenue, growth in revenue or return on sales; (xiv) income or net income; (xv) operating income or net operating income; (xvi) operating profit or net operating profit; (xvii) operating margin; (xviii) return on operating revenue or return on operating profit; (xix) cash flow or cash flow per Share (before or after dividends); (xx) market share; (xxi) collections and recoveries; (xxii) debt reduction, borrowing levels, leverage ratios or credit rating; (xxiii) compliance with covenants in the Company’s and/or its Affiliates’ debt agreements; (xxiv) litigation and regulatory resolution goals; (xxv) expense control goals; (xxvi) budget comparisons, (xxvii) development and implementation of strategic plans and/or organizational restructuring goals; (xxviii) productivity goals; (xxix) workforce management and succession planning goals; (xxx) economic value added or other value added measures; (xxxi) on-time delivery, quality standards and/or other measures of customer satisfaction; (xxxii) employee retention and/or attrition rates; (xxxiii) comparable site sales; (xxxiv) resolution and/or settlement of litigation and other legal proceedings; (xxxv) regulatory compliance; (xxxvi) satisfactory internal or external audits; (xxxvii) improvement of financial ratings; (xxxviii) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, management of employment practices and employee benefits, or supervision of information technology; (xxxix) formation of joint ventures or marketing or customer service collaborations or the completion of other corporate transactions intended to enhance the Company’s revenue or profitability or enhance its customer base; (xxxx) mergers and acquisitions, divestitures and/or business expansion; and (xxxxi) other similar criteria consistent with the foregoing. The Committee may also grant Awards that are based on performance measures other than those set forth above.
(v)
“Performance Unit” means an Award made under Section 6(d)(ii) of the Plan and that is paid on account of the attainment of one or more specified performance targets in relation to one or more Performance Measures.

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appendix a — proposed koppers holdings inc. amended and restated 2020 LONG TERM INCENTIVE PLAN

(w)
“Permanent Disability or Permanently Disabled” shall mean the inability of the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.
(x)
“Person” means any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof.
(y)
“Predecessor Plan” means the Koppers Holdings Inc. 2018 Long Term Incentive Plan.
(z)
“Released Securities” means securities that were Restricted Securities with respect to which all applicable restrictions imposed under the terms of the relevant Award have expired, lapsed or been waived or satisfied.
(aa)
“Restricted Securities” means Awards of Restricted Stock or other Awards under which outstanding Shares are held subject to certain restrictions.
(bb)
“Restricted Stock” means any Share granted under Section 6(c) of the Plan.
(cc)
“Restricted Stock Unit” means any right granted under Section 6(c) of the Plan that is denominated in Shares. Restricted Stock Units may be settled in Shares, in cash of equivalent Fair Market Value, or any combination as determined by the Committee and set forth in the applicable Award Agreement.
(dd)
“Secondary Committee” means a committee of two or more Board members or officers of the Company, including Board members who are also officers or employees of the Company or any Affiliate, appointed by the Board to administer the Plan and to make Awards with respect to persons other than Section 16 Insiders.
(ee)
“Section 16 Insider” means each officer of the Company (or any Affiliate) and Board member who is subject to the short-swing trading restrictions of Section 16 of the 1934 Act.
(ff)
“Section 16 Rules” means the rules promulgated by the Securities and Exchange Commission with respect to Section 16 of the 1934 Act or any successor rules.
(gg)
“Shares” means the common stock of the Company and such other securities or property as may become the subject of Awards pursuant to an adjustment made under Section 4(d) of the Plan.
(hh)
“Stock Appreciation Right” means a tandem or stand-alone stock appreciation right granted pursuant to Section 6(e) of the Plan.
(ii)
“Stock Exchange” shall mean the Nasdaq Global or Global Select Market, the New York Stock Exchange, or any other principal securities exchange upon which the Company’s common stock is traded.
(jj)
“Target Amount” means the amount per Performance Unit that will be paid to the Participant if the Performance Measure applicable to that Performance Unit is fully (100%) attained, as determined by the Committee.
(kk)
“Target Vesting Percentage” means the percentage of each performance-based Restricted Stock Unit or Restricted Stock Award that will vest if the Performance Measure applicable to that Performance Award is fully (100%) attained, as determined by the Committee.
(ll)
“10% Shareholder” means an Employee who, as of the date on which an Incentive Stock Option is granted to such Employee, owns more than ten percent (10%) of the total combined voting power of all classes of Shares then issued by the Company or any of its subsidiaries.

Section 3. Administration

The Primary Committee shall serve as the primary administrator of the Plan and in that capacity shall have full power and authority to: (i) designate Participants; (ii) determine the Awards to be granted to Participants; (iii) determine the number of Shares (or securities convertible into Shares) to be covered by Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares or other securities or property, or canceled, substituted, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, canceled, substituted, forfeited or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the Participant or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend or waive such rules and guidelines and appoint such agents as it shall deem appropriate for the administration of the Plan; (ix) establish and interpret the various Performance Measures (or, as applicable, other performance criteria) that are to apply to Performance Awards made under the Plan, evaluate the level of performance over the applicable Performance Cycle, determine the level at which Performance Measures (or other performance criteria, as applicable) for that Performance Cycle has been attained and determine the amount payable with respect to those Awards based on the level of Performance Measure attainment; (x) waive the forfeiture period and any other conditions set

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appendix a — proposed koppers holdings inc. amended and restated 2020 LONG TERM INCENTIVE PLAN forth in any Award Agreement under appropriate circumstances (including the death, disability or retirement of the Participant or a material change in circumstances arising after the date of an Award) and subject to such terms and conditions as the Committee shall deem appropriate; and (xi) make any other determination and take any other action that it deems necessary or desirable for such administration.

Subject to compliance with applicable law and applicable stock exchange listing requirements, the Board may also establish a Secondary Committee and delegate to such committee separate but concurrent authority with the Primary Committee to exercise any of the foregoing power and authority with respect to Awards to persons other than Section 16 Insiders and subject to such conditions and limitations as the Board may establish. All designations, determinations, interpretations and other decisions with respect to the Plan or any Award shall be made by the Primary Committee or, with respect to Awards under its jurisdiction, the Secondary Committee, and shall be final, conclusive and binding upon all Persons, including the Company, any Affiliate, any Participants, any holder or beneficiary of any Award, any shareholder and any employee of the Company or of any Affiliate. The powers of the Primary Committee and the Secondary Committee include the adoption of modifications, amendments, procedures, subplans and the like as are necessary to comply with provisions of the laws of other countries in which the Company or an Affiliate may operate in order to assure the viability of Awards granted under the Plan and to enable Participants employed in such other countries to receive benefits under the Plan and such laws.

Section 4. Shares Available for Awards

(a)
Shares Available. Subject to the Share counting provisions and adjustment procedures set forth in subsection (b), (c) and (d) below, the aggregate number of Shares reserved and available for issuance under the Plan on or after the Amendment Effective Date shall be (i) 1,000,000 Shares plus (ii) the number of Shares that remained reserved and available for issuance under the Plan on the Amendment Effective Date. In addition, Shares underlying any outstanding Award granted under the Plan (whether granted under the Plan after the Amendment Effective Date or granted under the Plan and outstanding as of the Amendment Effective Date) that, following the Amendment Effective Date, expire, or is terminated, surrendered or forfeited for any reason without issuance of such Shares shall be available for the grant of new Awards under this Plan. Any Shares delivered under the Plan shall consist of authorized and unissued Shares or treasury Shares. Subject to adjustment pursuant to subsection (c) below, in no event may more than 1,000,000 Shares, in the aggregate, be granted pursuant to Incentive Stock Options granted under the Plan.
(b)
Share Counting. The following provisions shall apply to Awards whether granted under the Plan after the Amendment Effective Date or granted under the Plan and outstanding as of the Amendment Effective Date. The aggregate number of Shares available with respect to Awards under the Plan shall be reduced by one (1) Share for each Share to which an Award relates; provided, however, that any Award (or any portion) settled in cash, or the payment in cash of dividends or Dividend Equivalents under any outstanding Award, will not be counted against, or have any effect upon, the number of Shares available for issuance under this Plan. If any Shares covered by an Award granted under the Plan, or to which such an Award relates, are forfeited, or otherwise terminates or is canceled without the delivery of Shares, then the Shares covered by such Award, or to which such Award relates, or the number of Shares otherwise counted against the aggregate number of Shares with respect to which Awards may be granted, to the extent of any such forfeiture, termination or cancellation, shall again become Shares with respect to which Awards may be granted. Any Shares either tendered or withheld in satisfaction of tax withholding obligations of the Company or an Affiliate in connection with an exercise, grant or vesting of an Award shall again be available for issuance under the Plan. Without limiting the generality of the foregoing, with respect to any Option: (i) if any such Option expires, terminates, or is cancelled for any reason without having been exercised in full, or if any other Award is forfeited, the Shares not purchased by the Participant or which are forfeited shall again be available for Awards to be granted under the Plan; and (ii) if any such Option is exercised by delivering previously owned Shares in payment of the exercise price therefor, only the net number of Shares, that is, the number of Shares issued minus the number received by the Company in payment of the exercise price, shall be considered to have been issued pursuant to an Award granted under the Plan.
(c)
Substitute Awards. Shares issued under Awards granted in assumption, substitution or exchange for previously granted awards of a company acquired by the Company or an Affiliate (“Substitute Awards”) shall not reduce the Shares available under the Plan, and available shares under a shareholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for Awards under the Plan and shall not reduce the Plan’s Share reserve (subject to any applicable stock exchange listing requirements). Notwithstanding anything to the contrary in the Plan, the terms and conditions of the Substitute Awards (including the applicable vesting schedule) may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent the Committee deems necessary for such purpose.

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appendix a — proposed koppers holdings inc. amended and restated 2020 LONG TERM INCENTIVE PLAN

(d)
Adjustments. In the event that the Committee determines that any dividend or other distribution (other than regular cash dividends), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Primary Committee to be appropriate in order to prevent dilution or enlargement of the benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) which thereafter may be made the subject of Awards under Section 4(a), (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, (iii) the grant, purchase or exercise price with respect to any Award, or, if the Committee deems it appropriate, make provision for a cash payment to the holder of an outstanding Award, (iv) the performance goals relating to outstanding Awards, (v) the maximum number of Shares or other securities which may be issued under Section 4(a) pursuant to Incentive Stock Options, and (vi) the maximum number of Shares or other securities for which any one Participant may be granted Awards pursuant to the limitations contained in Section 4(e). Notwithstanding the foregoing, a Participant to whom Dividend Equivalents or dividend units have been awarded shall not be entitled to receive a special or extraordinary dividend or distribution unless the Committee shall have expressly authorized such receipt.
(e)
Limitation of Non-Employee Director Awards. The aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Awards granted to any non-Employee member of the Board during any single calendar year under this Plan (excluding Awards made at the election of such non-Employee director in lieu of all or a portion of annual and committee cash retainers) shall not exceed $350,000.
(f)
Dividends and Dividend Equivalents. Notwithstanding anything to the contrary herein, any dividends or Dividend Equivalents granted in connection with Awards under the Plan shall vest and be paid only if and to the extent the underlying Awards vest and are paid.

Section 5. Eligibility

Any Employee, including any officer or employee member of the Board, any non-employee member of the Board or the board of directors of an Affiliate, and any consultant in the service of the Company or an Affiliate shall be eligible to be designated a Participant. However, any Employee who is a member of a collective bargaining unit shall not be eligible to be designated a Participant unless the collective bargaining agreement covering that Employee allows for his or her participation in the Plan.

Section 6. Awards

(a)
Grants. All Awards shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual in an Award Agreement or an amendment to the Award Agreement. All Awards shall be made conditional upon the Participant’s acknowledgement, in writing or by acceptance of the Award, that all decisions and determinations of the Committee shall be final and binding on the Participant, the Participant’s beneficiaries and any other person having or claiming an interest under such Award. Awards under a particular Section of the Plan need not be uniform as among the Participants.
(b)
Options. The Committee is authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine:
i.
Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee; provided, however, that such purchase price shall not be less than the Fair Market Value of a Share on the date of grant of such Option (or 110% of the Fair Market Value of a Share in case of an Incentive Stock Option granted to a 10% Shareholder), except in connection with Substitute Awards.
ii.
Option Term. The term of each Option shall be fixed by the Committee, provided that in no event shall the term of an Option exceed a period of ten years from the date of its grant (or five years in the case of an Incentive Stock Option granted to a 10% Shareholder).
iii.
Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part (but in no event shall an Option be exercisable after the expiration of ten years from the date of its grant (or five years in the case of an Incentive Stock Option granted to a 10% Shareholder)), and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, including for this purpose a

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appendix a — proposed koppers holdings inc. amended and restated 2020 LONG TERM INCENTIVE PLAN cashless net exercise) in which, payment of the exercise price with respect thereto may be made. In addition, to the extent the Option is exercised for vested Shares at a time when the Company’s common stock is registered under Section 12(g) of the 1934 Act, the exercise price may also be paid through a special sale and remittance procedure pursuant to which the Participant shall concurrently provide instructions to (a) a brokerage firm (reasonably satisfactory to the Company for purposes of administering such procedure in compliance with the Company’s pre-clearance/pre-notification policies) to effect the immediate sale of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased Shares plus all applicable income and employment taxes required to be withheld by the Company by reason of such exercise and (b) the Company to deliver the certificates for the purchased Shares directly to such brokerage firm on such settlement date in order to complete the sale. The Committee shall have the authority to provide, in the applicable Award Agreement, for the automatic exercise, pursuant to the foregoing sale and remittance procedure or through a cashless net exercise, of a vested Option with an exercise price per Share that is less than the Fair Market Value of a Share on the last day of the Option term.
iv.
Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall be subject in all respects to the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder. Without limiting the preceding sentence, the aggregate Fair Market Value (determined at the time an option is granted) of Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under the Plan and any other plan of the Participant’s employer corporation and its parent and subsidiary corporations providing for Options) shall not exceed such dollar limitation as shall be applicable to Incentive Stock Options under Section 422 of the Code or a successor provision. If an Option that is intended to be an Incentive Stock Option fails to meet the requirements thereof, the Option shall automatically be treated as a Non-Qualified Stock Option to the extent of such failure.
(c)
Restricted Stock and Restricted Stock Units.
i.
Issuance. The Committee is authorized to grant Awards of Restricted Stock and Restricted Stock Units to Participants.
ii.
Restrictions. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property, subject to the provisions of Section 6(f)(vi) below), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.
iii.
Registration. Any Restricted Stock granted under the Plan may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and when delivered to the Participant shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock.
iv.
Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service for any reason during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units still subject to restriction shall be forfeited and reacquired by the Company. Unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, shall be delivered to the holder of Restricted Stock promptly after such Restricted Stock shall become Released Securities, subject to the Company’s collection of all applicable withholding taxes.
(d)
Performance Awards.
i.
In General. The Committee is authorized to grant Performance Awards to Participants (including, without limitation, the Performance Awards described in Sections 6(d)(ii)). Subject to the terms of the Plan and any applicable Award Agreement, a Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock or Restricted Stock Units), other securities, other Awards or other property and (ii) shall confer on the holder thereof rights valued as determined by the Committee and payable to, or exercisable by, the holder of the Performance Award, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan and any applicable Award Agreement, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, and the amount of any payment or transfer to be made pursuant to any Performance Award shall be determined by the Committee.

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appendix a — proposed koppers holdings inc. amended and restated 2020 LONG TERM INCENTIVE PLAN

ii.
Performance Awards. The Committee may grant Performance Awards under the Plan in the form of Performance Units, Restricted Stock Units or Restricted Stock to any Participant who the Committee may from time to time select, in the amounts and pursuant to the terms and conditions that the Committee may determine and set forth in the Award Agreement, subject to the provisions below:
a.
Performance Cycles. The Committee shall establish the applicable Performance Cycle for each Performance Award made under the Plan on or before the award date.
b.
Eligible Participants. The Committee shall determine the Participants who will be eligible to receive a Performance Award for the Performance Cycle.
c.
Performance Measures; Targets; Award Criteria.
i.
The Committee shall fix and establish in writing (A) the Performance Measures that shall apply to that Performance Cycle; (B) with respect to Performance Units, the Target Amount payable to each Participant per Performance Unit; (C) with respect to each Restricted Stock Unit or Restricted Stock Award, the Target Vesting Percentage for the Shares subject to that Award; and (D) subject to subsection (d) below, the criteria for computing the amount that will be paid or will vest with respect to each level of attained performance. The Committee may also set forth the threshold level of performance that must be attained during the Performance Cycle before any Performance Award will vest and become payable, and the percentage of each Performance Unit that will vest and become payable and the percentage of each performance-based Restricted Stock Unit or Restricted Stock Award that will vest and become payable upon attainment of various levels of performance that equal or exceed the required threshold level.
ii.
The Committee may, in its discretion, select Performance Measures that measure the performance of the Company or one or more business units, divisions or subsidiaries of the Company. The Committee may select Performance Measures that are absolute or relative to the performance of one or more comparable companies or an index of comparable companies.
d.
Payment, Determination. Unless the Committee determines otherwise, no Performance Award will vest with respect to any Participant until the Committee determines the level at which each applicable Performance Measure has been attained for the Performance Cycle. In determining the level of attainment of each such Performance Measure, the Committee may, in its discretion, include or exclude any event listed in Section 4(d) and the cumulative effect of changes in the law, regulations or accounting rules, and may determine to include or exclude, among other items, one or more of the following items: (A) asset impairments or write-downs; (B) litigation expenses, judgments, verdicts and settlements; (C) accruals for reorganization and restructuring programs; (D) the income, gain or loss attributable to the operations of any business acquired by the Company or its Affiliates; (E) the income, gain or loss attributable to one or more business operations or the assets thereof that are the subject of divestiture during the applicable Performance Cycle; (F) the effect of foreign currency fluctuations or changes in exchange rates; (G) expenses incurred in connection with a refinancing of the Company’s or its Affiliates’ debt; and (H) any event or transaction considered to be of an unusual nature or of an infrequent occurrence under GAAP.
e.
Form and Time of Payment. Performance Awards in the form of Performance Units may be paid in cash or full Shares, in the discretion of the Committee, and as set forth in the Award Agreement. Performance-based Restricted Stock Units and Restricted Stock will be paid in full Shares; provided, however, that the Committee shall retain the discretion to cause any Performance Units in the form of Restricted Stock Units to be settled in cash rather than Shares. Payment with respect to any fractional Share will be in cash in an amount based on the Fair Market Value of the Share as of the date the Performance Unit becomes payable. All such Performance Awards shall be paid no later than the 15th day of the third month following the end of the calendar year (or, if later, following the end of the Company’s fiscal year) in which such Performance Awards are no longer subject to a substantial risk of forfeiture (as determined for purposes of Code Section 409A), except to the extent that payment is deferred under the terms of a duly authorized deferred compensation arrangement that complies with the applicable requirements of Code Section 409A, in which case the terms of such arrangement shall govern.
f.
Termination/Waiver. Performance Awards shall automatically terminate, and no payment or other consideration shall be due the Participant, if the Performance Measures established for the Performance Awards are not attained or satisfied.

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appendix a — proposed koppers holdings inc. amended and restated 2020 LONG TERM INCENTIVE PLAN

(e)
Stock Appreciation Rights. The Committee is authorized to grant two types of Stock Appreciation Rights under the Plan: (i) tandem Stock Appreciation Rights (“Tandem Rights”) and (ii) stand-alone Stock Appreciation Rights (“Stand-alone Rights”).
i.
Tandem Rights. One or more Participants may be granted a Tandem Right, exercisable upon such terms and conditions as the Committee may establish, to elect between the exercise of the underlying Option for Shares or the surrender of that Option in exchange for a distribution from the Company in an amount equal to the excess of (i) the Fair Market Value (on the Option surrender date) of the number of Shares in which the Participant is at the time vested under the surrendered Option (or surrendered portion thereof) over (ii) the aggregate exercise price payable for such vested Shares. No such Option surrender shall be effective unless it is approved by the Committee, either at the time of the actual Option surrender or at any earlier time. If the surrender is so approved, then the distribution to which the Participant shall accordingly become entitled shall be made in Shares valued at Fair Market Value on the Option surrender date or in cash or in a combination of the two, as determined by the Committee.
ii.
Stand-Alone Rights. One or more Participants may be granted a Stand-alone Right not tied to any underlying Option. The Stand-alone Right shall relate to a specified number of Shares and shall be exercisable upon such terms and conditions as the Committee may establish. In no event, however, may the Stand-alone Right have a maximum term in excess of ten (10) years measured from the grant date. Upon exercise of the Stand-alone Right, the holder shall be entitled to receive a distribution from the Company in an amount equal to the excess of (i) the aggregate Fair Market Value (on the exercise date) of the Shares underlying the exercised right over (ii) the aggregate base price in effect for those Shares. The number of Shares underlying each Stand-alone Right and the base price in effect for those Shares shall be determined by the Committee in its sole discretion at the time the Stand-alone Right is granted. In no event, however, may the base price per share be less than the Fair Market Value per underlying Share on the grant date, except in the case of Substitute Awards. The distribution with respect to an exercised Stand-alone Right may be made in Shares valued at Fair Market Value on the exercise date, in cash or in a combination of the two, as determined by the Committee. The Committee shall have the authority to provide, in the applicable Award Agreement, for the automatic exercise of a vested Stand-alone Right with a base price per Share that is less than the Fair Market Value of a Share on the last day of the term.
(f)
General.
i.
Minimum Vesting Requirements. Notwithstanding any other provision of the Plan to the contrary, equity-based Awards granted under the Plan shall vest no earlier than the first anniversary of the date the Award is granted (excluding, for this purpose, any Awards to non-employee directors that vest on the earlier of the one year anniversary of the date of grant or the next annual meeting of shareholders (but not less than 50 weeks)); provided that the Committee may grant equity-based Awards without regard to the foregoing minimum vesting requirement with respect to a maximum of five percent (5%) of the available Share reserve authorized for issuance under the Plan pursuant to Section 4(a) (subject to adjustment under Section 4(d)); provided, further, for the avoidance of doubt, that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award, including, but not limited to, cases of retirement, death, Permanent Disability or a Change in Control (in accordance with Section 8(a)), in the terms of the Award or otherwise.
ii.
No Cash Consideration for Awards. Participants shall not be required to make any cash payment for the granting of an Award except for such minimum consideration as may be required by applicable law.
iii.
Awards May Be Granted Separately or Together. Awards may be granted either alone or in addition to, in tandem with, or in substitution for any other Award or any award or benefit granted under any other plan or arrangement of the Company or any Affiliate.
iv.
Prohibition on Repricing. The Committee shall not (i) implement any cancellation/regrant program pursuant to which outstanding Options or Stock Appreciation Rights under the Plan are cancelled and new Options or Stock Appreciation Rights are granted in replacement with a lower exercise or base price per Share, (ii) cancel outstanding Options or Stock Appreciation Rights under the Plan with exercise or base prices per share in excess of the then current Fair Market Value per Share for consideration payable in cash, equity securities of the Company or in the form of any other Award under the Plan, except in connection with a Change in Control transaction, or pursuant to an equitable adjustment under Section 4(d), or (iii) otherwise reduce the exercise price or base price in effect for outstanding Options or Stock Appreciation Rights under the Plan (except in connection

A-8	2025 Proxy Statement

appendix a — proposed koppers holdings inc. amended and restated 2020 LONG TERM INCENTIVE PLAN with an equitable adjustment under Section 4(d)), without in each such instance obtaining the approval of the Company’s shareholders.
v.
Forms of Payment Under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments to be made by the Company or an Affiliate upon the grant, exercise, or payment of an Award may be made in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, other securities, other Awards, or other property or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee.
vi.
Dividends or Dividend Equivalents. If specified in the Award Agreement, the recipient of an Award (other than Options or Stock Appreciation Rights) may be entitled to receive dividends or Dividend Equivalents with respect to the Shares or other securities covered by an Award. The terms and conditions of a Dividend Equivalent right may be set forth in the Award Agreement. Dividends or Dividend Equivalents credited to a Participant may be reinvested in additional Shares or other securities of the Company at a price per unit equal to the Fair Market Value of a Share on the date that such dividend was paid to shareholders, as determined in the sole discretion of the Committee. Notwithstanding any provision herein to the contrary, in no event will a dividend or Dividend Equivalent become payable with respect to an Award that becomes vested (i) based on the satisfaction of performance criteria before the date, and only to the extent, that such performance criteria are satisfied, or (ii) based on continued service with the Company before the applicable vesting date.
vii.
Limits on Transfer of Awards. No Award (other than Released Securities) or right thereunder shall be assignable or transferable by a Participant, other than (unless limited in the Award Agreement) by will or the laws of descent and distribution (or, in the case of an Award of Restricted Securities, to the Company), except that a Non-Qualified Stock Option or Stock Appreciation Right may be transferred by gift to any member of the holder’s immediate family or to a trust for the benefit of one or more of such immediate family members, if permitted in the applicable Award Agreement; provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries with respect to any Award to exercise the rights of the Participant, and to receive any property distributable, upon the death of the Participant. Each Award, and each right under any Award, shall be exercisable, during the Participant’s lifetime, only by the Participant or, if permissible under applicable law by the Participant’s guardian or legal representative unless it has been transferred in a permitted transfer under the Plan or Award Agreement to a member of the holder’s immediate family or to a trust for the benefit of one or more of such immediate family members, in which case it shall be exercisable only by such transferee. For the purposes of this provision, a holder’s “immediate family” shall mean the holder’s spouse or former spouse and any child, stepchild, grandchild, parent, stepparent, grandparent, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of such holder. No Award (other than Released Securities), and no right under any such Award, may be pledged, attached or otherwise encumbered other than in favor of the Company, and any purported pledge, attachment, or encumbrance thereof other than in favor of the Company shall be void and unenforceable against the Company or any Affiliate.
viii.
Term of Awards. Except as otherwise expressly provided in the Plan, the term of each Award shall be for such period as may be determined by the Committee.
ix.
No Rights to Awards. No Employee, Participant or other Person shall have any claim to be granted an Award, and there is no obligation for uniformity of treatment of Employees, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient. The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have any right to acquire any Shares, cash or other property subject to such Award, until and unless such recipient shall have executed an agreement or other instrument accepting the Award and delivered a fully executed copy thereof to the Company, and otherwise complied with the then applicable terms and conditions.
x.
Withholding. The Company or any Affiliate may withhold from any Award granted or any payment due or any distribution or transfer of any Shares made under any Award or under the Plan the amount (in cash, Shares, other securities, other Awards, or other property) sufficient to satisfy Federal, state, local, foreign or other taxes (including the Participant’s FICA or other applicable social tax obligation) required by law to be withheld as a result of any taxable event arising under this Plan, and take such other action as may be necessary in the opinion of the Company or an Affiliate to satisfy all obligations for the payment of such taxes. In addition, the Committee may provide one or more Participants with the right to direct the Company to withhold, from the Shares otherwise issuable upon the exercise of an Option or Stock Appreciation Right or upon the issuance of fully-vested

KOPPERS HOLDINGS INC.	A-9

appendix a — proposed koppers holdings inc. amended and restated 2020 LONG TERM INCENTIVE PLAN

Shares (whether pursuant to Restricted Stock, Restricted Stock Units, or Performance Awards or otherwise), a portion of those Shares with an aggregate Fair Market Value equal to the percentage of the applicable withholding taxes (not to exceed one hundred percent (100%)) designated by the Participant; provided, however, that the amount of any Shares so withheld shall not exceed the amount necessary to satisfy the Company’s required tax withholding obligations using not more than the applicable maximum statutory withholding rates (or such other rates as required to avoid adverse accounting treatment as determined by the Committee).
xi.
Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.
xii.
No Right to Employment or Continued Service. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ or service of the Company or any Affiliate. Nothing in the Plan or any Award Agreement shall limit the right of the Company or an Affiliate at any time to dismiss a Participant from employment or service, free from any liability or any claim under the Plan or the Award Agreement.
xiii.
Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the Commonwealth of Pennsylvania and applicable Federal law.
xiv.
Severability. If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.
xv.
No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.
xvi.
No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.
xvii.
Share Certificates. All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission, any Stock Exchange upon which such Shares or other securities are then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. Notwithstanding any other provision of this Plan to the contrary, the Company may elect to satisfy any requirement under this Plan for the delivery of stock certificates through the use of book-entry.
xviii.
Conflict with Plan. In the event of any inconsistency or conflict between the terms of the Plan and an Award Agreement, the terms of the Plan shall govern.
xix.
Disclaimer. Although it is the intent of the Company that this Plan and Awards hereunder, to the extent the Committee deems appropriate and to the extent applicable, comply with Rule 16b-3 and Sections 409A and 422 of the Code: (a) the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under any provision of the Federal, state, local or non-United States law; and (b) in no event shall any member of the Committee or the Company (or its employees, officers or directors) have any liability to any Participant (or any other Person) due to the failure of an Award to satisfy the requirements of Rule 16b-3 or Sections 409A or 422 of the Code or for any tax, interest, or penalties the Participant might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under the Plan.
xx.
Clawback; Recoupment. Any Award granted under the Plan, and the right to receive and retain any Shares or cash payments covered by such Award, shall be subject to rescission, cancellation or recoupment, in whole or part, if and to the extent so provided under any “clawback,” recoupment or similar policy of the Company in effect on the date of the Award or that may be established

A-10	2025 Proxy Statement

appendix a — proposed koppers holdings inc. amended and restated 2020 LONG TERM INCENTIVE PLAN thereafter, including any modification or amendment thereto, or as required by the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or other applicable law, as may be in effect from time to time, and which may operate to create additional rights for the Company with respect to Awards and recovery of amounts relating thereto. By accepting Awards under the Plan, Participants agree and acknowledge that they are obligated to cooperate with, and provide any and all assistance necessary to, the Company to recover or recoup any Award or amounts paid under the Plan subject to clawback pursuant to such law, government regulation, stock exchange listing requirement or the Koppers Holdings Inc. Incentive-Based Compensation Recovery Policy or any other applicable Company policy. Such cooperation and assistance shall include, but is not limited to, executing, completing and submitting any documentation necessary to recover or recoup any Award or amounts paid under the Plan from a Participant’s accounts, or pending or future compensation or Awards.
xxi.
Awards in Foreign Countries. The Committee has the authority to grant Awards to Participants who are foreign nationals or employed outside the United States on any different terms and conditions than those specified in the Plan that the Committee, in its discretion, believes to be necessary or desirable to accommodate differences in applicable law, tax policy, or custom, while furthering the purposes of the Plan. The Committee may also approve any sub-plans to the Plan as it believes to be necessary or appropriate for these purposes without altering the terms of the Plan in effect for other Participants; provided, however, that the Committee may not approve any sub-plan inconsistent with the terms or share limits in the Plan or which would otherwise cause the Plan to cease to satisfy any conditions under Rule 16b-3 under the 1934 Act.

Section 7. Amendment and Termination

(a)
Amendments to the Plan. The Board (or any authorized committee thereof) may amend or modify the Plan at any time. However, no such amendment or modification shall materially adversely affect the rights and obligations with respect to any Award at the time outstanding under the Plan unless the Participant consents to such amendment or modification. In addition, amendments to the Plan will be subject to shareholder approval to the extent required under applicable law or regulation or pursuant to the listing standards of the Stock Exchange on which the Company’s common stock is at the time primarily traded. Finally, the Board shall not have the authority to amend Section 6(f)(iv) without obtaining the approval of the Company’s shareholders.
(b)
Amendments to Awards. Except as provided in Section 6 or 8, the Committee may waive any conditions or rights with respect to, or amend, alter, suspend, discontinue, or terminate, any unexercised Award theretofore granted, prospectively or retroactively, provided that the Participant’s consent shall be required with respect to any suspension, discontinuation or termination of an Award or any amendment or alteration, that would materially impair the rights of such Participant.
(c)
Adjustments of Awards Upon Certain Acquisitions. In the event the Company or any Affiliate shall assume outstanding employee awards or the right or obligation to make future such awards in connection with the acquisition of another business or another company, the Committee may make such adjustments, not inconsistent with the terms of the Plan, in the terms of awards as it shall deem appropriate and the applicable terms of such awards shall otherwise continue to apply.
(d)
Adjustments of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(d) hereof) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits to be made available under the Plan.
(e)
Termination of the Plan. The Board may terminate the Plan at any time; provided, however, that all Awards outstanding at that time shall continue to have force and effect in accordance with the provisions of the Award Agreement evidencing those Awards.

Section 8. Change in Control

(a)
Unless otherwise provided for in an Award Agreement and to the extent not inconsistent with Section 9 hereof, upon a Change in Control (as defined in Section 8(b) below) the Committee may, prior to the Change in Control provide as follows:
i.
If and to the extent that outstanding Awards under the Plan (1) are assumed by the successor corporation (or an affiliate of the successor) or continued or (2) replaced with equity awards that preserve the existing value of the awards at the time of the Change in Control and provide for substitute payout in accordance with a vesting schedule and Performance Measures, as applicable, that are the same or more favorable to the Participant than the vesting schedule and Performance

KOPPERS HOLDINGS INC.	A-11

appendix a — proposed koppers holdings inc. amended and restated 2020 LONG TERM INCENTIVE PLAN

Measures applicable to the awards, then all such Awards or such substitutes for such Awards shall remain outstanding and be governed by their respective terms and the provisions of the Plan.
ii.
If and to the extent that outstanding Awards under the Plan are not assumed, continued or replaced in accordance with Section 8(a)(i) above, then upon the Change in Control the Committee may provide for any of the following treatment for such Awards: (1) outstanding Options and Stock Appreciation Rights shall immediately vest and become exercisable; (2) the restrictions and other conditions applicable to outstanding Restricted Shares and Restricted Share Units including vesting requirements shall immediately lapse; and/or (3) for any Awards as to which vesting depends upon the satisfaction of one or more Performance Measures, how such Performance Measures shall be measured as of the Change in Control date. Such Awards shall be settled in cash, Shares or a combination thereof, as determined by the Committee, within thirty (30) days following such Change in Control (except to the extent that settlement of the Award must be made pursuant to its original schedule in order to comply with Section 409A of the Code).
iii.
If and to the extent that outstanding Awards under the Plan are not assumed, continued or replaced in accordance with Section 8(a)(i) above, then in connection with the applicable treatment set forth in Section 8(a)(ii) above, the Committee may, in its sole discretion, upon advance notice to the affected Participants, provide for cancellation of such outstanding Awards and the alternative payment of the amount owed to the Participant, if any, under Section 8(a)(ii) at the time of the Change in Control and pay to the holders thereof, in cash, stock or other property (including the property, if any, payable in such a transaction) (or any combination thereof) an amount equal to the excess of the fair market value of the Shares payable under the Award, based on the price per Share received or to be received by other shareholders of the Company in such a transaction or such other value as determined by the Board (the “Transaction Fair Market Value”), over the exercise price of the Award, or make provision for a cash payment or payment of other property (including the property, if any, payable in such transaction) to the holder of any other outstanding Award in settlement of such Award; provided that, in the case of an Option or Stock Appreciation Right with an exercise price that equals or exceeds the Transaction Fair Market Value, the Board may cancel such Options or Stock Appreciation Right without payment or consideration therefor.

Any such action taken shall be performed in accordance with the applicable provisions of the Code so as not to affect the tax status of (A) any Award intended to qualify as an Incentive Stock Option under Section 422 of the Code, unless the Committee determines otherwise, or (B) any Award intended to comply with, or qualify for an exception to, Section 409A of the Code. Any such action taken by the Committee will be final, conclusive and binding for all purposes of this Plan.

(b)
Except as otherwise provided in the applicable Award Agreement, a “Change in Control” shall have occurred in the event that:
i.
a person, partnership, joint venture, corporation or other entity, or two or more of any of the foregoing acting as a “person” within the meaning of Sections 13(d)(3) of the 1934 Act, other than the Company, a majority-owned subsidiary of the Company or an employee benefit plan of the Company or such subsidiary (or such plan’s related trust), become(s) the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act) of 50% or more of the then outstanding voting stock of the Company;
ii.
during any period of two consecutive years, individuals who at the beginning of such period constitute the Board (together with any new Board member whose election by the Company’s Board or whose nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds of the Board members then still in office who either were Board members at the beginning of such period or whose election or nomination for election was previously so approved, but excluding any Board member whose election was approved (A) in connection with an actual or threatened proxy contest or threatened solicitation of proxies or (B) through the use of any proxy access procedures set forth in the Company’s organizational documents) cease for any reason to constitute a majority of the Board members then in office;
iii.
all or substantially all of the business of the Company is disposed of pursuant to a merger, consolidation or other transaction in which the Company is not the surviving corporation or the Company combines with another company and is the surviving corporation (unless the Company’s shareholders immediately following such merger, consolidation, combination, or other transaction beneficially own, directly or indirectly, and in substantially the same proportion as owned immediately prior to the transaction, more than 50% of the aggregate voting stock or other ownership interests of (x) the entity or entities, if any, that succeed to the business of the Company or (y) the combined company);
iv.
the closing of a shareholder-approved sale of all or substantially all of the assets of the Company;

A-12	2025 Proxy Statement

appendix a — proposed koppers holdings inc. amended and restated 2020 LONG TERM INCENTIVE PLAN

v.
the consummation of a liquidation or dissolution of the Company; or
vi.
the acquisition, directly or indirectly, by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than 20% of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s shareholders which the Board does not recommend such shareholders to accept.

Notwithstanding anything to the contrary, any definition of Change in Control in an Award Agreement may not provide that a Change in Control will occur before the consummation or effectiveness of a Change in Control (e.g., upon the announcement, commencement, shareholder approval or other potential occurrence of any event or transaction that, if completed, would result in a Change in Control).

The Committee may modify the definition of Change in Control for a particular Award as the Committee deems necessary or appropriate to comply with Section 409A of the Code. Notwithstanding the foregoing, if an Award constitutes deferred compensation subject to Section 409A of the Code and the Award provides for payment upon a Change in Control, then, for purposes of such payment provisions, no Change in Control shall be deemed to have occurred upon an event described above unless the event would also constitute a change in ownership or effective control of, or a change in the ownership of a substantial portion of the assets of, the Company under Section 409A of the Code.

Section 9. Section 409A

Notwithstanding any provision of the Plan or an Award Agreement to the contrary, if any Award provided under this Plan is subject to the provisions of Section 409A of the Code, the provisions of the Plan and any applicable Award Agreement shall be administered, interpreted and construed in a manner necessary in order to comply with Section 409A of the Code or an exception thereto (or disregarded to the extent such provision cannot be so administered, interpreted or construed), and the following provisions shall apply, as applicable and as required by Section 409A:

(a)
If a Participant is a “specified employee” (as determined in accordance with Section 409A of the Code and the procedures established by the Company) for purposes of Section 409A of the Code and a payment subject to Section 409A of the Code (and not excepted therefrom) to the Participant is due upon a termination of employment with the Company that constitutes a “separation from service” (within the meaning of Section 409A of the Code), such payment shall be delayed for a period of six months after the date of the Participant’s “separation from service”. Any payment that would otherwise have been due or owing during such six-month period will be paid immediately following the end of the six-month period unless another compliant date is specified in the applicable Award Agreement.
(b)
For purposes of Section 409A of the Code, and to the extent applicable to any Award under the Plan, it is intended that distribution events qualify as permissible distribution events for purposes of Section 409A of the Code and shall be interpreted and construed accordingly. Whether a Participant has had a “separation from service” shall be determined by the Committee based on all of the facts and circumstances and, to the extent applicable to any Award, in accordance with the guidance issued under Section 409A of the Code. For this purpose, a Participant shall be presumed to have experienced a “separation from service” when the Participant and the Company reasonably anticipate that no further service will be performed after a specified date or that the level of bona fide services performed after such date will permanently decrease to a level less than twenty percent of the average level of bona fide services performed during the immediately preceding thirty-six month period or such other applicable period as provided by Section 409A of the Code.
(c)
The grant of Options, Stock Appreciation Rights and other stock rights subject to Section 409A of the Code shall be granted under terms and conditions consistent with Treasury Regulation Section 1.409A-1(b)(5) such that any such Award does not constitute a deferral of compensation under Section 409A of the Code.

Section 10. Effective Date of the Plan

The Plan became effective on the Adoption Date and the amendment and restatement set forth herein will be effective on the Amendment Effective Date.

Section 11. Term of the Plan

The Plan shall terminate at the earliest of (a) such time as no Shares remain available for issuance under the Plan, (b) termination of this Plan by the Board, or (c) the tenth anniversary of the Amendment Effective Date. Awards outstanding upon expiration of the Plan shall remain in effect until they have been exercised or terminated, or have expired.

KOPPERS HOLDINGS INC.	A-13

APPENDIX B — UNAUDITED RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

This proxy statement contains the following non-GAAP financial measures: adjusted earnings before interest, income taxes, depreciation and amortization (“EBITDA”) and adjusted earnings per share (“EPS”).

We believe that adjusted EBITDA and adjusted EPS provide information useful to investors in understanding the underlying operational performance of our company, its business and performance trends, and facilitates comparisons between periods. The exclusion of certain items permits evaluation and a comparison between periods of results for ongoing business operations, and it is on this basis that our management internally assesses the company’s performance. In addition, the board of directors and executive management team use adjusted EBITDA as a performance measure under the company’s annual incentive plan, as well as one of the measures used to determine performance and related payouts for certain performance share units granted to management.

Although we believe that these non-GAAP financial measures enhance investors’ understanding of our business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP basis financial measures and should be read in conjunction with the relevant GAAP financial measure. Other companies in a similar industry may define or calculate these measures differently than our company, limiting their usefulness as comparative measures. Because of these limitations, these non-GAAP financial measures should not be considered in isolation or as substitutes for performance measures calculated in accordance with GAAP.

UNAUDITED RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

(In millions)

	Year ended December 31,

	2024	2023

Net income	$48.6	$89.8
Interest expense	76.2	71.0
Depreciation and amortization	67.5	57.0
Income tax provision	20.7	34.8
EBITDA with noncontrolling interests	213.0	252.6
Adjustments to arrive at adjusted EBITDA:
LIFO expense (1)	6.1	6.0
Impairment, restructuring and plant closure costs	17.3	0.1
Loss (gain) on sale of assets	10.7	(1.8)
Mark-to-market commodity hedging losses (gains)	7.9	(0.5)
Acquisition inventory step-up amortization	2.3	—
Pension settlement	4.0	—
Amortization of cloud-based software implementation costs	0.3	—
Total adjustments	48.6	3.8
Adjusted EBITDA with noncontrolling interests	$261.6	$256.4

(1)
The LIFO expense adjustment removes the entire impact of LIFO and effectively reflects the results as if we were on the FIFO inventory basis.

KOPPERS HOLDINGS INC.	B-1

APPENDIX B — UNAUDITED RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

UNAUDITED RECONCILIATIONS OF NET INCOME ATTRIBUTABLE TO KOPPERS TO ADJUSTED NET INCOME ATTRIBUTABLE TO KOPPERS AND DILUTED EARNINGS PER SHARE AND ADJUSTED EARNINGS PER SHARE

(In millions, except share and per share amounts)

	Year ended December 31,

	2024	2023

Net income attributable to Koppers	$52.4	$89.2
Adjustments to arrive at adjusted net income:
LIFO expense (1)	6.1	6.0
Impairment, restructuring and plant closure costs	17.3	0.1
Loss (gain) on sale of assets	10.7	(1.8)
Mark-to-market commodity hedging losses (gains)	7.9	(0.5)
Acquisition inventory step-up amortization	2.3	—
Pension settlement	4.0	—
Amortization of cloud-based software implementation costs	0.3	—
Write-off of debt issuance costs	—	2.0
Total adjustments	48.6	5.8
Adjustments to income tax and noncontrolling interests
Income tax on adjustments to pre-tax income	(9.6)	(1.8)
Deferred tax adjustments	—	0.2
Noncontrolling interest	(3.9)	0.6
Effect on adjusted net income	35.1	4.8
Adjusted net income attributable to Koppers	$87.5	$94.0
Diluted weighted average common shares outstanding (in thousands)	21,291	21,539
Earnings per share:
Diluted earnings per share	$2.46	$4.14
Adjusted earnings per share	$4.11	$4.36

(1)
The LIFO expense adjustment removes the entire impact of LIFO and effectively reflects the results as if we were on the FIFO inventory basis.

B-2	2025 Proxy Statement

KOP
LISTED
NYSE

PEOPLE

PLANET

PERFORMANCE

WWW.KOPPERS.COM

KOPPERS VOTE Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Online Go to www.investorvote.com/KOP or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X Annual Meeting Proxy Card IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — THE BOARD OF DIRECTORS RECOMMENDS A VOTE A “FOR” ALL LISTED NOMINEES AND “FOR” PROPOSALS 2, 3 AND 4. 1. PROPOSAL FOR ELECTION OF DIRECTORS Nominees: For Against Abstain For Against Abstain For Against Abstain 01 - Leroy M. Ball 02 - Xudong Feng, Ph.D. 03 - Traci L. Jensen 04 - David L. Motley 05 - Albert J. Neupaver 06 - Andrew D. Sandifer 07 - Nishan J. Vartanian 08 - Sonja M. Wilkerson 2. PROPOSAL TO APPROVE OUR AMENDED AND RESTATED 2020 LONG TERM INCENTIVE PLAN For Against Abstain 3. PROPOSAL TO APPROVE AN ADVISORY RESOLUTION ON OUR NAMED EXECUTIVE OFFICER COMPENSATION For Against Abstain 4. PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2025 B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 8 3 D M 043QFC +

The 2025 Annual Meeting of Shareholders of Koppers Holdings Inc. will be held on Thursday, May 8, 2025, at 10:00 a.m. Eastern Daylight Time, virtually via the Internet at https://meetnow.global/MYGMUX2To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. Important notice regarding the availability of proxy materials for the Annual Meeting of Shareholders to be held on May 8, 2025. The Proxy Statement and the 2024 Annual Report to Shareholders are available at: www.proxydocs.com/KOPIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — Koppers Holdings Inc. + ANNUAL MEETING OF SHAREHOLDERS – May 8, 2025 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned shareholder hereby appoints Jimmi Sue Smith and Andrew T. Tillapaugh or either of them, as proxies, each with the power to act without the other and power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse, and in their discretion on any other business which may properly come before the Annual Meeting of Shareholders (the “Annual Meeting”), all the shares of stock of Koppers Holdings Inc. held of record by the undersigned on March 17, 2025, at the Annual Meeting to be held on May 8, 2025, or any adjournments thereof. If this proxy card is executed and no direction is given, such shares will be voted for all listed nominees and in accordance with the recommendation of the Board of Directors on the other matters referred to on the reverse side and in the discretion of Jimmi Sue Smith and/or Andrew T. Tillapaugh on such other business as may properly come before the meeting. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL LISTED NOMINEES AND “FOR” PROPOSALS 2, 3 AND 4. YOU MAY RECEIVE MORE THAN ONE PROXY CARD FOR SHARES OF COMMON STOCK THAT YOU OWN DEPENDING ON HOW YOU OWN YOUR SHARES. PLEASE COMPLETE, SIGN AND RETURN EACH PROXY CARD THAT YOU RECEIVE AS EACH CARD REPRESENTS SEPARATE SHARES OF COMMON STOCK HELD BY YOU. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. +